                                                                   EXHIBIT 10.6


                           SECOND AMENDED AND RESTATED



                           MASTER REPURCHASE AGREEMENT


                           DATED AS OF MARCH 15, 2000




                                      AMONG

                          LEHMAN COMMERCIAL PAPER INC.,

                                    AS BUYER



                                       AND



                     BLOOMFIELD ACCEPTANCE COMPANY, L.L.C.,

                                    AS SELLER

                                       AND

                                   MHFC, INC.

                                    AS SELLER

                            AND DYNEX FINANCIAL, INC.

                                    AS SELLER

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

1.  APPLICABILITY.................................................................................................1

2.  DEFINITIONS...................................................................................................1

3.  CONDITIONS PRECEDENT; INITIATION; CONFIRMATION; TERMINATION; MAXIMUM TRANSACTION AMOUNTS; FEES...............25

4.  COLLATERAL MAINTENANCE AMOUNT................................................................................32

5.  INCOME PAYMENTS..............................................................................................33

6.  SECURITY INTEREST............................................................................................34

7.  PAYMENT, TRANSFER AND CUSTODY................................................................................35

8.  REHYPOTHECATION OR PLEDGE OF PURCHASED LOANS.................................................................36

9.  SUBSTITUTION.................................................................................................37

10.  REPRESENTATIONS AND WARRANTIES..............................................................................37

11.  NEGATIVE COVENANTS OF THE SELLERS...........................................................................47

12.  AFFIRMATIVE COVENANTS OF THE SELLERS........................................................................48

13.  EVENTS OF DEFAULT...........................................................................................53

14.  REMEDIES....................................................................................................55

15.  DUE DILIGENCE...............................................................................................59

16.  SINGLE AGREEMENT............................................................................................59

17.  NOTICES AND OTHER COMMUNICATIONS............................................................................60

18.  ENTIRE AGREEMENT; SEVERABILITY..............................................................................60

19.  NON-ASSIGNABILITY...........................................................................................60

20.  TERMINABILITY...............................................................................................61

21.  GOVERNING LAW...............................................................................................61

22.  CONSENT TO JURISDICTION.....................................................................................61

23.  NO WAIVERS, ETC.............................................................................................61

24.  INTENT......................................................................................................61

25.  SERVICING...................................................................................................62

26.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS..........................................................63

27.  NETTING.....................................................................................................63

28.  INDEMNIFICATION.............................................................................................64

29.  ESTABLISHMENT OF COLLECTION ACCOUNT.........................................................................64

30.  CONFIDENTIALITY OF AGREEMENT................................................................................67

31.  MISCELLANEOUS...............................................................................................67

                                    EXHIBITS

EXHIBIT I     Specific Loan Program Terms and Provisions

      Part 1  Fees Payable by Sellers
      Part 2 Applicable Purchase Price Percentages, Applicable Collateral Maintenance Percentages and Pricing Spreads
      Part 3  Limitations by Loan Type
      Part 4  Allowable Extra Costs

EXHIBIT II    Specific Representations and Warranties by Loan Type

      Part 1  Representations and Warranties Regarding Mortgage Loans
      Part 2  Representations and Warranties Regarding Credit Leases
      Part 3  Representations and Warranties Regarding MH Loans
      Part 4  Representations and Warranties Regarding Floorplan Loans

EXHIBIT III   Seller's Underwriting Guidelines

     Part 1   Mortgage Loans
     Part 2   MH Loans
     Part 3   Floorplan Loans

EXHIBIT IV    Loan Eligibility Requirements

      Part 1  Conduit Mortgage Loans and Credit Lease Mortgage Loans
      Part 2  Interim Mortgage Loans
      Part 3  Bridge Mortgage Loans
      Part 4  MH Loans
      Part 5  Floorplan Loans

EXHIBIT V     List of Sellers' Loan Documents

      Part 1  Mortgage Loans
      Part 2  MH Loans
      Part 3  Floorplan Loans

             SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT



                  This is a SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT dated as of March 15, 2000, between LEHMAN COMMERCIAL PAPER INC. (the "Buyer"); BLOOMFIELD ACCEPTANCE COMPANY, L.L.C. ("BAC"); DYNEX FINANCIAL, INC. ("Dynex") and MHFC, Inc. ("MHFC", collectively, with Dynex and BAC, "Sellers", and each individually a "Seller"), amending and restating the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of September 30, 1998, between Buyer, MHFC and BAC (the "Original Agreement").

                  Whereas, the Buyer, MHFC and BAC desire to amend and restate the Original Agreement, to add Dynex as an additional Seller and to amend certain other provisions;

                  NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Original Agreement is hereby amended and restated in its entirety to read as follows, adding Dynex as party hereto:

1.       APPLICABILITY

                  From time to time, until the Final Repurchase Date applicable to each type of Loan (as hereinafter defined), the Buyer agrees, subject to the terms and conditions hereof, to enter into transactions upon the request of a Seller in which such Seller agrees to transfer to Buyer certain Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to such Seller such Loans at a date specified in the Confirmation, against the transfer of funds by Buyer. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing. Buyer shall have the option, upon the completion of a Transaction and receipt of a Request for Purchase, to enter into additional Transactions with respect to the related Loans provided that the maximum aggregate term of any Loan subject to Transactions shall not exceed the respective Maximum Aggregate Term applicable to those Loans. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no obligation to enter into any Transaction hereunder if there shall have occurred any material adverse change, as determined by Buyer in its reasonable good faith judgment, in the financial condition of either Seller, the financial markets generally or the secondary market for Loans. Buyer shall promptly notify Sellers of any determination by Buyer that any of the foregoing has occurred. All obligations of either Seller under all Transactions shall be full recourse to both Sellers.

2.       DEFINITIONS

         When used in this Agreement, the following capitalized terms have the meanings given to them in this Section.

                  "Accepted Servicing Practices" means with respect to any Loan, those loan servicing practices of prudent lending institutions which service loans of the same type as such

Loan in the jurisdiction where the related Underlying Asset is located with a view to the maximization of timely recovery of principal and interest on such Loan, but without regard to: (1) any relationship that a Servicer or any Affiliate of a Servicer has with a Seller or an Affiliate of a Seller; (2) a Servicer's or any subservicer's obligation to advance expenses with respect to the Loan; (3) a Servicer's or subservicer's right to receive compensation for its services; or (4) the ownership, management or servicing for others by a Servicer or subservicer of any other loans or property.

                  "Act of Insolvency" means, with respect to any party and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors of such party or its Affiliates, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the involuntary appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so, and that appointment shall not have been dismissed or stayed within 30 days after its occurrence; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates, and that action shall not have been dismissed or stayed within 30 days after its initiation.

                  "Additional Costs" has the meaning specified in Section 3(h) hereof.

                  "Additional Loans" means Eligible Loans or cash provided by a Seller to Buyer or its designee pursuant to Section 4(a) hereof.

                  "Add-ons" means, (A) with respect to new Manufactured Homes, Dealer-installed equipment, attachments, improvements and related out-buildings or (B) with respect to Pre-owned Manufactured Homes, existing Dealer-installed equipment, in each case not to exceed the lesser of (i) actual cost or (ii) 25% of the lesser of NADA Retail Value or the retail sales price of the Manufactured Home (provided that, with respect to Pre-owned Manufactured Homes, not in excess of 2% of the MH Loans subject to Transaction hereunder, Dynex may waive the 25% limitation), the aggregate value of which is consolidated into the principal outstanding balance of the MH Paper in accordance with the Underwriting Guidelines.

                  "Administration Fee" means a fee on certain types of Loans, payable by a Seller on or before the initial Purchase Date for such Loan as set forth in Exhibit I, Part 1 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Adverse Claim" means any claim of ownership or any lien, or any rights that under the law could give rise to such liens (including mechanics or similar liens or claims which have been filed for work, labor or materials affecting the Manufactured Home securing the MH Loan), security interest, title retention, trust or other charge or encumbrance, equity, loan, pledge, claim, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement.

                  "Affiliate" means, with respect to any Person, another Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Agreement" means this Second Amended and Restated Master Repurchase Agreement among Buyer and Sellers, as amended from time to time.

                  "ALTA" means the American Land Title Association.

                  "Applicable Collateral Maintenance Percentage" means the fraction, expressed as a percentage, the numerator of which is 1, and the denominator of which is the Applicable Purchase Price Percentage for a given Loan as set forth in Exhibit I, Part 2 to this Agreement, as may be amended from time to time upon agreement of the parties hereto. The Applicable Collateral Maintenance Percentage is multiplied by the Repurchase Price to determine the minimum Collateral Maintenance Amount, for purposes of determining if a Collateral Deficit exists for any Transaction.

                  "Applicable Purchase Price Percentage" has the meaning set forth in Exhibit I, Part 2 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Appraised Value" means, (A) with respect to a Mortgage Loan, the reconciled value of the Mortgaged Property as set forth in the appraisal prepared in accordance with the Underwriting Guidelines made in connection with the origination of the related Mortgage Loan; (B) with respect to an MH Loan secured by a Manufactured Home (i) that was not a Pre-owned Manufactured Home at the time that the MH Loan was originated, the retail purchase price of the Manufactured Home, including any Add-ons, (plus, with respect to a Land-and-Home Loan, the Appraised Value of the Mortgaged Property as determined in accordance with (A) hereof), or (ii) that was a Pre-owned Manufactured Home at the time the related MH Loan was originated, the lesser of (i) the total delivered sales price of the Manufactured Home (except for refinancings), (ii) the acceptable appraised value determined by an appraisal prepared in accordance with the Underwriting Guidelines or (iii) the estimate of value determined in accordance with the NADA Retail Value (plus, with respect to a Land-and-Home Loan, the Appraised Value of the Mortgaged Property as determined in accordance with (A) hereof); and (C) with respect to a Floorplan Loan secured by a Manufactured Home
(i) that was not a Pre-owned Manufactured Home at the time the related Floorplan Loan was originated (or subject to a subsequent Transaction), the manufacturer's invoice (to the Dealer from the manufacturer) or (ii) that was a Pre-owned Manufactured Home at the time the related Floorplan Loan was originated (or subject to a subsequent Transaction), the lesser of the NADA Wholesale Value or the price paid by the Dealer for such Manufactured Home (including, in both cases, Add-ons added by Dealer subsequent to Dealer's acquisition of the Manufactured Home).

                  "APR" or "Annual Percentage Rate" means the interest cost of the loan, i.e. the finance charge, expressed as a percentage rate, which rate is obtained from computations required by Regulation Z.

                  "Asset Value Net Worth" means (x) the aggregate sum of the products of the Book Values for each of the following asset types multiplied by
(y) the percentages indicated below with respect to each asset type:


                                  Asset Type                                               % of Book Value
                                  ----------                                               ---------------

Conduit Mortgage Loans - Performing                                                               10.0%
Credit Lease Mortgage Loans - Performing                                                          10.0%
Interim Mortgage Loans - Performing                                                               20.0%
Bridge Mortgage Loans - Performing                                                                35.0%
MH Loans - Performing                                                                             15.0%
Floorplan Loans - Performing                                                                      20.0%
Residential Mortgage Loans - Performing                                                            8.0%
Mortgage Loans - Non-Performing                                                                   50.0%
Residential Mortgage Loans - Non-Performing                                                       50.0%
MH Paper - Non-Performing                                                                         50.0%
Cash and Cash Equivalents (as defined herein)                                                      0.0%
Property and Equipment                                                                            50.0%
Accounts Receivable - Net                                                                         15.0%
Retained Interests in Securitizations-Commercial                                                  25.0%
Retained Interests in Securitizations-Residential and MH Paper                                    25.0%
Corporate Loans                                                                                   50.0%
Investments in Marketable Securities (as defined herein)                                          50.0%
All Other Assets                                                                                 100.0%

                  "Assignment and Conveyance" means an assignment of right, title and interest in either a Mortgage Loan, a Floorplan Loan, or a pool of MH Loans, substantially in the form of Exhibit 13 to the Custodial Agreement.

                  "Assignment of Consignment Agreement" means an assignment from Seller to Buyer of a Consignment Agreement, in form and substance acceptable to Buyer.

                  "Assignment of Mortgage" means, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.

                  "Back-up Servicer" means Hatfield Philips Inc. or such other entity designated by Buyer from time to time.

                  "Back-up Servicing Agreement" means back-up servicing agreements, in form and substance satisfactory to Buyer, executed by the Back-up Servicer, the Buyer and each Seller, as such agreements may be amended, supplemented or otherwise modified from time to time, providing for the assumption of servicing by the Back-up Servicer upon the Buyer's request.

                  "Blanket Fidelity Bond and Errors and Omissions Insurance" means blanket fidelity bond and errors and omissions insurance, both with broad coverage with insurance companies acceptable to the Buyer, on all officers, employees or other persons acting in any capacity with regard to the Loans to handle funds, money, documents and papers or provide professional services relating to the Loans. Blanket Fidelity Bond and Errors and Omissions Insurance coverage shall protect and insure the Sellers and all Servicers against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons, and coverage shall be in an amount that is customary for servicers that service a portfolio of comparable Loans and that are generally acceptable as servicers to institutional investors, but the scope of coverage, amounts and terms shall be at least equal to the FNMA Guidelines for multifamily mortgage loans, as amended from time to time.

                  "Blocked Account" has the meaning specified in Section 29 hereof.

                  "Blocked Account Agreement" means (i) that certain Amended and Restated Blocked Account Agreement, dated as of September 30, 1998, among Buyer, NBD Bank (now known as Bank One) and its successors and assigns as Lockbox Bank, BAC and Bloomfield Servicing, as Servicer, as the same may be amended, supplemented or otherwise modified from time to time, (ii) that certain Blocked Account Agreement, dated as of March 15, 2000, among Buyer, NBD Bank and its successors and assigns as Lockbox Bank, MHFC and Bloomfield Servicing as Servicer, as the same may be amended, supplemented or otherwise modified from time to time, (iii) that certain Blocked Account Agreement, dated as of March 15, 2000, among Buyer, Bank One and its successors and assigns as Lockbox Bank and Dynex, or such other Blocked Account Agreements that may be entered from time to time, in which the respective Lockbox Bank acknowledges the Buyer's lien on the Blocked Account, and agrees that the Lockbox Bank shall only withdraw and allow withdrawal of funds from the Blocked Accounts on instruction from the Buyer.

                  "Bloomfield Blocked Account" has the meaning specified in
Section 29(a).

                  "Bloomfield Servicing" means Bloomfield Servicing Company, L.L.C.

                  "Book Value" means the net value of the related balance sheet accounts in accordance with GAAP.

                  "Breach" as that term relates to any representation, warranty or covenant in this Agreement, means that such representation or warranty was incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or either Seller has failed to comply with a covenant, and which condition (i.e., untruth or incorrectness or failure to comply) has a Material Adverse Effect.

                  "Breakage Costs" has the meaning specified in Section 3(j)(3) hereof.

                  "Bridge Mortgage Loan" means a Mortgage Loan which satisfies the Loan Eligibility Requirements for Bridge Mortgage Loans set forth in Exhibit IV, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day in which the Buyer or the New York Stock Exchange is authorized or obligated by law or executive order to be closed.

                  "Buyer" means Lehman Commercial Paper Inc. and its successors and assigns.

                  "Buyer's LTV" means the effective loan-to-value to Buyer (expressed as a percentage) attributable to the Purchase Price for a Bridge Mortgage Loan (calculated as the Purchase Price for the related Bridge Mortgage Loan divided by the market value of the related Mortgaged Property, as determined in good faith by Buyer in its sole discretion, based upon its due diligence review), which shall equal one of the Pricing Rate selections reflected for Bridge Mortgage Loans in Exhibit I, Part 2 to this Agreement, as may be amended from time to time upon agreement of the parties hereto, and which shall be chosen by Seller in connection with the fixing of the Pricing Spread.

                  "Buyer's Underwriter" means Hatfield Philips Inc. or such other entity designated by Buyer from time to time.

                  "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) direct obligations of, and obligations fully guaranteed as to the full and timely payment of principal and interest by, the U.S. government or any agency or instrumentality thereof, (ii) demand deposits, time deposits, bankers' acceptances, repurchase agreements, or certificates of deposit of depository institutions or trust companies incorporated under the laws of the U.S. or any state of the U.S. and insured by the FDIC and which have the highest rating from Standard & Poor's and/or Moody's, (iii) commercial paper which has an A-1+ or P-1+ rating and (iv) money market funds or money market savings accounts, which have the highest rating from Standard & Poor's and Moody's.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" has the meaning specified in Section 6 hereof.

                  "Collateral Deficit" means either a Market Value Collateral Deficit or a Securitization Value Collateral Deficit.

                  "Collateral Information" means, with respect to each Loan, that information set forth in Exhibits 6-1, 6-2 and 6-3 of the Custodial Agreement, or as otherwise approved by Buyer, which information is set forth on a Loan Schedule provided by Seller to Buyer in paper and electronic form.

                  "Collateral Maintenance Amount" means, with respect to any Transaction, the amount obtained by multiplying (i) the Applicable Collateral Maintenance Percentage, as set forth in Exhibit I, Part 2 to this Agreement, as may be amended from time to time upon agreement of the parties hereto, by (ii) the related Repurchase Price for such Transaction.

                  "Collections" means, with respect to any Loan, all cash collections and other Proceeds of such Loan (including late charges, fees and interest arising thereon and all recoveries with respect to Loans that have been written off as uncollectible.

                  "Commitment Fee" means the fee or fees by type of Loan, paid or to be paid, as provided in Exhibit I, Part 1 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with a Seller within the meaning of
Section 4001 of ERISA or is part of a group which includes a Seller and which is treated as a single employer under Section 414 of the Code.

                  "Conduit Mortgage Loan" means a Mortgage Loan which satisfies the Loan Eligibility Requirements set forth in Exhibit IV, Part 1 to this Agreement, as may be amended from time to time upon agreement of the parties hereto, but which is not backed by a Credit Lease.

                  "Confirmation" has the meaning specified in Section 3(e) hereof.

                  "Consignment Agreement" means the consignment agreement between a Dealer and a consignee in which Dealer consigns Manufactured Home inventory to the consignee, which agreement is in form and substance acceptable to Buyer, in its sole discretion.

                  "Credit Lease" means a bond type triple net lease to a Credit Tenant which occupies 100% of the related Mortgaged Property.

                  "Credit Lease Mortgage Loan" means a Mortgage Loan secured by a Mortgage backed by a Credit Lease, which satisfies the Loan Eligibility Requirements set forth in Exhibit IV, Part 1 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Credit Tenant" means a tenant rated at least Baa3 by Moody's and BBB- by Standard & Poor's, approved by Buyer, under a Credit Lease.

                  "Curtailment" means the required periodic repayment, of a portion of the outstanding principal balance on the loan amount advanced to a Dealer by a Seller with respect to each Manufactured Home securing each Floorplan Loan subject to a Transaction as of that date.

                  "Custodial Agreement" means the Second Amended and Restated Custodial Agreement, dated as of the date hereof, by and among Buyer, Sellers and the Custodian, as amended from time to time.

                  "Custodial Delivery" means the form, executed by a Seller and delivered with the Loan Schedule and the Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7 hereof, in the form of Exhibit 7-1 to the Custodial Agreement for BAC, Exhibit 7-2 to the Custodial Agreement for MHFC, and Exhibit 7-3 to the Custodial Agreement for Dynex, as such forms may be amended from time to time.

                  "Custodian" means the custodian under the Custodial Agreement. The initial custodian is LaSalle National Bank.

                  "Dealer" means a dealer in Manufactured Homes held for sale to third-parties, which Dealer is the Obligor on a Dealer Note secured by such Manufactured Homes.

                  "Dealer Financing Agreement" means the agreement between Seller and a Dealer that provides for the financing of a Floorplan Loan.

                  "Dealer Note" means, with respect to a Floorplan Loan, the note executed by the Dealer evidencing indebtedness in connection with the purchase of Manufactured Homes for inventory pursuant to a Dealer Financing Agreement. There shall be one Dealer Note for each Floorplan Loan, regardless of the number of Manufactured Homes financed.

                  "Default" means an event that with notice or lapse of time or both would become an Event of Default.

                  "Delinquent" means, with respect to any Eligible Loan, the period of time from the date on which an Obligor fails to pay an obligation under the terms of such Eligible Loan (without regard to any applicable grace periods) to the date on which such payment is made.

                  "Delinquent MH Loan" means an MH Loan that is more than 29 days Delinquent but less than 60 days Delinquent.

                  "Designated Fax Distributor" means the Person designated to receive and distribute faxes from the Settlement Agent, which shall initially be Simpson Zelenock, a professional corporation of attorneys, located at 260 East Brown Street, Suite 300, Birmingham, Michigan 48009-6232.

                  "Distribution Worksheet" means the monthly worksheet prepared by a Seller or a Servicer of the Loans and delivered to Buyer which sets forth the servicing activities for the prior calendar month and the resulting deposits in, and requested distributions from, a Blocked Account related thereto, in form and substance satisfactory to Buyer.

                  "DSCR" shall mean the quotient obtained by dividing (x) Obligor's consolidated after-tax net operating income, exclusive of extraordinary gains and losses, interest expense, depreciation and amortization to the extent included in the calculation of net operating income by (y) debt service (i.e., payments of interest and principal scheduled and required under borrowing facilities) on Indebtedness (excluding balloon loan maturity payments).

                  "Due Date" means the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

                  "Dynex" mean Dynex Financial, Inc.

                  "Dynex Blocked Account" has the meaning specified in Section 29(a).

                  "Dynex Servicing Agreement" shall mean the Servicing Agreement between Bloomfield Servicing (as Servicer) and MHFC, the Servicer's interest in which has been or will be assigned to Dynex, as it may be amended from time to time with Buyer's approval, and (ii) with respect to MH Loans sold by Dynex, the Servicing Agreement between Dynex and Dynex Services (an operating division of Dynex), as it may be amended from time to time with Buyer's approval.

                  "Eligible Floorplan Loan" means a Floorplan Loan which conforms to the Floorplan Loan Eligibility Requirements individually and which, when added to the aggregate Eligible Floorplan Loans purchased hereunder does not cause such Eligible Floorplan Loans, as a whole, to fail to conform to the Floorplan Loan Eligibility Requirements.

                  "Eligible Loans" means, Eligible Mortgage Loans, Eligible MH Loans, Eligible Floorplan Loans and any other type of Loans that may be subsequently added to this Agreement by the mutual written agreement of Buyer and the applicable Seller.

                  "Eligible MH Loan" means an MH Loan which conforms to the MH Loan Eligibility Requirements individually and which, when added to the aggregate Eligible MH Loans purchased hereunder does not cause such Eligible MH Loans, as a whole, to fail to conform to the MH Loan Eligibility Requirements.

                  "Eligible Mortgage Loan" means a Mortgage Loan which conforms to the Loan Eligibility Requirements for Mortgage Loans, individually, and which, when added to the aggregate Eligible Mortgage Loans purchased hereunder does not cause such Eligible Mortgage Loans, as a whole, to fail to conform to the Loan Eligibility Requirements for Mortgage Loans.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Escrow Account" means an account established for receipt of Escrow Payments, which account is subject to a Blocked Account Agreement.

                  "Escrow Instructions" means the escrow instructions approved by Buyer.

                  "Escrow Payments" means with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Obligor with the obligee pursuant to a Mortgage or any other document.

                  "Event of Default" has the meaning specified in Section 13 hereof.

                  "Executive Bonus Plan" has the meaning set forth in the definition of Restricted Payment.

                  "Exit Fee" has the meaning provided in Section 3(j)(4) hereof and Exhibit I, Part I hereto.

                  "Extra Costs" means the set-up costs, delivery and freight costs, title fees, appraisal fees, flood hazard determination fees, Seller, broker, and/or Dealer closing fees, insurance costs, taxes, and licensing fees, the aggregate value of which is consolidated into the principal outstanding balance of the MH Paper in accordance with the Underwriting Guidelines.

                  "Facility Documents" has the meaning specified in Section 3(a) hereof.

                  "FCCR" means, for any calendar quarter, the quotient obtained by dividing (x) Guarantor's consolidated pre-tax net operating income, exclusive of extraordinary gains and losses, interest expense, depreciation and amortization to the extent included in the calculation of net operating income by (y) debt service (i.e., payments of principal and interest scheduled and required under borrowing facilities, excluding payments due to Buyer solely as a result of pass-throughs of scheduled amortization, Curtailments and prepayments on the Loans) on Guarantor's consolidated Indebtedness (excluding balloon loan maturity payments) plus preferred stock dividends of the Sellers and Guarantor.

                  "FICO Violation MH Loans" shall mean MH Loans for which a FICO score has not been obtained in connection with the origination of such MH Loans that in the aggregate exceed 10% of the aggregate outstanding principal amount of MH Loans subject to Transactions hereunder.

                  "Final Repurchase Date" has the meaning set forth in Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto or such earlier date to which it may be accelerated pursuant to Section 8 of this Agreement.

                  "Floorplan Loan" means MH Paper which satisfies the Floorplan Loan Eligibility Requirements. A Floorplan Loan is made to finance a Dealer's inventory of Manufactured Homes, in whole or in part.

                  "Floorplan Loan Eligibility Requirements" means the Loan Eligibility Requirements with respect to Floorplan Loans as set forth on Exhibit IV, Part 5 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Sellers, any of its Affiliates or any of its properties.

                  "Grandfathered Loans" means the Transactions consisting of the purchase of Loans on the following Properties: (i) Thomas Edison Hotel in Port Huron, Michigan and (ii) A-Secured Self & Vehicle Storage II in Maricopa County, Arizona.

                  "Gross Margin" means with respect to each adjustable rate Loan, the fixed percentage amount that is added to the Index, as set forth in the related Note.

                  "Ground Lease" means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee's interest in which is held by the Mortgagor of the related Mortgage Loan.

                  "Guarantee" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in accordance with GAAP. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

                  "Guarantor" means Bingham Financial Services Corporation, the sole parent of Sellers.

                  "Guaranty" means that certain Second Amended and Restated Affiliate Guaranty dated as of the date hereof.

                  "Hedge" means, with respect to any or all of the Purchased Loans, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Sellers with Buyer or its Affiliates, and reasonably acceptable to the Buyer.

                  "Index" means with respect to each adjustable rate Loan, the index set forth in the related Note for the purpose of calculating the interest rate thereon.

                  "Income" means, with respect to any Purchased Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by a subservicer as approved by Buyer.

                  "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable in accordance with their terms within 60 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person;
(d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

                  "Initial Table Funded Loan Documents" means (a) the Mortgage Note, (b) the Escrow Instructions, (c) the Settlement Agent Trust Receipt (d) the Insured Closing Letter and (e) the Custodial Delivery.

                  "Insured Closing Letter" means a letter addressed to BAC and Buyer from the title insurance underwriter for which the Settlement Agent is serving as an agent for Table Funded Mortgage Loans, which letter shall be in form and substance reasonably acceptable to BAC and Buyer.

                  "Intercreditor Agreement" means an agreement between Seller and other creditors of any Dealer, providing, among other things, for the subordination of such creditor's security interests to Seller's security interests and/or the distinguishing between or among security interests so that such creditor does not claim a security interest in the Property or interests that are subject to Seller's security interests.

                  "Interest Period" means, with respect to any Transaction, (i) initially, the period commencing on the Purchase Date and ending on the day immediately preceding the next Payment Date (the "Interest Reset Date"), and
(ii) thereafter, each period from and including the day following the immediately preceding Interest Reset Date up to and including the succeeding Interest Reset Date or such shorter period as agreed among Buyer and a Seller when the current LIBOR period expires. Notwithstanding the foregoing, each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate calendar month when the Interest

Period expires) shall end on the last Business Day of the appropriate calendar month. Notwithstanding the foregoing: (i) no Interest Period may begin before and end after the Final Repurchase Date; and (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

                  "Interest Reset Date" has the meaning set forth in the definition of Interest Period.

                  "Interim Mortgage Loan" means a Mortgage Loan which satisfies the Loan Eligibility Requirements set forth in Exhibit IV, Part 2 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Land-and-Home Loan" means an MH Loan secured by a Mortgage on the Obligor's fee simple or leasehold interest in the underlying real property and the Manufactured Home permanently affixed to it.

                  "LIBOR" means the rate per annum calculated with respect to each Transaction as set forth below:

                  (i) Two (2) Business Days prior to each Interest Reset Date, LIBOR shall be determined by Buyer on the basis of the offered rate for one month deposits of not less than U.S. $1,000,000, which appears on the date of determination on Telerate Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Telerate Page on that service for the purposes of displaying London interbank offered rates of major banks). If no such offered rate appears, LIBOR with respect to the relevant Interest Period shall be determined as described in (ii) below.

                  (ii) With respect to an Interest Reset Date on which no such offered rate appears two (2) Business Days prior to each Interest Reset Date on Telerate Page 3750 as described in (i) above (or the Wall Street Journal, if the Telerate Page is no longer used for the purposes of displaying London interbank offered rates of major banks), LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for one month deposits in U.S. dollars that appears on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on the date of determination. If, in turn, such rate is not displayed on the Reuters Screen LIBOR Page at such time, then LIBOR for such date shall be reasonably determined by Buyer to be the arithmetic mean of the offered quotations to first-class banks in the Interbank LIBOR Market.

                  All percentages resulting from any calculations of LIBOR referred to in this Agreement shall be rounded up to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations shall be rounded to the next higher cent.

                  "Lien" means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

                  "Lien Certificate" shall mean, with respect to any Manufactured Home, if applicable, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the Lien of the secured party on the Manufactured Home is recorded on the original certificate of title.

                  "Loan" means a Mortgage Loan, a Floorplan Loan, or an MH Loan.

                  "Loan Agreement" means a Dealer Financing Agreement or an MH Contract.

                  "Loan Documents" means, with respect to a Loan, the documents comprising the Loan File for that Loan.

                  "Loan Eligibility Requirements" means the eligibility requirements with respect to the particular type of Loan as set forth on Exhibit IV, Parts 1 through 5 to this Agreement and such other additions to Exhibit IV that may be added from time to time for other Loan types, and any amendments thereto.

                  "Loan File" means the required documents for each Loan type set forth in Annex A to the Custodial Agreement (and set forth in table form in Annex B to the Custodial Agreement), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian).

                  "Loan Interest Rate" means the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to adjustable rate Loans.

                  "Loan Interest Rate Adjustment Date" means with respect to each adjustable rate Loan, the date, specified in the related Note and Loan Schedule, on which the Loan Interest Rate is adjusted.

                  "Loan Interest Rate Cap" means with respect to an adjustable rate Loan, the limit on each Interest Rate adjustment as set forth in the related Note.

                  "Loan Limitations" means the aggregate, type and individual sublimits and other constraints with respect to Loans, as set forth in Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Loan Representations" means those representations and warranties set forth in Exhibit II and in Section 10(c) hereof.

                  "Loan Schedule" means a schedule of Loans attached to each Trust Receipt and Custodial Delivery, and also delivered to Buyer monthly and at other times, from time to time, containing Collateral Information with respect to each Loan.

                  "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, as of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan at the date of determination and the denominator of which is the Appraised Value.

                  "Loan Transfer Agreements" means the repurchase or loan agreements or other transactions under which a Qualified Originator transfers Eligible Loans to a Seller.

                  "Lockbox Bank" means, with respect to the Blocked Accounts under which Bloomfield Servicing and Dynex act as Servicers, Bank One (formerly NBD Bank) and with respect to other Blocked Accounts, the bank designated as such upon mutual agreement of Buyer and Seller.

                  "Manufactured Home" means a unit of new, pre-owned, or used manufactured housing consisting of a pre-fabricated manufactured unit affixed to a permanent foundation, or a mobile home (including all Add-ons, attachments, improvements and accessions) which meets the requirements of Section 25(e)(10) of the Internal Revenue Code of 1986, 26 U.S.C. 25(e)(10) as amended, securing the indebtedness of the Obligor under the related MH Loan.

                  "Manufacturer's Floorplan Agreement" means an agreement between a Seller and a Manufactured Home manufacturer that specifies, among other things, that such manufacturer will repurchase, at the price and terms described in that agreement, Manufactured Homes sold to a Dealer by that manufacturer and financed by a Seller, in the event that the Seller acquires possession of those Manufactured Homes through repossession, voluntary surrender or otherwise.

                  "Market Value" means as of any date with respect to any Loan, the price at which such Loan could readily be sold, as determined in good faith by Buyer in its sole discretion, provided that, the Market Value shall be deemed to be zero with respect to each Loan (i) which has been subject to Transactions for more than the Maximum Aggregate Term; (ii) other than an MH Loan, which is more than 29 days Delinquent; (iii) which fails to meet the Loan Eligibility Requirements for that Loan type; (iv) with respect to which there is a Breach (other than a Breach of a Loan Representations) that has not been cured; (v) which violates the Loan Limitations established for the applicable Loan type under Exhibit I, Part 3 to this Agreement; and (vi) which is a Table Funded Mortgage Loan for which the Custodian has failed to receive the related Loan Documents on the third Business Day following the applicable Purchase Date. The Market Value of a Loan as to which there has been a Breach of a Loan Representation that has not been cured, shall be reduced to a value determined by Buyer in its sole good faith discretion, which value may be zero. The determination of Market Value will be determined by Buyer based upon its due diligence review and will include the benefit of Hedges provided directly by Buyer or its Affiliate, and in each case pledged as additional collateral to the Buyer. The Market Value of Purchased Loans shall be determined by the Buyer no less frequently than monthly. Market Value adjustments as a result of interest rate movements can be performed daily by the Buyer. Sellers hereby acknowledge that Market Value will be negatively impacted by the lack of current due diligence information.

                  "Market Value Collateral Deficit" has the meaning specified in
Section 4(a) hereof.

                  "Marketable Securities" means securities which have an investment grade rating from a national rating agency, which are registered with and actively traded on a nationally recognized exchange, and for which a quoted market price is readily available.

                  "Material Adverse Effect" means a material adverse effect, as determined by Buyer in its sole discretion, upon (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of either Seller or Guarantor taken as a whole, (ii) the ability of any Seller to perform its obligations, or of Buyer to enforce any of its rights or remedies, under this Agreement or any of documents to be executed and/or delivered hereunder,
(iii) the individual or aggregate Market Value or the Securitization Value of any or all of the Purchased Loans (or other Collateral) or (iv) the ability of Guarantor to perform its obligations under the Guaranty. Any negative impact on the value of a Loan, however small such impact may be, shall be considered a Material Adverse Effect on such Loan, as to which Buyer may adjust the Market Value and/or Securitization Value.

                  "Maximum Aggregate Term" means the maximum term during which a Loan can be subject to one or more Transactions hereunder, as specified in
Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Maximum Committed Amount" means the total amount which the Buyer has committed to make subject to Transactions hereunder at any one time, for each Loan type, or group of Loan types, as set forth in Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Maximum Leverage Ratio" means, for any calendar quarter, the quotient obtained by dividing (x) Guarantor's consolidated Indebtedness by (y) Guarantor's consolidated Tangible Net Worth.

                  "Maximum Single Park Exposure" means the value of MH Loans that may be originated in a single Manufactured Home park, as set forth in
Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "Maximum Single State Exposure" means the value of MH Loans that may be originated in a single state, as set forth in Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "MH Contract" means the installment loan agreement or retail installment sales contract executed by an Obligor evidencing indebtedness in connection with the financing of a Manufactured Home.

                  "MHFC Blocked Account" has the meaning specified in Section 29(a).

                  "MH Insurance" means property, casualty, credit life and/or warranty insurance purchased by an Obligor in connection with the financing of an MH Loan.

                  "MH Loan" means MH Paper which satisfies the MH Loan Eligibility Requirements. The term MH Loan includes Land-and-Home Loans. MH Loans are made under MH Contracts or MH Notes.

                  "MH Loan Eligibility Requirements" means the eligibility requirements with respect to MH Loans as set forth on Exhibit IV, Part 4 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

                  "MH Loan to Value Ratio or MH LTV":  With respect to:

                  (a) Retail Transactions, the ratio of (i) the principal balance of such Loan (the amount set forth on the Loan Documents as "Amount Financed", not including any prepaid finance charges) (the "Principal Balance") to (ii) the Principal Balance of such Loan plus the total down payment made by the Obligor (including the value of any trade-in home);

                  (b) Refinance private sale transactions, the ratio of (i) the Principal Balance of such Loan to the appraised value of the related Manufactured Home as determined by and independent appraiser, or through an internal appraisal by the Seller performed in accordance with a written procedure approved by the Buyer; or

                  (c) Land-and-Home Loans, the ratio of (i) the Principal Balance of such Loan to (ii) the sum of (x) the Principal Balance of such Loan plus (y) the total down payment made by the Obligor (including the value of any trade-in home) plus (z) the appraised value of the land securing the MH Contract or MH Note.

                  "MH Note" means a note or other evidence of indebtedness of an Obligor (other than a Dealer) secured by a Manufactured Home, and, if a Land-and-Home Loan, secured by the related Mortgaged Property.

                  "MH Paper" means a non-securitized whole loan, which shall be a loan secured by a perfected first priority Lien on a Manufactured Home, and, in the case of Land-and-Home Loans, secured also by a perfected first priority Lien on the related Mortgaged Property and the Manufactured Home permanently affixed to it. The term MH Paper consists of MH Loans and Floorplan Loans.

                  "MH Servicer" means Dynex Financial Inc. with respect to the MH Loans sold by Dynex, and with respect to all other MH Loans, either Bloomfield Servicing or Dynex, or any successor Servicer approved by Buyer.

                  "MH Servicing Agreement" means the Dynex Servicing Agreement or the Servicing Agreement between MHFC and the MH Servicer, as may hereafter be amended by the parties thereto with Buyer's consent.

                  "MHFC" means MHFC, Inc., a Michigan corporation.

                  "Monthly Payment" means the scheduled Monthly Payment of principal and/or interest on a Loan, including adjustments made in accordance with changes in the Loan Interest Rate pursuant to the provisions of the Note for an adjustable rate Loan.

                  "Moody's" means Moody's Investor Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a Mortgage Note or similar evidence of indebtedness.

          "Mortgage Loan" means a non-securitized whole loan, which shall be a mortgage loan secured by a perfected first priority lien on commercial real estate assets. The term Mortgage Loan includes Conduit Mortgage Loans, Credit Lease Mortgage Loans, Bridge Mortgage Loans and Interim Mortgage Loans, any of which may be Table Funded Mortgage Loans.

          "Mortgage Loan Servicer" means Bloomfield Servicing or any successor Servicer approved by Buyer.

          "Mortgage Loan Servicing Agreement" means the Servicing Agreement between BAC and Bloomfield Servicing, as it may hereafter be amended by the parties thereto with Buyer's consent.

          "Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

          "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note (or securing an MH Note, in the case of Land-and-Home Loans).

          "Mortgagee" means the record holder of a Mortgage Note secured by a Mortgage.

          "Mortgagor" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NADA Retail Value" and "NADA Wholesale Value" means the retail and wholesale value, respectively, of a Manufactured Home as stated in the then current N.A.D.A. Manufactured Housing Appraisal Guide published by National Appraisal Guides, Inc., or any successor publication similarly recognized by the trade and approved by Buyer.

          "Non-Use Fee" means the fee for not using this facility, payable on certain types of Loans, by a Seller to Buyer as set forth in Exhibit I, Part 1 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

          "Note" means a Mortgage Note, MH Note or Dealer Note.

          "Obligor" means, the Dealer on a Dealer Note, the obligor on a MH Note, or a Mortgagor on a Mortgage Note.

          "Officer's Certificate" means, with respect to any Person, a certificate of the chief executive officer, chief operating officer or vice president or, with respect to financial matters, a certificate of the chief financial officer or treasurer of such Person.

          "Original Agreement" means that certain Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans between Buyer and BAC, dated as of September 30, 1998.

          "Payment Date" means (i) with respect to all Loans other than MH Loans, the first (1st) calendar day of the month, and (ii) with respect to MH Loans, the tenth (10th) calendar day of the month, provided in both cases that if any such calendar day is not a Business Day, the succeeding Business Day.

          "Payoff Letter" means a letter from a Prior Lender, that details the amount necessary to extinguish indebtedness owed by Dealer to such Prior Lender, which indebtedness is secured by Manufactured Homes and/or other Property that will secure a Floorplan Loan, and which provides an automatic release and/or subordination in favor of Seller (and its successors and/or assigns) of its security interest in all such Property upon receipt of payment of such amount.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

          "Perfection Requirements Memorandum" has the meaning specified in
Section 12(r).

          "Periodic Payment" has the meaning specified in Section 5(d) hereof.

          "Permitted Delinquencies" means the sublimit allowed for Delinquent MH Loans, set forth in Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

          "Person" means an individual, partnership, corporation, limited liability company, joint stock company, trust or unincorporated organization or a governmental agency or political subdivision thereof.

          "Pipeline Report" means the report, in that form agreed upon by the parties as amended from time-to-time, provided by a Seller with respect to all Mortgage Loans being actively processed by that Seller for intended inclusion in Transactions under this Agreement.

          "Plan" means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Sellers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PMI Policy" or "Primary Mortgage Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

          "Pre-owned Manufactured Home" means a Manufactured Home that was previously sold to or leased by a third-party for residential purposes.

          "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such

Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by a Seller to Buyer with respect to such Transaction).

          "Pricing Rate" means the per annum percentage rate specified in the Confirmation for determination of the Price Differential which shall not exceed LIBOR plus the applicable Pricing Spread; provided, that with respect to Floorplan Loans, the Pricing Rate shall be equal to the Prime Rate minus 0.25%.

          "Pricing Spread" has the meaning set forth in Exhibit I, Part 2 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

          "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

          "Prior Lender" means a previous lender to a Dealer, which lender has financed Manufactured Homes which will secure a Floorplan Loan.

          "Proceeds" means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Collateral.

          "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Date" means the date on which Purchased Loans are transferred by a Seller to Buyer or its designee (including the Custodian) as specified in the Confirmation.

          "Purchase Price" means on each Purchase Date, the price at which Purchased Loans are sold or transferred by a Seller to Buyer or its designee (including the Custodian), which, with respect to:

          (i) Conduit Mortgage Loans, Credit Lease Mortgage Loans, Interim Mortgage Loans, MH Loans and Floorplan Loans, is equal to the Applicable Purchase Price Percentage multiplied by the lowest of
               (x) the Market Value of such Purchased Loans, (y) the Securitization Value of such Purchased Loans, or (z) the outstanding principal amount of such Purchased Loans on the Purchase Date.

          (ii) Bridge Mortgage Loans, is the Buyer's LTV multiplied by the market value of the Mortgaged Property, as determined in good faith by the Buyer in its sole discretion, based upon its due diligence review.

          "Purchased Loans" means the Loans sold by a Seller to the Buyer in a Transaction, any Additional Loans and any Substituted Loans, whether or not such Loans were in fact Eligible Loans at the time of purchase, or thereafter.

          "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Underlying Asset is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability at the time of determination is (i) with respect to any Mortgage Loan or Floorplan Loan, rated not less than A3 by Moody's or A- or better by Standard & Poor's or
(ii) if such insurance company is not rated by either Moody's or Standard & Poor's, rated A:VII or better by Best's Insurance Reports, or (ii) with respect to any MH Loan, rated B+ or better by Best's Insurance Reports (the "Minimum Standards"). Seller may from time-to-time in connection with Mortgage Loans, (A) agree that a Qualified Insurer may be rated not less than the Minimum Standards or, subject to the provisions of the last sentence of this paragraph (B) accept property insurance from insurance companies who are rated no lower than BBB by Standard & Poor's and/or A:VII by Best's (such an insurer described in this clause (B) being referred to as a "Lower Rated Insurer"). A Lower Rated Insurer shall be used only when it is reasonable and prudent under the circumstances and in all events disclosed to Buyer in each related Request for Purchase.

          "Qualified Originator" means either Seller or another originator of Loans approved by Buyer in writing.

          "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles, Manufactured Homes and liens thereon.

          "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Replacement Loans" has the meaning specified in Section 14(b)(ii) hereof.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 4043.

          "Repurchase Date" means the date on which a Seller is to repurchase Purchased Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 14 hereof, as specified in the Confirmation; provided that in no event shall such date be (i) more than 30 days after the Purchase Date or (ii) after the expiration of the Maximum Aggregate Term.

          "Repurchase Price" means the price at which Purchased Loans are to be transferred from Buyer or its designee (including the Custodian) to a Seller upon termination of a Transaction, which will be determined in each case as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income (including Curtailments and prepayments) and Periodic Payments actually received by Buyer.

          "Request for Purchase" means written notice of a Seller's request to enter into a Transaction, in a form acceptable to the applicable Seller and Buyer. Such Request for Purchase shall (i) specify the requested Purchase Date and Repurchase Date, (ii) include the Loan Schedule containing Collateral Information with respect to the Loan or Loans that the Seller proposes to sell to Buyer in connection with such Transaction, and (iii) be for at least the minimum amount set forth in Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto. A Request for Purchase covering a Floorplan Loan as to which Buyer has already disbursed funds shall clearly specify this, and shall include BAC's Loan Number and the Dealer name on the Floorplan Loan as to which an additional purchase is requested.

          "Restricted Payments" means any of the following actions: (i) declaring or paying any dividend (other than dividends payable solely in common stock of either Seller or Guarantor) on, or making any payment on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Guarantor or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or making any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Sellers, Guarantor or any Subsidiary, or
(ii) making any payments in excess of the amounts set forth in (A) Sellers' executive bonus plans (each an "Executive Bonus Plan"), and (B) the employment agreements as entered into between Guarantor and each of Daniel E. Bober and Creighton J. Weber, as in effect as of the date hereof.

          "Restrictions on Transferability" means any material condition to, or restriction on, the ability of the holder or an assignee of the holder of any right, title or interest to sell, assign, transfer or otherwise liquidate such right, title or interest in a commercially reasonable time and manner or which would otherwise materially deprive the holder or any assignee of the holder of the benefits thereof.

          "Retail Transaction" means a Transaction in connection with which the Obligor under an MH Loan purchases from a Dealer a new Manufactured Home.

          "Securitization Value" means as of any date with respect to any Loan, the price at which such Loan could readily be securitized or sold in a securitization, as determined in good faith by Buyer in its sole discretion, provided that, the Securitization Value shall be deemed to be zero with respect to each Loan (i) which has been subject to Transactions for more than the Maximum Aggregate Term; (ii) other than an MH Loan, which is more than 29 days Delinquent; (iii) which fails to meet the Loan Eligibility Requirements for that Loan type; (iv) with respect to which there is a Breach (other than a Breach of a Loan Representations) that has not been cured; (v) which violates the Loan Limitations established for the applicable Loan type under Exhibit I, Part 3 to this Agreement; and (vi) which is a Table Funded Mortgage Loan for which the Custodian has failed to receive the related Mortgage Loan Documents on the third Business Day following the applicable Purchase Date. The Securitization Value of a Loan as to which there has been a Breach of a Loan Representation that has not been cured, shall be reduced to a value determined by Buyer in its sole good faith discretion, which value may be zero. The determination of Securitization Value will be determined by Buyer based upon its due diligence review and will include the benefit of

Hedges provided directly by Buyer or its Affiliate, and in each case pledged as additional collateral to the Buyer. Sellers hereby acknowledge that Securitization Value will be negatively impacted by the lack of current due diligence information.

          "Securitization Value Collateral Deficit" has the meaning specified in
Section 4(a) hereof.

          "Seller" means BAC with respect to Mortgage Loans, BAC and Dynex, with respect to Floorplan Loans, and MHFC and Dynex with respect to MH Loans.

          "Seller's Loan Documents" means the documents identified for each Loan type as set forth in Exhibit V, Parts 1, 2 and 3 to this Agreement as approved by Buyer as may be amended from time to time with Buyer's written consent.

          "Servicer" means the Mortgage Loan Servicer and the MH Servicer.

          "Servicing Agreement" has the meaning specified in Section 25 hereof.

          "Servicing File" means with respect to each Loan, the file retained by a Seller or Servicer consisting of originals of all documents related to a Loan which are not delivered to a Buyer or its designee and copies of the Loan Documents.

          "Servicing Letter" has the meaning specified in Section 25.

          "Servicing Records" has the meaning specified in Section 25 hereof.

          "Settlement Agent" shall mean, with respect to any Transaction, an entity satisfactory to the Buyer in its sole discretion (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Table Funded Mortgage Loan is being originated), to which the proceeds of such Transaction are to be wired by Buyer.

          "Settlement Agent Trust Receipt" means a trust receipt issued by the Settlement Agent evidencing the Purchased Loans it holds, in the form of Exhibit 1-6 to the Custodial Agreement, and delivered to the Buyer and the Custodian by the Designated Fax Distributor.

          "Side Letter" means that certain letter agreement, the subject of which is, dated March 15, 2000, between Buyer, BAC, MHFC and Dynex as may be hereafter amended by the parties thereto.

          "Significant Modification" means any modification that would be a "significant modification" as such term is defined in U.S. Department of the Treasury Regulations Section 1.1001-3(e) which includes a modification that, based upon on all the facts and circumstances, is economically significant to the Purchased Loan in the sole discretion of the Buyer, including, but not limited to any changes in the interest rate, payment schedule, maturity date, Obligor, guarantor or Underlying Asset.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.

          "Subordination Letter" means that certain letter agreement dated as of the date hereof, among Buyer, Sellers and Sun Communities, Inc.

          "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Substituted Loans" means any Eligible Loans substituted for Purchased Loans in accordance with Section 9 hereof.

          "Sun Side Letter" shall mean that certain letter agreements, dated as of the date hereof, by and between the Sellers, the Buyer, the Guarantor and Sun Communities, Inc.

          "Table Funded Mortgage Loan" shall mean a Mortgage Loan which is sold to the Buyer simultaneously with the origination thereof by the Seller, which origination is financed in part or in whole with proceeds of Transactions advanced directly to the Settlement Agent. A Mortgage Loan shall cease to be a Table Funded Mortgage Loan after the Custodian has delivered a Trust Receipt to Buyer certifying its receipt of the corresponding Loan File.

          "Table Funded Trust Receipt" has the meaning specified in the Custodial Agreement.

          "Tangible Net Worth" means the consolidated Total Assets of
Guarantor minus an amount equal to the sum of (x) consolidated Indebtedness of Guarantor and (y) consolidated intangible assets (including, without limitation, goodwill) as set forth in the consolidated financial statement of Guarantor.

          "Title Policy" has the meaning specified in Paragraph 2 of Exhibit II,
Part 1.

          "Total Assets" of any Person shall mean, at any date, the Book Value of all its properties and assets, whether real, personal or mixed; provided that Buyer and the respective Seller shall mutually agree upon the assumptions to be used to evaluate the Book Value of any residual interest or interest-only securities owned by that Seller or its Affiliates prior to its inclusion in the calculation of Book Value.

          "Total Committed Amount" means the total amount which the Buyer has committed to make subject to Transactions hereunder at any one time, as set forth in Exhibit I, Part 3 to this Agreement, as may be amended from time to time upon agreement of the parties hereto.

          "Transaction" has the meaning specified in Section 1 hereof.

          "Trust Receipt" means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain Loan Files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder of such trust receipt.

          "Underlying Asset" means the Mortgaged Property with respect to a Mortgage Loan and Land-and-Home Loan, and a Manufactured Home (including Add-ons) with respect to an MH Loan and Floorplan Loan.

          "Underwriting Guidelines" means the underwriting guidelines for Mortgage Loans, MH Loans, and Floorplan Loans, substantially in the form of
Exhibit III, Parts 1, 2 and 3, to this Agreement as may be amended from time to time.

          "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Used Manufactured Home" means a Manufactured Home that is (a) older than the 1998 model year or (b) Pre-Owned Manufactured Home.

3. CONDITIONS PRECEDENT; INITIATION; CONFIRMATION; TERMINATION; MAXIMUM TRANSACTION AMOUNTS; FEES

         (a) Conditions Precedent to Initial Transaction. Buyer's obligation to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received the Commitment Fee from Sellers and any other fees and expenses payable hereunder, and all of the following documents with respect to each Loan type that is eligible for purchase, each of which shall be satisfactory to Buyer and its counsel in form and substance (together with the Confirmation, collectively, the "Facility Documents"):

             (1) Agreement. This Agreement, duly completed, and executed and delivered by Sellers;

             (2) Second Amended and Restated Custodial Agreement. Second Amended and Restated Custodial Agreement, duly executed and delivered by Sellers and the Custodian;

             (3) Uniform Commercial Code Filings. Any filings requested by Buyer or required under the Uniform Commercial Code duly completed and executed and such other actions as Buyer shall have requested in order to perfect the security interests created pursuant to this Agreement;

             (4) Blocked Account Agreements. The Blocked Account Agreements, duly executed and delivered, respectively, by (i) BAC, Bloomfield Servicing and Bank One, (ii) MHFC, Bloomfield Servicing and Bank One; and (iii) Dynex and Bank One;

             (5) Opinions of Counsel. An opinion or opinions of counsel to the Sellers and to the Guarantor regarding corporate authority and perfection of security interests in Loans, in form and substance acceptable to the Buyer, including affirmations of the current validity of previously delivered documents; an opinion or opinions of counsel to MHFC and Dynex regarding perfection of security interests in MH Paper, in all states in which MH Paper will be originated, and a written analysis, satisfactory to Buyer in its sole discretion, from outside counsel to MHFC and Dynex regarding the effect on the validity and enforceability of Buyer's interests in MH Loans and the related Manufactured Homes in those states in which MHFC or Dynex has not yet obtained licensing.

             (6) Guaranty. The Guaranty, duly executed and delivered by Guarantor;

             (7) Side Letter. The Side Letter, duly executed and delivered by BAC, MHFC and Dynex;

             (9) Subordination Letter. The Subordination Letter, duly executed and delivered by all the parties thereto;

             (10) Mortgage Loan Servicing Agreement. The Servicing Agreement, duly executed and delivered by BAC and Mortgage Loan Servicer;

             (11) MH Servicing Agreement. The MH Servicing Agreement, duly executed and delivered by MHFC and MH Servicer;

             (12) Dynex Servicing Agreement. The Dynex Servicing Agreement, duly executed and delivered by Dynex and Dynex Services.

             (13) Servicing Letter - Mortgage Loan Servicer. A Servicing Letter, as required under Section 25(d), duly executed and delivered by the Mortgage Loan Servicer.

             (14) Servicing Letter - MH Servicer. Servicing Letters, as required under Section 25(d), duly executed and delivered by the MH Servicer.

             (15) Sun Side Letter. The Sun Side Letter, duly executed and delivered by the Sellers, the Guarantor and Sun Communities, Inc.

             (16) Organizational Documents. For each of BAC, MHFC, Dynex and the Guarantor, Buyer shall have received a certificate of good standing and a certificate of the Secretary or Assistant Secretary of each entity certifying: (i) a copy of its articles of incorporation, (ii) a copy of its by-laws; (iii) the names and signatures of the officers authorized on its behalf to execute, deliver and perform under the Facility Documents, and any other documents to be delivered by it from time to time in connection therewith (on which the Buyer conclusively rely until such time as the Buyer shall receive from the Sellers or the Guarantor, respectively, a revised certificate); and
         (iv) resolutions of the Board of Directors of each entity authorizing that entity to execute, perform under, and deliver the Facility Documents;

             (17) Officer's Certificates. An Officer's Certificate of each Seller, regarding representations and warranties;

             (18) Power of Attorney. An omnibus power of attorney in form and substance satisfactory to Buyer, duly executed and delivered by each Seller with respect to all of the Loans delivered or to be delivered by that Seller to Buyer or its designee (including the Custodian), irrevocably appointing Buyer its attorney-in-fact with full power to complete, record and/or file the Assignments of Mortgages and other assignments, complete the endorsement of the Notes and/or MH Contracts and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Loans, the related Loan Files and the Servicing Records;

             (19) Underwriting Guidelines. A copy of Sellers' current Underwriting Guidelines for MH Loans and a copy of any material changes to BAC's Underwriting Guidelines made since the Underwriting Guidelines for Conduit Mortgage Loans and Credit Lease Mortgage Loans were last delivered to Buyer;

             (20) Sellers' Loan Documents. Seller's Loan Documents for MH Loans, as identified in Exhibit V attached hereto, and confirmation that the previously delivered Seller's Loan Documents for Conduit and Credit Lease Mortgage Loans remain the complete and true copies of those used by BAC for such Loans.

             (21) Financial Statements. Audited (for the period ended December 31, 1999) financial statements for Sellers and Guarantor;

             (22) Insurance Policies. Insurance policies required by Section 12(o) hereof;


             (23) Designated Fax Distributor Letter. Letter from the Designated Fax Distributor in which the Designated Fax Distributor agrees to act as Designated Fax Distributor.

             (24) Other Documents. Such other documents as Buyer may reasonably request.

         (b) Conditions Precedent to all Transactions. Buyer's obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

          (1) Underwriting Summary and Draft Loan Schedule. At least one (1) week prior to the Purchase Date, Buyer and Buyer's Underwriter shall have received a materially completed underwriting summary (which may be updated prior to the Purchase Date) and a draft Loan Schedule for all Loans in the form mutually agreed to by Buyer and the applicable Seller with respect to each Mortgage Loan to be purchased on such Purchase Date;

          (2) Completion of Due Diligence. Buyer shall have completed its due diligence to its satisfaction with respect to each Eligible Loan to be purchased on such Purchase Date;

          (3) Requests for Purchase. With respect to each Loan other than a Table Funded Mortgage Loan, no later than 12:00 noon (New York time) three Business Days prior to the specified Purchase Date and promptly upon rate-locking with respect to any Table Funded Mortgage Loan, Buyer, and Custodian, shall have received an executed final Request for Purchase containing an Officer's Certificate of a Seller certifying that such Seller is in compliance with all covenants, representations and warranties in the Agreement, including without limitation, the Loan Representations, and a final Loan Schedule, via facsimile and in electronic form, with respect to each Loan to be purchased on the Purchase Date;

          (4) Trust Receipts. For each Loan other than a Table Funded Mortgage Loan, a Trust Receipt and a Loan Schedule, with such exceptions as are acceptable to Buyer in its sole discretion in respect of Eligible Loans to be sold hereunder on such Purchase Date, in each case dated such Purchase Date and duly completed. For each Table Funded Mortgage Loan, a Table Funded Trust Receipt and a Loan Schedule, in each case dated such Purchase Date and duly completed;

          (5) Documents. For each Loan other than a Table Funded Mortgage Loan, the documentation set forth in Annex A and Annex B of the Custodial Agreement. For each Table Funded Mortgage Loan, Buyer and Custodian shall have received a fax of the Initial Table Funded Loan Documents;

          (6) No Seller Default. No Event of Default or material Default shall have occurred and be continuing;

          (7) Underwriting Guidelines. The applicable Seller shall have provided Buyer with any changes to that Seller's Underwriting Guidelines prior to the effectiveness of any such change;

          (8) Payment of Administration Fees. Buyer shall have received the Administration Fee for each Loan that will be purchased in such Transaction, as to which an Administration Fee is payable, or the Buyer may deduct such Administration Fees from the Purchase Price disbursed on such Purchase Date; and

          (9) Loan Transfer Agreements. Any Loan Transfer Agreements applicable to Loans to be purchased by Buyer hereunder.

          (c) Conditions Precedent to Bridge Mortgage Loan and Interim Mortgage Loan Transactions. Buyer's obligation to enter into each Transaction that includes Bridge Mortgage Loans or Interim Mortgage Loans (other than the Grandfathered Loans) is subject to satisfaction of the conditions precedent set forth in Section 3(b) hereof, as they relate to Bridge Mortgage Loans and Interim Mortgage Loans. BAC shall not be assessed a Commitment Fee or Non-Use Fee on Bridge Mortgage Loans or Interim Mortgage Loans until such time as a Bridge Mortgage Loan or Interim Mortgage Loan (other than the Grandfathered Loans) becomes subject to a Transaction, and, at such time, the fees payable with respect to Bridge Mortgage Loans and Interim Mortgage Loans, respectively, shall be those set forth in Exhibit I, Part I of this Agreement, as may be amended from time to time by the parties hereto.

          (d) Conditions Precedent to Floorplan Loan Transactions. Buyer's obligation to enter into each Transaction that includes Floorplan Loans is subject to the satisfaction of the conditions precedent set forth in Section 3(b) hereof as they relate to Floorplan Loans, delivery of executed Consignment Agreements and Assignments of Consignment Agreements with respect to each consignee of Manufactured Homes, and delivery of opinions and other documents requested by Buyer to assure that its interests in Floorplan Loans will be protected.

          (e) Initiation and Confirmation. An agreement to enter into a Transaction shall be initiated by a Seller's delivery of a Request for Purchase to Buyer. Buyer shall confirm the terms of each Transaction by issuing a written confirmation (a "Confirmation") to such Seller promptly after the Buyer's receipt of the Request for Purchase. Such Confirmation shall describe the Purchased Loans, identify Buyer and Seller and set forth (i) the Purchase Date,
(ii) the Purchase Price, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction and the Buyer's LTV in the case of Bridge Mortgage Loans, (v) the Applicable Collateral Maintenance Percentages and (vi) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, the Seller shall sign the Confirmation and promptly return it to Buyer.

          Any Confirmation by Buyer shall be deemed to have been received by the Seller on the date actually received by the Seller. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by the Seller no more than three (3) Business Days after the date the Confirmation was received by the Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by a Seller must specifically state the objection, must specify the provision(s) being objected to by the Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than three (3) Business Days after the Confirmation was received by the Seller.

          (f) Funding of Transactions. Buyer will only provide funds for purchase of Table Funded Mortgage Loans to and through the Settlement Agent as provided in the Request for Purchase approved by Buyer. All other Transactions will be funded in accordance with the Seller's written instructions in the Request for Purchase approved by Buyer. All such fundings will be in immediately available funds in U.S. dollars and effected through wire transfer arrangements acceptable to both Seller and Buyer.

          (g) Minimum and Maximum Transaction Amounts. With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Loans at any one time subject to then outstanding Transactions under this Agreement shall not exceed the Total Committed Amount. Further, the aggregate Purchase Price of all Eligible Loans for which a Request for Purchase is submitted by a Seller pursuant to this Agreement, and the aggregate outstanding principal balance of all Purchased Loans at any one time subject to then outstanding Transactions under this Agreement, shall conform to the amounts and limitations set forth in
Exhibit I, Part 3. Buyer shall have no obligation to enter any Transaction if at such time a Default or Event of Default shall have occurred and be continuing.

          (h) Additional Costs. The Sellers shall pay directly to Buyer from time to time such amounts as Buyer may determine to be necessary to compensate Buyer for any costs that Buyer determines are attributable to its using a LIBOR-based Pricing Rate or its obligation to use a LIBOR-based Pricing Rate hereunder, or any reduction in any amount receivable by Buyer hereunder in respect of the Pricing Rate (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change that:

              (1) shall subject Buyer to any tax, duty or other charge in respect of such LIBOR-based Pricing Rate or changes the basis of taxation of any amounts payable to such Buyer under this Agreement in respect of any of such LIBOR-based Pricing Rate (excluding changes in the rate of tax on the overall net income of such Buyer by the jurisdiction in which Buyer has its principal office); or

              (2) imposes or modifies any reserve, special deposit or similar requirements relating to any LIBOR-based Pricing Rate; or

              (3) imposes any other condition affecting this Agreement or the transactions contemplated hereby or thereby.

          Buyer shall deliver to the Sellers a statement setting forth the amount and basis of determination of any Additional Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon the Sellers, absent manifest error.

          (i) Limitation on Pricing Rate Used; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Pricing Rate:

              (1) the Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in Section 2 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Pricing Rates as provided herein; or

              (2) the Buyer determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Pricing Rate" in Section 2 hereof upon the basis of which the Pricing Rate is to be determined is not likely adequately to cover the cost to the Buyer of purchasing the Purchased Loans using such Pricing Rate; or

              (3) it becomes unlawful for the Buyer to honor its obligation to purchase Loans hereunder using a Pricing Rate based upon LIBOR;

     then the Buyer shall give the Sellers prompt notice thereof and, so long as such condition remains in effect, the Buyer shall be under no obligation to enter into additional Transactions, and the Sellers shall, either repurchase all Purchased Loans then subject to a Transaction or the new Pricing Rate shall be determined based upon the rate selected by the Buyer in a manner that is reasonably satisfactory to Buyer so as to adequately reflect the cost to Buyer of purchasing the Purchased Loans using such substituted Pricing Rate (in which case Buyer shall continue to be obligated to enter into additional Transactions using that substituted Pricing Rate).

     (j)      Termination and Repurchase; Exit Fee.

              (1) Notice of Repurchase. A Seller may at any time and from time to time repurchase the Purchased Loans subject to a Transaction, in whole or in part, upon at least one (1) Business Day's irrevocable notice to Buyer, specifying the Repurchase Date of such repurchase and the Repurchase Price. If any such notice is given, the Repurchase Price specified in such notice shall be due and payable on the Repurchase Date specified therein, together with any amounts payable pursuant to subsection 3(j)(3) hereof. Notice of repurchase pursuant to this subsection 3(j)(1) shall be made by a Seller by telephone or otherwise, no later than 1:00 p.m. (New York Time) on the Business Day prior to the day on which such repurchase will be effected.

              (2) Transfer of Purchased Loans. On the Repurchase Date, termination of the Transaction will be effected by transfer to a Seller or its designee of the Purchased Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, the Seller pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price plus any Breakage Costs, as defined below, payable by the Seller to Buyer pursuant to the succeeding paragraph to an account of Buyer. The Seller is obligated to obtain the Loan Files from Buyer or its designee at Seller's expense on the Repurchase Date.

              (3) Breakage Costs. If a Seller repurchases the Purchased Loans on any day which is not a Repurchase Date for such Loans, such Seller shall indemnify Buyer and hold Buyer harmless from any loss or expense which Buyer may sustain or incur arising from the reemployment of funds obtained by Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained, but not including loss of profit ("Breakage Costs"). Buyer shall deliver to the Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon the Seller, absent manifest error. This Section shall survive termination of this Agreement and repurchase of all Purchased Loans subject to Transactions hereunder.

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
              (4) Exit Fee. In the event that a Seller repurchases any Purchased Loans subject to a Transaction whether on the Repurchase Date or otherwise, that Seller agrees to pay Buyer an exit fee (the "Exit Fee"), if such Purchased Loan is subject to an Exit Fee pursuant to Exhibit I, Part 1 hereof, each such payment to be made in U.S. dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the account designated by Buyer. Without limiting the generality of the foregoing, any Exit Fee shall accrue and be payable as a condition to delivery by Buyer of the related Purchased Loans that are subject to this Agreement at the time of any repurchase or termination of this Agreement.

          (k) Non-Use Fee. The Seller agrees to pay to the Buyer a Non-Use Fee from and including the Effective Date to the Termination Date, computed at the rate set forth in Exhibit I, Part 1 to this Agreement on the average daily amount of the unutilized portion of the Maximum Committed Amount during the period for which payment is made, in each case payable quarterly in arrears on the first Business Day of the following quarter and on the Final Repurchase Date, such payment to be made in dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Buyer.

4.   COLLATERAL MAINTENANCE AMOUNT

          (a) Collateral Deficit; Additional Loans. If at any time (i) the aggregate Market Value of all Purchased Loans subject to then outstanding Transactions is less than the aggregate Collateral Maintenance Amount for all such Transactions (a "Market Value Collateral Deficit"), or (ii) the aggregate Securitization Value of all Purchased Loans subject to then outstanding Transactions is less than the aggregate Collateral Maintenance Amount for all such Transactions (a "Securitization Value Collateral Deficit"), then Buyer may by notice to the Seller require the Seller to transfer to Buyer or its designee (including the Custodian) additional Eligible Loans ("Additional Loans") or cash, so that the cash and aggregate Market Value and aggregate Securitization Value of the Purchased Loans, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Maintenance Amount. Any cash remitted by a Seller to Buyer pursuant to this Section 4(a) shall be deemed a payment of all or part of the Repurchase Price and such Seller shall be liable for and shall pay promptly to Buyer any Breakage Cost as a result therefrom.

          (b) Notice of Deficit and Required Payment or Delivery. Notice required pursuant to subsection (a) above may be given by means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit received before noon on a Business Day, local time of the party receiving the notice, must be met not later than 5:00 p.m. (New York time) on the Business Day following the day upon which the notice was given, local time of the party receiving the notice. Any notice given on a Business Day after noon, local time of the party receiving the notice, shall be met not later than 2:00 p.m. (New York time) on the second succeeding Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section 4 shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer and Sellers agree that a failure or delay to exercise its rights under subsection (a) of this Section 4 shall not limit Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers.

          (c) No Further Transactions Until Deficit Remedied. In the event that either of the Sellers fail to comply with the provisions of this Section 4, Buyer shall not be obligated to enter into any additional Transactions under this Agreement after the date of such failure.

5.   INCOME PAYMENTS

          (a) Sellers' Limited Right to Income Payments. All Income with respect to Purchased Loans subject to Transactions shall be held in a segregated Blocked Account established with respect to that Seller at the Lockbox Bank for the benefit of Buyer (pursuant to Section 29 of this Agreement) and distributed under the relevant Blocked Account Agreement. Where a particular Transaction's term extends over an Income payment date on the Purchased Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, each Seller shall be entitled to all Income with respect to that Seller's respective Purchased Loans subject to Transactions. An Event of Default by either Seller is considered an Event of Default by both Sellers.

          (b) Payments by Obligors. The parties understand and agree that all payments with respect to the Purchased Loans must be deposited into a Blocked Account established at the Lockbox Bank in the name of a Seller subject to the lien of Buyer, as more particularly addressed in Section 29 of this Agreement.

          (c) Curtailments, Principal Payments and Prepayments. BAC and Dynex must instruct Dealers to make Curtailment payments, and BAC shall instruct all Obligors on all Purchased Mortgage Loans to make all payments, including prepayment payments, directly to the appropriate Blocked Account for distribution to the Buyer on the Payment Date following receipt thereof. In addition, BAC, MHFC and Dynex must instruct the respective MH Servicer to deposit all collections received in respect of Purchased Loans which are MH Loans (including all principal prepayments, Curtailments, or any other payment received into the appropriate Blocked Account within two Business Days of receipt (such payments may be deposited by the MH Servicer in a lockbox clearing account approved by the Buyer prior to transfer to the appropriate Blocked Account), in each case for distribution to the Buyer on the Payment Date following receipt thereof. Whenever a Curtailment payment or prepayment on any Loan is made to the Buyer, the Repurchase Price of the corresponding Loan shall be reduced by the amount of such payment, or, at Seller's option, and subject to a notice of repurchase given pursuant to Section 3(j)(1) hereof, the Loans may be repurchased pursuant to Section 3(j)(2) hereof, subject to any Breakage Cost due pursuant to Section 3(j)(3) hereof.

          (d) Required Periodic Payments to Buyer. Notwithstanding that Buyer and Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Loans, Sellers shall pay by wire transfer to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Sellers to Buyer) (each such payment, a "Periodic Payment") on each Payment Date.

          (e) Payments on Payment Date. All payments received from Obligors in respect of Purchased Loans shall be remitted to Buyer on the Payment Date in accordance with Section 29 to this Agreement. Each Seller shall deliver or cause to be delivered to Buyer on the second Business Day immediately preceding the Payment Date (i) a Distribution Worksheet and (ii) the updated Collateral Information with respect to all of that Seller's Loans then subject to Transactions.

          (f) Deduction from Repurchase Price. Buyer shall deduct from the Repurchase Price of each such Transaction all Income payments, including Curtailment payments, and all Periodic Payments related thereto, actually received by Buyer pursuant to Sections 5(a) through (d) hereof.

6.   SECURITY INTEREST

          (a) Grant of Security Interest and Cross-Collateralization. Buyer and the Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Sellers secured by the Purchased Loans. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Sellers of all of Sellers' obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, both Sellers grant Buyer, on a cross-collateralized basis with all outstanding Transactions, a first priority security interest in the Purchased Loans, including the indebtedness of Obligors and the Underlying Assets, including all Manufactured Homes now owned or hereafter acquired, as collateral for Floorplan Loans and MH Loans, and all other collateral provided as security for the Purchased Loans; Servicing Agreements, Back-up Servicing Agreements, Servicing Records, insurance, guarantees, indemnities and warranties and proceeds thereof, financing statements and other agreements or arrangements of whatever character from time relating to the Purchased Loans, Income, any and all Hedges, all Insured Closing Letters and the Escrow Instructions covering any or all of the Loans, all Collections and the Blocked Accounts and all amounts on deposit therein, any and all collection accounts and escrow accounts relating to the Purchased Loans, all MH Contracts, Dealer Financing Agreements, and other Loan Agreements, the Loan Documents, all Consignment Agreements, sale contracts, security agreements, the right to payment of interest or finance charges and collateral securing such obligations, and any other contract rights, and other assets relating to the Purchased Loans or any interest in the Purchased Loans, whether constituting real or personal property, accounts, chattel paper, equipment, goods, instruments, general intangibles, inventory or proceeds, or securities backed by or representing an interest in such Loans, and any and all replacements, substitutions, distributions on or Proceeds of any and all of the foregoing (collectively, the "Collateral").

          (b) Payment of Costs of Perfection. Sellers shall pay all fees and expenses associated with perfecting Buyer's security interest in the Collateral, including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording Assignments of Mortgages and other assignments, as and when required by Buyer in its sole discretion.

          (c) Additional Actions. Sellers covenant to take such further actions as are necessary in order to perfect Buyer's first priority security interest in the Hedges or in any other Collateral.

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


          (d) Joint and Several Liability. Each Seller hereby acknowledges and agrees that such Seller shall be jointly and severally liable for all representations, warranties, covenants, obligations and indemnities of the Sellers hereunder.

7.   PAYMENT, TRANSFER AND CUSTODY

          (a) Payments by Sellers. Unless otherwise mutually agreed in writing, all transfers of funds by Sellers hereunder shall be made in immediately available funds in U.S. dollars, without deduction, set-off or counterclaim, to Buyer at the account designated by Buyer.

          (b) Custodial Delivery. On or before each Purchase Date, the respective Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form of Exhibit 7-1 and Exhibit 7-2 of the Custodial Agreement. With respect to each Table Funded Mortgage Loan, BAC shall cause the Settlement Agent or Designated Fax Distributor to deliver to the Custodian by facsimile the Initial Table Funded Loan Documents. A Designated Fax Distributor acts as fiduciary on behalf of Buyer in performing its responsibilities hereunder.

          (c) Transfer of Ownership. On the Purchase Date for each Transaction, ownership of the Purchased Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of the respective Seller specified in the Confirmation. The Seller, simultaneously with the delivery to Buyer or its designee (including the Custodian) of the Purchased Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Purchased Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

          (d) Delivery of Loan File. In connection with each sale, transfer, conveyance and assignment, or pledge, (i) three (3) Business Days prior to each Purchase Date with respect to each Loan other than a Table Funded Mortgage Loan, and (ii) by no later than 12:00 noon (New York time) on the third Business Day following the applicable Purchase Date with respect to each Table Funded Mortgage Loan, the Sellers shall deliver or cause to be delivered and released to the Custodian the original documents pertaining to each Purchased Loan set forth in Annex A and Annex B of the Custodial Agreement. The Loan Files shall be maintained in accordance with the Custodial Agreement.

          (e) Buyer shall deposit the Loan Files representing the Purchased Loans, or direct that the Loan Files be deposited directly, with the Custodian. The Loan Files shall be maintained in accordance with the Custodial Agreement.

          (f) Any documents related to a Loan which have not been delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by the applicable Seller or its designees for the benefit of Buyer as the owner thereof. The Seller or its designees shall maintain the related Servicing File consisting of a copy of the Loan File and the originals of other documents related to the Loans not delivered to Buyer or its designee. The possession of the Servicing Files by Sellers or their designees is at the will of the Buyer for the sole purpose of servicing the related Purchased Loan(s), and such retention and possession by the Sellers or their designees is in a custodial capacity only. In addition to copies of the Loan Documents, the Servicing File shall include, without limitation, (i) the original or copy certified by an employee of the Seller of the credit application signed by the Obligor and the Obligor credit bureau report(s) obtained by the Seller during the underwriting of the Obligor's credit application, (ii) the Seller's credit worksheet together with the credit score of the Obligor (which may be maintained by the Seller in its computer database), (iii) in the case of a new Manufactured Home, the manufacturer's invoice in respect of such Manufactured Home, and in the case of Mortgage Loans, Pre-owned Manufactured Homes and Land-and-Home Loans, an appraisal or other acceptable documentation as permitted pursuant to the terms and conditions of the Underwriting Guidelines, corroborating the indicated value thereof, (iv) proof of all insurance coverage required hereunder, including without limitation, hazard insurance or blanket hazard insurance, (v) copies of the letter or other written instruction delivered to each Obligor directing that payments be made to the relevant Lockbox Account,
(vi) all documents evidencing origination in accordance with the Underwriting Guidelines and (vii) copies of all material correspondence. The books and records (including, without limitation, any computer records or tapes) of each Seller or their designees shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer. Sellers and their designees (including the Custodian) shall release their custody of Servicing Files only in accordance with written instructions from Buyer, unless such release is in connection with a repurchase of any Purchased Loan by a Seller.

8.   REHYPOTHECATION OR PLEDGE OF PURCHASED LOANS

          Title to all Purchased Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Loans to Sellers pursuant to Section 3 hereof. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Loans delivered to Buyer by Sellers; provided that Buyer acknowledges that the Custodian is contractually obligated to segregate the Loan Files pursuant to the Custodial Agreement. In the event that there is a material adverse change or other development in the repurchase markets which result in the Buyer being unable to finance its position through the repurchase market with its traditional repurchase counterparties, Buyer may accelerate the Final Repurchase Date of one or more, or all, of any Loan or Loans and/or types of Purchased Loans to the date of such occurrence.

9.   SUBSTITUTION

          (a) Sellers' Right to Substitute Eligible Loans. Subject to Section 9(b) below, Sellers may, upon one (1) Business Days' written notice to Buyer, with a copy to Custodian, substitute other Eligible Loans for any Purchased Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Loan Files of such other Eligible Mortgage Loans together with a Custodial Delivery and transfer to the Seller or its designee of the Purchased Loans requested for release. After substitution, the substituted

Eligible Loans shall be deemed to be Purchased Loans subject to the same Transaction as the released Mortgage Loans.

          (b) Limitation on Substitution. Notwithstanding anything to the contrary in this Agreement, Sellers may not substitute other Eligible Loans for any Purchased Loans (i) if after taking into account such substitution, a Collateral Deficit would occur, (ii) such substitution would cause a breach of any provision of this Agreement or (iii) a Default shall have occurred and be continuing.

10.  REPRESENTATIONS AND WARRANTIES

          (a) Mutual Representations and Warranties. Each of Buyer and each Seller (for itself, not jointly, but severally) represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal; (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf; (iv) this Agreement is legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar debtor/creditor laws and general principles of equity and public policy, (v) no approval, consent or authorization of any Transaction contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date for such Transaction, be obtained; (vi) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any material agreement or other material instrument by which it is bound or by which any of its assets are affected; (vii) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (viii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

          (b) Representations and Warranties for Individual Transactions. BAC, Dynex and MHFC each represents and warrants to Buyer, with respect to itself, that as of the Purchase Date for the purchase of any Purchased Loans by Buyer and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:

               (1) Confirmation. All of the representations and warranties in this Agreement, including the Loan Representations, are true with respect to, and all other conditions precedent to the effectiveness of this Agreement and to each Transaction have been and continue to be met and satisfied.

               (2) Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of Michigan (as to BAC and MHFC) and Virginia (as to Dynex) and is duly licensed, qualified, and in good standing in every state where Seller transacts business and at all times when it held the Loan in any state where any Underlying Asset is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller therein except where the failure to be so qualified, licensed or in good standing in such other jurisdiction could not, individually or in the aggregate, have a Material Adverse Effect;

               (3) No Litigation. There is no action, suit, proceeding, arbitration or investigation pending or threatened against Seller which, either in any one instance or in the aggregate, (within the meaning of Statement of Financial Accounting Standards No. 5), which if adversely determined would individually or in the aggregate result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or would affect the validity of this Agreement or any of the Purchased Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement;

               (4) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Loans to Buyer pursuant to this Agreement;

               (5) Selection Process. The Purchased Loans were selected from among the Loans in Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to result in a Material Adverse Effect upon Buyer;

               (6) Taxes. Seller has filed all Federal income tax returns and all other material tax returns that are required to be filed by Seller and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Seller, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been provided. The charges, accruals and reserves on Seller's books in respect of taxes and other governmental charges are, in Seller's opinion, adequate;

               (7) No Untrue Statements. To the best of Seller's knowledge, neither this Agreement nor any written statement made, including without limitation all financial statements of the Seller or its Affiliates delivered to Buyer, or any report or other document issued or delivered or to be issued or delivered by Seller pursuant to this Agreement, or in connection with, the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

               (8) Servicing Practices. The servicing and collection practices used by Seller, and the origination practices of the related Qualified Originator, have been in all material respects legal, proper and prudent and have meet customary industry standards applicable to similar loans.

               (9) Performance of Agreement. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement on its part to be performed;

               (10) Seller Not Insolvent. Seller is not, and with the passage of time does not expect to become, insolvent;

               (11) No Event of Default. No Event of Default has occurred and is continuing under this Agreement;

               (12) ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law;

               (13) Requirements for Perfection. The Perfection Requirements Memorandum required under Section 12(r) is a true, complete, current and accurate explanation of document and filing requirements necessary to effect perfection of Buyer's interests Manufactured Homes and the related MH contracts.

               (14) Lending facilities. No Seller has a line of credit or other lending arrangement with any Person other than (a) Sun Communities, Inc. and/or Guarantor, (b) with respect to BAC only, Residential Funding Corporation (a $50 million GSE and bridge loan mortgage warehouse facility), (c) with respect to BAC only, a working capital servicing advance facility yet to be established and (d) a stage-funded MH Loans warehouse facility, yet to be established.

               (15) Computer Systems The computer systems utilized by each Seller and Servicer (other than the Mortgage Servicer) in the performance of their servicing activities under this Agreement and any Servicing Agreement is capable of properly performing any calculations and recordkeeping functions with respect to the Loans on and after January 1, 2000.

         (c) Individual Loans. Each Seller makes the following representations and warranties with respect to each individual Loan it sells in a Transaction hereunder, as of the related Purchase Date and as of each day such Transaction is in effect, except as shall be specifically disclosed in the schedule attached to the related Request for Purchase.

               (1) Good Title; No Adverse Claims. Seller is the sole owner and holder of the Loan and has good, valid, indefeasible, marketable title thereto, and full right, power and authority to sell, transfer and assign such Loan to Buyer, free and clear of any Adverse Claim (including, with respect to Mortgage Loans, mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under a Title Policy) or Restrictions on Transferability. The Loan, if purchased or otherwise acquired by Seller, was acquired by Seller for fair value and in the ordinary and regular course of its business, and Seller took possession thereof without knowledge that the Loan was subject to a security interest. The Qualified Originator, if any, has not sold, assigned or pledged the Loan to any Person other than Seller and, prior to the transfer of the Loan by Qualified Originator to Seller, Qualified Originator had good and indefeasible title thereto free and clear of any Adverse Claim or Restrictions on Transferability and was the sole owner and holder thereof with full right to sell, assign and transfer the Loan to Seller free and clear of any Adverse Claim, and upon such sale, Seller acquired a valid ownership interest in such Loan, free and clear of any Adverse Claim and any other Restriction on Transferability. Neither Seller or any other party has sold, assigned or pledged the Loan to any Person other than Buyer (unless a collateral assignment that has been fully terminated prior to the assignment of that Loan by Seller to Buyer under this Agreement). Following the purchase by Buyer of each Loan, the Buyer will hold such Loan free and clear of any Adverse Claim or Restrictions on Transferability.

          (2) Security Interest in the Loan. Although intended as a sale to Buyer, in the event of recharacterization of the sale of any Loan to Buyer as a financing, Buyer has a valid, binding, enforceable first priority perfected security interest therein. The Loan is not and has not been secured by any collateral except the lien of the corresponding Underlying Asset.

          (3) Origination Practices. The Loan was originated by a Qualified Originator in the regular course of its business, and, if purchased by Seller, was purchased in the regular course of its business. The origination practices used by Seller or by any Affiliate of Seller with respect to each Purchased Loan (as well as all parties which have had any interest in the creditor/lender's interest in each such Loan, during the period in which they held and disposed of such interest) (i) have been and are in all respects legal and proper in the mortgage origination business and in compliance with the requirements of federal and state laws, rules and regulations applicable to each Loan, including without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and (ii) are in accordance with the Underwriting Guidelines attached hereto as Exhibit III and the documentation is consistent in form and substance with the Seller's Loan Documents approved by Buyer for use under this Agreement, and each material deviation therefrom appears on a schedule attached to the Request for Purchase and no such deviation (regardless of whether or not considered material by Seller) would be deemed to be imprudent by a prudent lender experienced in originating Loans of that nature, and in no event will have a Material Adverse Effect. All Loan Documents included in the Loan File have been duly executed as required by their provisions and the provisions of applicable law and are in a form generally acceptable to prudent institutional lenders that regularly originate and purchase Loans of the type subject to each Loan Transaction.

          (4) Loan Eligibility Requirements. Each of the Purchased Loans and each Eligible Loan delivered hereunder as Additional Loans or Substituted Loans conforms to the Loan Eligibility Requirements in all material respects and has a stated maturity and is denominated in United States Dollars. It is understood and agreed that the Loan Representations shall survive delivery of the respective Loan File to Buyer or its designee (including the Custodian).

          (5) Conformance with Representations and Warranties. Each Loan sold hereunder and each pool of Purchased Loans sold by a Seller in a Transaction hereunder conforms to the applicable representations and warranties in Exhibit II of this Agreement in all material respects and each Eligible Loan delivered hereunder as an Additional Loan or Substituted Loan conforms to those representations and warranties in all material respects.

          (6) Correct Collateral Information. As of the date of its delivery, the Collateral Information with respect to the Loan in the Request for Purchase and the Loan Schedule is complete, true and correct in all material respects.

          (7) Enforceability of Loan Documents. (A) The Loan Documents have been duly and properly executed, and (B) the Loan Documents are legal, valid and binding obligations of the Obligor, and their terms are enforceable against the Obligor or other Obligor thereunder, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting rights of creditors generally and to the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity). Subject to (B), above, the Loan Documents contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Underlying Asset of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no homestead of other exemption under applicable state or federal law that is available to the Obligor which would materially interfere with such right to foreclosure. Upon default by an Obligor on a Loan and foreclosure on, or trustee's sale of, the Underlying Asset pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable or marketable title to the Underlying Asset. Any interest required to be paid by Seller pursuant to state, Federal and local law has been properly paid and credited.

          (8) Legal Capacity. To the best of Seller's knowledge, all parties to the Note and the related Loan Documents delivered in connection with the Loan, including individual persons, had the legal capacity to enter into such documents.

          (9) No Limitation Upon Assignment. In connection with the assignment, transfer or conveyance of any individual Loan or MH Contract, the Note and other Loan Documents do not contain any provision limiting the right or ability of the applicable Qualified Originator to assign, transfer and convey the to any other person or entity. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan pursuant to any applicable Loan Transfer Agreement or this Agreement unlawful or render the Loan unenforceable.

                           (10) No Usury. The Purchased Loan does not violate or is exempt from applicable usury laws. All Loan Interest Rate adjustments have been made in strict compliance with state and Federal law and the terms of the related Loan.

                           (11) No Waiver or Modification of Loan Terms. Since the date of origination of the Loan, the terms of the Loan have not been impaired, waived, altered, released, rescinded, satisfied, canceled, extended, subordinated or modified in any respect (except by a written instrument which has been recorded, if necessary, to protect the interests of the Buyer, and which has been delivered to the Buyer or its designee (including the Custodian) for inclusion in the Loan File, and with respect to which the economic terms of which are reflected in the Loan Schedule and the Collateral Information), and no portion of the collateral for the Loan has been released in any manner from the lien of the encumbrance or security interest created upon the closing of that Loan in favor of Seller (except if specifically called for under and pursuant to the Loan Documents and in compliance with the applicable Underwriting Guidelines, and summarized in the underwriting summary or other document delivered to Buyer at the time of, or in connection with, the related Request for Purchase). The substance of any such waiver, alteration or modification has been approved by the issuer of any related insurance policy, to the extent required by such policy.

                           (12) Full Disbursement; No Additional Services. Except if specifically permitted under the applicable Loan Eligibility Requirements and contemplated by the Loan Documents, and the proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder and Seller covenants that it will not make any future advances under the Loan to the Obligor. All costs, fees and expenses incurred by Seller (or which are otherwise payable by the Obligor under the Loan Documents) in making or closing the Loan and the recording of the Loan were paid, and the Obligor is not entitled to any refund of any amounts paid or due under the Loan. Except if specifically called for under and pursuant to the Loan Documents and in compliance with the applicable Underwriting Guidelines, and summarized in the underwriting summary or other document delivered to Buyer at the time of, or in connection with, the related Request for Purchase, the Loan is not subject to the performance of additional services by any Person.

                           (13) Completion of Improvements. Except for the escrows and disbursements therefrom, or if specifically permitted under the applicable Loan Eligibility Requirements, and in each case as contemplated by the Loan Documents, any Obligor requirements for on or off-site improvements as to disbursement of any escrow funds therefor have been complied with.

                           (14) Commencement of Payments by Obligor. Except for interest-only Loans (if permitted under the applicable Loan Eligibility Requirements and Underwriting Guidelines, and including interest-only Bridge and Interim Mortgage Loans and MH Loans originated by Dynex and in connection with which no payments are due for up to 90 days, in accordance with the applicable program parameters and the Underwriting Guidelines), principal payments on the Loan commenced, or under the terms of the Loan Documents are to commence, no more than 60 days after funds were disbursed in connection with the Loan.

                           (15) No Lender Participation. The Loan does not have a shared appreciation feature or provide for contingent or additional interest in the form of participation in cash flow, or (except in connection with Mortgage Loan hyperamortization terms approved by Buyer) negative amortization. Except in connection with Interim Mortgage Loans and Bridge Mortgage Loans including "preferred equity" features consistent with the applicable Underwriting Guidelines approved by Buyer, the indebtedness evidenced by the Loan is not convertible to an ownership interest in the Underlying Asset or the Obligor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Underlying Asset or the Obligor, unless otherwise approved in writing by Buyer.

                           (16) Whole Loan. The Loan is a whole loan and contains no equity participation by the lender.

                           (17) No Fraud. No fraudulent acts were committed by Seller or its affiliates in connection with the origination process of the Loan.

                           (18) No Default. To the best knowledge of Seller, and other than with respect to Permitted Delinquencies in connection with MH Loans, there is no material default, breach, violation or event of acceleration existing under any of the Loan Documents and Seller has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver by Seller of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing. The first Monthly Payment shall be made, or shall have been made, with respect to the Loan on its Due Date or within its grace period, all in accordance with the terms of the related Loan Documents.

                           (19) No Breach of Obligor's Representations. Seller has not taken any action, nor has knowledge that the Obligor has taken any action, that would cause the representations and warranties made by the Obligor in the Loan Documents not to be true in any material respect.

                           (20) No Defenses. The Loan is not subject to (and the assignment thereof to the Buyer pursuant to this Agreement will not subject the Loan to) any right of rescission, setoff, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan or the exercise of any right thereunder will not render the Loan unenforceable in whole or in material part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and to Seller's knowledge, no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                           (21) No Pending Proceedings. To the best of Seller's knowledge, there are no proceedings or investigations pending or threatened before any

         Governmental Authority (A) asserting the invalidity of the Loan, (B) asserting the bankruptcy or insolvency of the related Obligor, (C) seeking the payment of the Loan or payment and performance of the Loan (other than with respect to Permitted Delinquencies, if applicable), or
         (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of the Loan, and no other material action, suit, proceeding, arbitration or investigation with respect to any of the Underlying Asset is pending (or to Seller's knowledge) threatened against Seller.

                           (22) Funded Escrows. Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Loan pursuant to the Loan documents have been funded and all such escrow accounts required to have been funded as of the Purchase Date (taking into account any applicable notice and grace period) have been funded in accordance with the applicable Underwriting Guidelines. All Escrow Payments have been collected in full compliance with state and Federal law. All escrow deposits and Escrow Payments required as of the Purchase Date are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits, Escrow Payments or other charges or payments (other than Extra Costs) due to either Seller have been capitalized under the Loans.

                           (23) No Violation of Environmental Laws. Neither Seller nor any of its Affiliates has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with any environmental laws with regard to any of the Underlying Assets, nor does Seller have knowledge or reason to believe that any such notice will be received or is being threatened. Seller has not taken any actions which would cause any Underlying Asset not to be in compliance with all applicable federal, state and local laws pertaining to environmental hazards.

                           (24) Delivery of Loan File. The Loan Documents have been delivered to the Custodian (or with respect to Table Funded Mortgage Loans, will be delivered to the Custodian within the time period required under Section 7 of this Agreement), and (ii) Seller has delivered to Buyer or its designee all documents required to be delivered pursuant to this Agreement. Seller or its designee is in possession of a complete, true and accurate Loan File with respect to each Purchased Loan, except for such documents the originals of which have been delivered to the Custodian. All documentation required to be delivered to the applicable Servicer has been received by that Servicer.

                           (25) No Advance of Funds by Seller or Third Party for Debt Service. Except insofar as the proceeds of the Loan are to be applied in satisfaction of payments due under the terms of the Loan, as provided in the Loan Documents, Seller has not advanced funds, or knowingly received any advance of funds from a party other than the Obligor subject to the related Loan, directly or indirectly, for the payment of any amount required by the Loan, and no provision exists in the Loan Documents anticipating payments by anyone on behalf of the Obligor by any source other than the Obligor, except under guarantees that are in the related Loan File.

                           (26) Recording and Filing Fees. All applicable recording taxes and other filing fees have been paid in full or deposited with the Settlement Agent (or the issuer of the Title Policy issued in connection with a Mortgage Loan or Land and Home Loan) for payment upon recordation and/or filing of the relevant documents.

                           (27) Collateral Undamaged. To the best of Seller's knowledge, (i) there is no proceeding pending or threatened for the total or partial condemnation of the Underlying Asset, if any; (ii) the Underlying Asset is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, explosion, accident, riot, war, or act of God or the public enemy or other casualty so as to materially and adversely affect the value of the Underlying Asset as security for the Loan or the use for which the premises (if applicable) were intended and each Underlying Asset is in good condition and repair and, except as disclosed in the engineering report and summarized in the underwriting summary or other document delivered to the Buyer at the of, or in connection with, the related Request for Purchase, no material deferred maintenance exists; and (iii) no Underlying Asset has suffered damage that is not covered by a Hazard Insurance Policy (if that insurance coverage is required under this Agreement for that Underlying Asset).

                           (28) Due on Sale or Transfer Provisions. The Loan Documents contain provisions for the acceleration of the payment of the unpaid principal balance of the Loan if (A) the Obligor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or (B) any direct or indirect interest in Obligor is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the Loan Documents.

                           (29) Acceptable Investment. Sellers have no knowledge of any circumstances or conditions with respect to the Loan or the Underlying Asset, the Obligor or the Obligor's credit standing that can reasonably be expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or materially and adversely affect the value or marketability of the Loan.

                           (30) Payment Instructions. Each Obligor has been directed, and is required to, remit or wire all payments, including prepayment payments and Curtailment payments, with respect to each Loan for deposit directly to the appropriate Blocked Account.

                           (31) Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer, park and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but not yet due and payable.

                           (32) Loan Eligibility Requirements. The Loan meets all of the Loan Eligibility Requirements set forth herein for that Loan type.

                           (33) Knowledge of Defects. The applicable Seller has no knowledge of any fact which would lead a reasonably prudent lender to expect at the time of origination of such Loan that any scheduled payment on such Loan would not be paid in full when due or to expect any other material adverse effect on (A) the performance by such Seller of its obligations under the Facility Documents or Loan Documents (B) the validity or enforceability of any of the Facility Documents or Loan Documents to which it is a party, (C) the Loans or the interests of such Seller or Dealer therein or (D) the federal income tax attributes of the sale or pledge of the Loans.

                           (34) Necessary Documentation. The applicable Seller has submitted to the Obligor all necessary documentation (including an invoice for Floorplan Loans, and for MH Loans, as applicable) for payment of such Loan and has fulfilled all its other obligations in respect thereof. The Obligor has submitted to Seller all documentation necessary for disbursement of such Loan and has fulfilled all its other obligations in respect thereof.

                  (d) For the purposes of this Agreement (including the Loan Representations): (i) the term "to Seller's knowledge," means that the applicable Seller reasonably believes such representation or warranty to be true, and has no actual knowledge or notice that such representation or warranty is inaccurate or incomplete, but that such Seller, consistent with the standard of care exercised by prudent lending institutions originating Loans of the type to which that representation or warranty applies, has no knowledge of any facts or circumstances that would render reliance thereon unjustified without further inquiry; (ii) the term "to the best of Seller's knowledge," means that to such Seller's knowledge, the representation or warranty is not incomplete or inaccurate, and such Seller has conducted a reasonable inquiry (consistent with the standard of care exercised by prudent lending institutions originating Loans of the type to which that representation or warranty applies) to assure the accuracy and completeness of the applicable statement; and (iii) the term "in reliance on" or "based on," means that such Seller has examined and relied in whole or in part upon the certificate, report, opinion or other referenced document, that the information contained in such document is sufficient to support accurately and in all material respects the substance of the applicable representation or warranty, that such Seller's reliance on such document is reasonable, prudent and consistent with the standard of care exercised by prudent lending institutions originating Loans of the type to which that representation or warranty applies, and although the Seller is under no obligation to independently verify the information contained in such document, the Seller believes the information contained therein to be true and accurate in all material respects and has no knowledge of any facts or circumstances that would render reliance thereon unjustified without further inquiry. With respect to any representations and warranties made by each Seller, in the event that it is discovered that the circumstances with respect to the related Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of a Seller, then, notwithstanding that such representation and warranty is made "to the best of the Seller's knowledge," or "to Seller's knowledge," or in reliance on or based on other information, the Market Value and/or Securitization Value of such Loans may, in the Buyer's sole good faith discretion, be reduced to zero based on such Breach.

11.      NEGATIVE COVENANTS OF THE SELLERS

                  On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, each Seller covenants for itself that:

                  (a) Impair Value of Loans. It will not take any action which would directly or indirectly impair or adversely affect Buyer's title and right to the Market Value or Securitization Value of the Purchased Loans;

                  (b) Further Liens. It will not pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Loans or other Collateral to any person not a party to this Agreement nor will either Seller create, incur or permit to exist any Lien in or on the Purchased Loans or other Collateral except as described in Section 6 hereof without the prior express written consent of Buyer;

                  (c) Merger or Dissolution. It will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), sell all or substantially all of its assets or change its name, identity or corporate structure, provided that the Seller may merge and consolidate with any Person if the Seller is the surviving corporation, or the entity into which it merges has equity and a market value of at least that of the Seller immediately prior to such merger and such entity expressly assumes the obligations of the Seller at the time of such merger and, after giving effect thereto, no Default or Event of Default would exist hereunder;

                  (d) Engage in Other Lines of Business. It will not engage, to any substantial extent, in any line or lines of business activity other than the businesses now generally carried on by it;

                  (e) Restrictions Upon Other Transactions. It will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of Seller's business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment to any Affiliate that is not otherwise permitted by this Agreement;

                  (f) Loans and Advances. It will not make any advance (other than advances made as required in connection with servicing Loans in the ordinary course as to which it owns the servicing rights), loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person;

                  (g) No Change in Fiscal Year. The fiscal year for the consolidated financial reporting for Guarantor and its subsidiaries is currently September 30 but is being changed (effective as of December 31, 1999) to a calendar year basis. After that change is effected, none of Sellers nor Guarantor will make any changes to its fiscal year;

                  (h) No Adverse Action. It will not take any action which would result in a Material Adverse Effect upon its business operations and/or financial condition;

                  (i) Relocate Offices. It will not move its chief executive office from its address as of the date hereof unless it shall have provided Buyer fifteen (15) days' prior written notice of such change; or

                  (j) Restrictions On Distributions. It will not, after the occurrence and during the continuation of any Default of which it has notice or knowledge, or an Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

12.      AFFIRMATIVE COVENANTS OF THE SELLERS

                  For so long as this Agreement is in effect:

                  (a) Notification of Material Adverse Changes. Each Seller covenants that it will promptly notify Buyer of any material adverse change in its business operations and/or financial condition;

                  (b) Confirming Documents Regarding Representations and Warranties. Each Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10 hereof, including but not limited to resolutions evidencing the approval of this Agreement by Seller's board of directors or loan committee, copies of the minutes of the meetings of Seller's board of directors or loan committee at which this Agreement and the Transactions contemplated by this Agreement were approved;

                  (c) Maintenance of First Lien Position. Each Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the related Collateral, including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request;

                  (d) Notice of Defaults. Each Seller shall notify Buyer, no later than one (1) Business Day after obtaining actual knowledge thereof, if any event has occurred that constitutes a Breach, a Default, or an Event of Default with respect to either Seller;

                  (e) Changes to Underwriting Guidelines and Loan Documents. Each Seller covenants to provide Buyer with a copy of any material changes to that Seller's Underwriting Guidelines or Seller's Loan Documents prior to the effectiveness of any such change. Buyer shall use reasonable efforts to review and approve or disapprove such changes within five (5) Business Days or otherwise within a reasonable amount of time following receipt thereof. In the event that Buyer does not approve such change in writing, Buyer shall not be obligated to enter into any Transactions with respect to Eligible Loans underwritten to such changed Underwriting Guidelines or relating to such changed Seller's Loan Documents. Each Seller shall notify Buyer prior to entering into any Significant Modification or assumption agreements with any Obligor and shall deliver such documents to the Custodian for inclusion in the related Loan Files. However, MHFC and Dynex may act in the ordinary course of business as prudent lenders in connection with MH Loans in making modifications other than Significant Modifications (which must have prior approval from Buyer), prior to notifying Buyer, if any only if, such action will not impair Buyer's interest therein and MHFC or Dynex, as the case may be, notifies Buyer promptly upon making any such change. Any modification or assumption agreements shall conform with the Seller's Underwriting Guidelines. If a change in circumstances results in impairment of the marketability of Loans that are underwritten pursuant to previously approved Underwriting Guidelines, Buyer may notify Seller that it objects to continued use of such Underwriting Guidelines, and Buyer shall thereafter be under no obligation to enter into any Transactions with respect to Loans underwritten in accordance therewith (other than Transactions for which Seller has issued a commitment letter, as to which Buyer shall use good faith efforts to effect the purchase, but the Market Value and/or Securitization Values given the Loans subject thereto may be re-adjusted by Buyer, in Buyer's sole discretion, to reflect the impairment of marketability).

                  (f) Hedging. BAC, and to the extent required by the Buyer, each other Seller, shall at all times maintain Hedges, having a notional amount not less than the aggregate outstanding balance of all fixed rate Purchased Loans with Buyer or an Affiliate thereof, having terms with respect to protection against fluctuations in interest rates reasonably acceptable to Buyer. Buyer acknowledges that Seller's purchases of short sales on U.S. Treasury Securities of equal duration to the Purchased Loans shall be an acceptable interest rate protection strategy and Hedge program and Buyer shall make available to Seller a knowledgeable individual for discussion purposes;

                  (g) Provision of Collateral Information for Each Loan. Each Seller covenants to provide or cause to be provided to Buyer, by no later than 12:00 noon (New York time), two Business Days immediately preceding each Payment Date, either by direct modem electronic transmission or via a computer diskette, the Collateral Information in computer readable format with respect to all Purchased Loans then subject to Transactions and covenants to provide Buyer with access to operating statements, the occupancy status and other property level information, with respect to the properties, plus any such additional reports as Buyer may reasonably request with respect to pending originations of mortgage loans;

                  (h) BAC's Provision of Pipeline Report. BAC covenants to provide, or cause to be provided to Buyer, the Pipeline Report by no later than 12:00 noon (New York time) two (2) Business Days immediately preceding each Payment Date, either by direct modem electronic transmission or via computer diskette;

                  (i) Seller Financial Reporting. Each Seller covenants to provide Buyer with the following financial and reporting information with respect to that Seller:

                            (i) Annual Statements. Within 90 days after the last day of its fiscal year, Seller's audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm consented to by Buyer (which consent shall not be unreasonably withheld);

                           (ii) Quarterly Statements. Within 45 days after the last day of the first three fiscal quarters in any fiscal year, Seller's consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter presented fairly in accordance with GAAP and certified by an Officer's Certificate as being complete and correct and fairly presenting the results of operations, assets and liabilities and financial condition of that Seller;

                          (iii) Compliance Certificates. Upon request and in any event not more frequently than quarterly, an Officer's Certificate from a senior officer of each Seller addressed to Buyer certifying that, as of such calendar month, (x) that Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists; and

                           (iv) Consolidated Statements. Buyer acknowledges that each Seller is a wholly-owned subsidiary of Guarantor and that its financial statements are prepared in connection with the preparation of audited statements for Guarantor. For the purposes of satisfying the foregoing reporting requirements, Sellers shall provide Buyer with copies of Guarantor's corresponding consolidated statements with consolidating information specifically applicable to each Seller and Bloomfield Servicing;

                  (j) Servicer Financial Reporting. Each Seller covenants for itself to cause any Servicer or subservicer of its respective Purchased Loans to provide Buyer with the following financial and reporting information with respect to that party:

                            (i) Annual Statements. Within 90 days after the last day of its fiscal year, the Servicer's or subservicer's audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm (or other independent certified public accounting firm for the MH Servicer's annual statements for the 1998 fiscal year only) consented to by Buyer (which consent shall not be unreasonably withheld);

                           (ii) Quarterly Statements. Within 45 days after the last day of the first three (3) fiscal quarters in any fiscal year, the Servicer's or subservicer's consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter presented fairly in accordance with GAAP;

                          (iii) Compliance Certificates. Within 90 days after the last day of its fiscal year, an Officer's Certificate of the Servicer or subservicer addressed to Buyer certifying that, as of such calendar month, the Servicer or subservicer is in compliance with all of the terms, conditions and requirements of the Servicing Agreement and no default exists thereunder; and

                           (iv) Consolidated Statements. Buyer acknowledges that Bloomfield Servicing is a wholly-owned subsidiary of Guarantor, and that its financial statements are prepared in connection with the preparation of audited statements for Guarantor. For the purposes of satisfying the foregoing reporting requirements with respect to Bloomfield Servicing, Sellers shall provide Buyer with copies of Guarantor's corresponding consolidated statements with consolidating information specifically applicable to each Seller and Bloomfield Servicing;

                  (k) Evidence of Compliance with Legal Requirements. For at least the term of this Agreement, each Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer promptly upon written request, evidence of compliance with all legal and organizational requirements applicable to its existence and the origination, servicing and collection of all Purchased Loans subject to Transactions at any time;

                  (l) Accepted Servicing Practices. Each Seller shall cause the servicing of the Purchased Loans to conform to Accepted Servicing Practices;

                  (m) Compliance with Representations, Warranties and Eligibility Requirements. Each Seller shall continue to comply with the representations and warranties as provided in this Agreement and with the Loan Eligibility Requirements in all material respects and shall promptly notify Buyer upon obtaining notice or knowledge of any Breach;

                  (n) Notice of Benefit Plan Events. Each Seller shall promptly give notice to Buyer of the following events, as soon as possible and in any event within 30 days after Seller knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Act of Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Seller or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Act of Insolvency of, any Plan;

                  (o) Maintenance of Insurance. Each Seller covenants to maintain with financially sound and reputable insurance companies insurance as set forth below in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Buyer as an additional loss payee, in the case of property or casualty insurance, and shall furnish to Buyer, a certified true copy of such bond and insurance policies, including policies for Blanket Fidelity Bond and Errors and Omissions Insurance and key-man life insurance for Daniel Bober and Creighton Weber in the amount of at least $1,000,000 each, and upon Buyer's request, shall furnish a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Buyer, and such other information with respect thereto as Buyer may reasonably request;

                  (p) GAAP. Each Seller covenants that, unless otherwise expressly stated to the contrary, all financial representations, warranties, covenants and calculations shall be made in accordance with GAAP;

                  (q) Transfer of Servicing Upon Default. Each Seller will, upon the occurrence of a Default, at the Buyer's instruction, transfer servicing to the Back-up Servicer in a prudent and prompt manner, safeguarding the Buyer's interest therein;

                  (r) Perfection Requirements Memorandum. Sellers shall provide Buyer and Custodian with a memorandum (the "Perfection Requirements Memorandum" of the state requirements for perfection of security interests in MH Paper and the Underlying Assets, indicating which documents must be delivered to Custodian in order to evidence perfection of Buyer's interest in the collateral covered thereby and shall keep that list current to reflect any material changes in those requirements. MHFC and Dynex shall not propose any MH Loan for purchase and BAC and Dynex shall not propose any Floorplan Loan for purchase if the Perfection Requirements Memorandum not been delivered to Buyer and Custodian;

                  (s) Executive Bonus Plans. Each Seller shall provide Buyer with a copy of any Executive Bonus Plans to be adopted by that Seller, as and when finalized;

                  (t) Monthly Inspections. BAC or Dynex will conduct, or cause to be conducted by a qualified third party under contract to such Seller or the applicable Servicer, monthly inspections of each Dealer's Property to verify the existence and condition of the Manufactured Homes securing all Floorplan Loans and shall provide copies of the results of such inspection to Buyer after completion;

                  (u) UCC filing for Change of Address. Promptly upon each Seller's change of address, such Seller shall file a change of address amendment to the UCC-1 filing previously made in favor of Buyer, in the appropriate filing office, and shall send an acknowledgment thereof to Buyer;

                  (v) Provision of Forms for Effecting Assignment of Security Interest in Manufactured Homes. MHFC or Dynex will obtain all applications, documents and forms that would be required by state recording officers to record Buyer's interest in the Manufactured Homes that secure MH Loans subject to Transactions, and will forward such forms to Custodian, as and when received; and

                  (w) Computer Systems The computer systems utilized by the Mortgage Servicer and MH Servicer in the performance of their respective servicing activities under this Agreement and its Servicing Agreement were and will continue to be capable of properly performing any calculations and recordkeeping functions with respect to the Loans on and after January 1, 2000.

13.      EVENTS OF DEFAULT

                  (a) If any of the following events (each an "Event of Default") occur, Sellers and Buyer shall have the rights set forth in Section 14 hereof, as applicable:

                           (i) Any Seller, Buyer, or Guarantor fails to satisfy or perform either:

                                    (A) Any payment or purchase obligation under
                  this Agreement including without limitation, the payment of the Repurchase Price when due; or

                                    (B) Any other material obligation or
                  covenant under this Agreement, other than an Event of Default specifically included in any of the other subsections of this
                  Section 13(a) within five (5) Business Days after notice of such Breach;

                           (ii) An Act of Insolvency occurs with respect to any Seller or Buyer or Guarantor;

                           (iii) There shall occur a Breach of any
         representation or warranty made by any Seller or Guarantor that is not corrected or cured of its inaccuracy within five (5) Business Days of the earlier of notice or knowledge of such Breach (other than a Breach of a Loan Representation, which shall not be considered as a Default or an Event of Default, and instead shall be considered solely for the purpose of determining the Market Value and Securitization Value of the Loans, unless a Seller has made any such representation or warranty with knowledge that it was materially false or misleading at the time made, in which case it shall constitute an Event of Default);

                           (iv) Any Seller or Buyer shall admit its inability to, or its intention not to, perform any of its obligations hereunder, Guarantor shall admit is inability to perform under the Guaranty;

                           (v) Any governmental, regulatory, or self-regulatory authority, including, but not limited to, the Agencies, takes any action that removes, limits, restricts, suspends or terminates the rights, privileges, or operations of any Seller or any of their respective Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a Material Adverse Effect and which continues for more than 24 hours;

                           (vi) Any Seller or Guarantor dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it merges has equity and a market value of at least that of such Seller or Guarantor, as the case may be, immediately prior to such merger and such entity expressly assumes the obligations of such Seller or Guarantor at the time of such merger), or sells, transfers, or otherwise disposes of a material portion of its business or assets without Buyer's prior written consent;

                           (vii) Buyer, in its good faith judgment, believes that there has been a material adverse change in the business, operations, corporate structure or financial condition of any Seller or the Guarantor or that any Seller or the Guarantor will not meet any of its obligations under any Transaction pursuant to the Facility Documents, this Agreement, servicing requirements, the Guaranty or any other agreement between the parties;

                           (viii) A final nonappealable judgment by any competent court in the United States of America for the payment of money in an amount of at least $250,000 is rendered against any Seller or the Guarantor, and the same remains undischarged, unbonded or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

                           (ix) This Agreement and the related Facility
         Documents shall for any reason cease to create a valid, first priority security interest in any of the Purchased Loans purported to be covered hereby;

                           (x) A Market Value Collateral Deficit or
         Securitization Value Collateral Deficit occurs with respect to any Seller, as applicable, and is not eliminated within the time period specified in Section 4(b) hereof;

                           (xi) An "event of default" or other material breach has occurred pursuant to (A) a Hedge entered into upon request of Buyer pursuant to Section 12(f) hereof, (B) the Custodial Agreement, (C) any Blocked Account Agreement, (D) the Side Letter, (E) the Second Subordination Letter, (F) the Guaranty, or (G) the Sun Side Letter;

                           (xii) Any Seller, the Guarantor or any of their respective Affiliates shall be in default under any note, indenture, loan agreement, guaranty, swap agreement or any other material contract to which it is a party, which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary;

                           (xiii) Guarantor's Maximum Leverage Ratio shall exceed 9:1 at any time;

                           (xiv) Guarantor's Tangible Net Worth shall at any time be less than the greater of (a) Guarantor's Asset Value Net Worth minus unsecured subordinated debt of the Guarantor which is subject to a subordinated agreement acceptable to Buyer and (b) the sum of (x) $20,000,000 as of December 31, 1999, (y) 85% of equity contributions to Guarantor received since December 31, 1999 and (z) 75% of cumulative positive net income of Sellers and other Subsidiaries of Guarantor from December 31, 1999;

                           (xv) Guarantor's FCCR for any calendar quarter shall be less than 1.25x at any time;

                           (xvi) Guarantor shall have made a Restricted Payment;

                           (xvii) Guarantor shall have entered into a line of business other than the lines of business expressly contemplated in that certain prospectus, dated November 13, 1997, for 1,200,000 shares of common stock of Guarantor; or

                           (xviii) Either Seller shall fail to fully transfer
servicing to the Back-up Servicer within five (5) Business Days of Buyer's request.

                  (b) In making a determination as to whether an Event of Default has occurred, and where more specific information is not reasonably available to the party making the determination, the parties hereto shall be entitled to rely on reports published or broadcast by media sources believed by such party to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that such party in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information, provided however, without impairing the ability of any party to rely on the above-listed information, the party against which such information is used shall have the right to establish any disputed facts or conclusions with evidence from more reliable sources.

14.      REMEDIES

                  (a) Buyer's Remedies. If an Event of Default occurs with respect to either Seller or Guarantor, the following rights and remedies are available to Buyer:

                            (i) Acceleration of Repurchase Date. At the option of Buyer, exercised by written notice to the Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

                           (ii) Sellers' Repurchase Obligations. If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

                                    (A) Sellers' obligations hereunder to
                  repurchase all Purchased Loans in such Transactions shall thereupon become immediately due and payable,

                                    (B) to the extent permitted by applicable
                  law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Pricing Rate for each such Transaction plus 4.0% to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (II) any proceeds from the sale of Purchased Loans applied to the Repurchase Price pursuant to subsection (a)(xii) of this Section, and
                  (III) any amounts applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section), and

                                    (C) all Income actually received by the
                  Buyer or its designee (including the Custodian) pursuant to
                  Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Sellers.

                          (iii) Sale or Other Disposition of Loans by Buyer. After one (1) Business Day's notice to the Sellers (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section 14), Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices Buyer may reasonably deem satisfactory any or all Purchased Loans subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Sellers credit for such Purchased Loans in an amount equal to the Market Value of the Purchased Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder. The proceeds of any disposition of Purchased Loans shall be applied first to the costs and expenses incurred by Buyer in connection with the Event of Default; second to the actual costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Sellers to Buyer or its Affiliates.

                           (iv) Buyer's Discretion in Connection with
         Liquidation of Loans. The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loan on the occurrence of an Event of Default or to liquidate all Purchased Loans in the same manner or on the same Business Day or
         (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

                            (v) Appointment of a Receiver for Collateral. Buyer shall, without regard to the adequacy of the security for the Sellers' obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Sellers shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver, including, without limitation, legal fees.

                           (vi) Injunction. Sellers agree that Buyer may obtain an injunction or an order of specific performance to compel Sellers to fulfill their obligations as set forth in Section 25 hereof, if Sellers fail or refuse to perform their obligations as set forth therein.

                          (vii) Joint and Several Obligation. Sellers shall be jointly and severally liable to Buyer for the amount of all expenses, reasonably incurred by Buyer in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal fees and expenses and reasonable costs incurred in connection with hedging or covering transactions.

                         (viii) Remedies Not Exclusive. Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and either or both Sellers.

                           (ix) Concurrent Remedies. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and (iii) of this Section, at any time thereafter without notice to Sellers. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                            (x) Recourse to Other Assets of Sellers. In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Sellers which may be in the possession of Buyer or its designee (including the Custodian) including the right to liquidate such assets and to set off the proceeds against monies owed by Sellers to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Loans, any Collateral or its proceeds, and all other sums or obligations owed by Buyer or its affiliates to Sellers against all of Sellers' obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Sellers shall be returned to Sellers after satisfaction of all obligations of Sellers to Buyer.

                           (xi) Nonjudicial Processes. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Sellers hereby expressly waive any defenses Sellers might otherwise have to require Buyer to enforce its rights by judicial process. Sellers also waive any defense Sellers might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Sellers recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

                          (xii) Sales Pursuant to Securities Offerings. Buyer and Sellers hereby agree that sales of the Purchased Loans shall be deemed to include and permit the sales of Purchased Loans pursuant to a securities offering.

                  (b) Sellers' Remedies. If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to Sellers:

                            (i) Repurchase of All Purchased Loans. Upon tender by Sellers of payment of the aggregate Repurchase Price for all such Transactions, Buyer's right, title and interest in all Purchased Loans subject to such Transactions shall be deemed transferred to the respective Seller, and Buyer shall deliver or cause to be transferred all such Purchased Loans to Sellers or their designees at Buyer's expense.

                           (ii) Replacement Loans. If Sellers exercise the option referred to in subsection (b)(i) of this Section and Buyer fails to deliver or cause to be delivered the Purchased Loans to the respective Seller or its designee, after one Business Day's notice to Buyer, such Seller may (A) purchase Loans ("Replacement Loans") that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Loans that are not delivered by Buyer to Sellers or its designees as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Loans, to be deemed to have purchased Replacement Loans at a price therefor on such date, equal to the Market Value of the Purchased Loans.

                          (iii) Buyer's Liability. Buyer shall be liable to the Sellers, and Buyer shall pay to the Sellers on demand, (A) with respect to Purchased Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by Sellers for Replacement Loans therefor over the Repurchase Price for such Purchased Loans and (B) with respect to Additional Loans, for the price paid (or deemed paid) by Sellers for the Replacement Loans therefor. In addition, Buyer shall be liable to Sellers for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Loans calculated on a 360-day year basis for the actual number of days during the period from and including the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate.

                           (iv) Sellers' Expenses. Buyer shall be liable to Sellers for the amount of all expenses reasonably incurred by Sellers in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal expenses and reasonable expenses incurred in connection with covering existing hedging transactions with respect to the Purchased Loans.

                            (v) Remedies Not Exclusive. Sellers shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws, in equity, and under any other agreement between Buyer and Sellers, including, without limitation, the right to offset any debt or claim.

                           (vi) Concurrent Remedies. Sellers may exercise one or more of the remedies available to Sellers immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Buyer. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Sellers may have.

15.      DUE DILIGENCE

                  Sellers acknowledge that Buyer has the right to perform continuing due diligence reviews with respect to the Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Sellers agree that upon reasonable prior notice to Sellers, provided that, in the event that a Default shall have occurred, then without notice, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Loans in the possession or under the control of Sellers, any Servicer or subservicer and/or the Custodian. Sellers also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Loan Files and the Loans. Without limiting the generality of the foregoing, Sellers acknowledge that Buyer may enter into Transactions with the Sellers based solely upon the Collateral Information provided by each respective Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Loans. Buyer may underwrite such Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Sellers agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Loans in the possession, or under the control, of Sellers. Sellers further agree that Sellers shall reimburse Buyer for any and all out-of-pocket costs and expenses reasonably incurred by Buyer in connection with Buyer's activities pursuant to this Section 15 hereof.

16.      SINGLE AGREEMENT

                  Buyer and Sellers acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Sellers agree (i) to perform all of their respective obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default in respect of all Transactions hereunder,
(ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted; provided, however, that the parties hereto acknowledge and agree that each Purchased Loan is identified and unique and nothing in this Agreement should limit or reduce Buyer's obligation to deliver the Purchased Loans to Sellers as and when provided herein.

17.      NOTICES AND OTHER COMMUNICATIONS

                  Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing (including without limitation by telex or telecopy) and delivered to the intended recipient at the "Address for Notices" specified below its name on the signature page hereof), or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to Buyer's Underwriter shall be made in writing to Hatfield Philips, 285 Peachtree Center Avenue, Marquis Two Tower, Suite 2300, Atlanta, Georgia 30303, Attention: P. Conrad Nelson (phone: (404) 420-5600 and fax: (404) 420-5610).

18.      ENTIRE AGREEMENT; SEVERABILITY

                  This Agreement together with the applicable Facility Documents and Confirmations constitute the entire understanding between Buyer and Sellers with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Loans. By acceptance of this Agreement, Buyer and Sellers acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.      NON-ASSIGNABILITY

                  The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Sellers without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

20.      TERMINABILITY

                  This Agreement shall terminate upon the earlier of (i) the Final Repurchase Date and (ii) written notice from either Seller to Buyer to such effect, except that this Agreement shall, notwithstanding the above clause, remain applicable to any Transaction then outstanding and provided however, that as a condition precedent to any termination by any Seller, the Exit Fee required pursuant to Section 3(j)(4) hereof shall be paid by such Seller to Buyer.

                  Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations, warranties and indemnities hereunder (including the Loan Representations) shall continue and survive.

21.      GOVERNING LAW

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.      CONSENT TO JURISDICTION

                  The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto.

23.      NO WAIVERS, ETC.

                  No express or implied waiver of any Event of Default by any party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

24.      INTENT

                  The parties understand and intend that this Agreement and each Transaction hereunder constitute a "repurchase agreement" and a "securities contract" as those terms are defined under the relevant provisions of Title 11 of the United States Code, as amended.

25.      SERVICING

                  (a) Servicing for Buyer using Accepted Servicing Practices. Notwithstanding the purchase and sale of the Purchased Loans hereby, the respective Seller and, pursuant to their respective Servicing Agreement, the MH Servicer and the Mortgage Loan Servicer, as applicable, shall continue to service the respective Purchased Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Loan prior to the related Repurchase Date pursuant to Section 8 hereof, Buyer's assigns; provided, however, that the obligations of a Seller to service Purchased Loans shall cease, at that Seller's option, upon the payment by Seller to Buyer of the Repurchase Price therefor. The respective Seller shall service or cause the respective Servicer to service the Purchased Loans in accordance with Accepted Servicing Practices approved by Buyer and maintained by other prudent mortgage lenders with respect to mortgage loans similar to those Purchased Loans.

                  (b) Servicing Agreements and Servicing Records. Each Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements (the "Servicing Agreements"), files, documents, books, records, data bases, computer tapes, disks, copies of computer tapes, Seller's rights in any data processing software, computer programs and related property and rights, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (the "Servicing Records") so long as the Purchased Loans are subject to this Agreement. Each Seller grants Buyer a security interest in all the respective servicing fees and rights relating to the Purchased Loans and all Servicing Records to secure the obligation of both Sellers or their designees to service in conformity with this Section and any other obligation of the respective Seller to Buyer. Sellers covenant to safeguard their respective Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

                  (c) Buyer's Options Upon Default by Servicers. Upon the occurrence and continuance of a Default (including upon the failure of a Seller, Servicer or any subservicer to meet Accepted Servicing Practices after notice of default and failure by the Servicer to cure any such default within 15 days thereafter), Buyer may, in its sole discretion, (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate the Sellers, Servicer or any subservicer as servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee, in which case Sellers will promptly, within five (5) Business Days, transfer servicing, or cause servicing to be transferred, to the Back-up Servicer. Buyer agrees that if Buyer has caused the transfer of servicing to the Back-up Servicer pursuant to a Default, and such Default does not become an Event of Default within sixty (60) days, Buyer shall transfer servicing back to the Servicer, at Buyer's expense.

                  (d) Each Seller shall provide to the Buyer a letter from its Servicer (the "Servicing Letter") (i) acknowledging Buyer's security interest in the Loans, (ii) granting Buyer a security interest in all servicing fees and rights relating to Loans and all Servicing Records related thereto to secure the obligation of Servicer to service in conformity with this Agreement, (iii) acknowledging that Buyer is the collateral assignee of all Servicing Records,
(iv) acknowledging that upon a Default, the Seller may terminate any Servicing Agreement upon request of the Buyer, and Servicer shall transfer servicing to Buyer's designee, at no cost or expense to the Buyer, it being agreed that the Seller will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Buyer, and
(v) agreeing to allow Buyer to inspect the Servicer's servicing facilities, for the purpose of satisfying the Buyer that the Servicer has the ability to service the Loans as provided herein.

                  (e) No Subservicers Without Buyer Consent. Sellers shall not employ subservicers to service the Purchased Loans without the prior written approval of Buyer, which approval shall not be unreasonably withheld. If the Purchased Loans are serviced by a subservicer, Sellers irrevocably assign all of their rights, title and interest in any such subservicing agreement, with respect to the Purchased Loans, to Buyer. The applicable Seller shall cause any subservicers engaged by or for the benefit of that Seller to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that, upon notice from Buyer (or the Custodian on its behalf) that an Event of Default has occurred and is continuing hereunder, it shall deposit all Income with respect to the Purchased Loans in the account specified in the third sentence of Section 5(a) hereof.

                  (f) Subordination of Servicing Fees. The payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

26.      DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

                  The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

27.      NETTING

                  If Buyer and Sellers are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder:

                  (a) All amounts to be paid or advanced by any one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of
Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

                  (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

28.      INDEMNIFICATION

                  Each Seller agrees to jointly and severally hold Buyer harmless from and indemnify Buyer against all liabilities, losses, damages, judgments, reasonably incurred costs and expenses of any kind which may be imposed on, incurred by or asserted against Buyer (collectively, the "Costs") relating to or arising out of the Transactions or this Agreement, including reasonable legal costs and settlement costs, except if such losses, liabilities, claims, damages or expenses result from Buyer's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Seller agrees to jointly and severally hold Buyer harmless from and indemnify Buyer against all Costs with respect to all Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Buyer's gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Loan for any sum owing thereunder, or to enforce any provisions of any Loan, each Seller will jointly and severally save, indemnify and hold Buyer harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by either Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Sellers. Each Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer's costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under this Agreement or any Transaction contemplated hereby, amendments and waivers, including without limitation the reasonable fees and disbursements of its counsel. Each Seller hereby acknowledges that, the obligations of both Sellers hereunder are recourse obligations of each Seller.

29.      ESTABLISHMENT OF COLLECTION ACCOUNT

                  (a) Each Seller shall, or shall cause each Servicer to, establish and maintain one or more collection accounts for the Buyer's benefit, which may be interest-bearing, entitled, as applicable: (i) "Bloomfield Servicing Company, L.L.C. in trust for Bloomfield Acceptance Company, L.L.C." (the "Bloomfield Blocked Account"), (ii) "Bloomfield Servicing Company, L.L.C. in trust for MHFC, Inc." (the "MHFC Blocked Account") or (iii) "Dynex Financial Inc." in trust for MHFC, Inc." (the "Dynex Blocked Account") (together, the "Blocked Accounts"). The Blocked Accounts shall be governed by the terms in this
Section 29 and the Blocked Account Agreements. The provisions of this Section 29 apply separately to each Blocked Account and to BAC with respect to the Bloomfield Blocked Account, MHFC with respect to the MHFC Blocked Account, Dynex with respect to the Dynex Blocked Account, and to BAC's, MHFC's and Dynex's respective Servicers.

                  (b) Sellers shall, or shall cause the Servicers to, deposit into the respective Blocked Accounts all payments received with respect to all MH Loans subject to Transactions hereunder and all proceeds received from sales of any Loans, within two (2) Business Days following receipt thereof. BAC and Dynex must instruct all Obligors on Mortgage Loans and Floorplan Loans to remit all payments directly to the Bloomfield Blocked Account.

                  (c)      Permitted Withdrawals

                                    (A) Distributions. Subject to the provisions
                  hereof, and to the extent available for distribution, all funds held in the Blocked Accounts, or received by the applicable Seller or Servicer as of one calendar day prior to two Business Days immediately preceding each Payment Date during the period in which there is no Default, shall be distributed on each Payment Date (subject to any restrictions contained herein or in the Facility Documents) in the following order of priority:

                                    FIRST: To Escrow Accounts for amounts
                  representing Escrow Payments as per the Loan Documents;

                                    SECOND: To the Buyer in accordance with the
                  Buyer's wire transfer instructions as provided herein or as amended from time to time, in an amount sufficient to pay:

                                    (i) any Periodic Payment due and owing;

                                    (ii) the amount of any Collateral Deficit;
                  and

                                    (iii) the amount of any fees or expenses or
                  other amounts due and owing to the Buyer hereunder or in the Facility Documents;

                                    THIRD: To payment to Buyer of Curtailment
                  and other prepayments received on any Loans;

                                    FOURTH: To the Servicer for any reasonable
                  servicing fees due and owing;

                                    FIFTH: To the respective Seller in
                  accordance with its wire transfer instructions, an amount equal to any proceeds indicated on that Seller's most recent Distribution Worksheet for such Payment Date as are remaining in the Blocked Account and available for distribution to that Seller on such Payment Date.

                                    The relevant Seller or the Servicer, as the
                  case may be, shall be entitled to transfer funds on deposit in a Blocked Account to one or more Escrow Accounts for the purpose of holding funds attributable to Escrow Payments; provided that any Escrow Account is identified and is subject to a Blocked Account Agreement.

                                    (B) Distribution in the Event of Default. To
                  the extent available for distribution to Sellers on each Payment Date, all funds held in the Blocked Account or received by either Seller or Servicer during a period in which there is a Default which has occurred and is known to the Sellers or as to which Buyer has notified Sellers, and which is continuing, shall be distributed on each Payment Date in the following order of priority:

                                    FIRST: To payment to the Buyer of amounts as
                  set forth in the subheadings entitled "SECOND AND THIRD" in Subsection (A) above;

                                    SECOND: To payment of the Repurchase Price
                  for any then outstanding Transactions;

                                    THIRD: To any additional amounts owing to
                  the Buyer hereunder; and

                                    FOURTH: Any surplus then remaining shall be
                  paid to the respective Sellers or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (d) The distributions set forth in subsection (c) of this Section shall be determined pursuant to the Distribution Worksheet for each respective Seller. Each Seller shall or shall cause its Servicer to deliver its respective Distribution Worksheet to that Seller and Buyer by facsimile by no later than 12:00 noon (New York time) on the second preceding Business Day prior to each Payment Date. Prior to remitting any distributions pursuant to this Section, the respective Seller and its Servicers shall have received by facsimile, the written consent of Buyer to the information set forth on a Distribution Worksheet. In the event that Buyer shall have failed to consent to a Distribution Worksheet by 5:00 p.m. (New York time) on the Business Day prior to each Payment Date, the affected Seller or its Servicer shall promptly contact Buyer and shall use its best efforts to obtain such written consent. In the event that Buyer disputes any calculation set forth on a Distribution Worksheet, the affected Servicer shall promptly contact Buyer and the respective Seller, and all parties shall use their best efforts to resolve such dispute; provided that, Buyer's good faith determination that accrued interest is due and owing or that a Collateral Deficit exists under this Agreement shall be conclusive absent manifest error.

                  (e) Reliance on Distribution Worksheets. The Lockbox Bank and the Servicers may rely upon any Distribution Worksheet which has been consented to by Buyer, and neither the Lockbox Bank nor the Servicers shall have any liability to Buyer for actions taken in reliance on such Distribution Worksheet. All distributions made by a Servicer pursuant to this Section shall be (subject to any decree of any court of competent jurisdiction) final, and that Servicer shall have no duty to inquire as to the application by Buyer of any amounts distributed to it.

                  (f) Appointment of Third Party Upon Default. In the event a Default shall occur and be continuing, Buyer may select a third party to prepare and distribute the Distribution Worksheets to all of the parties.

                  (g) Accrued Interest and Sellers' Separate Funds. Unless an Event of Default has occurred and is continuing, all interest accrued on Blocked Account(s) shall be allocated to the applicable Seller and shall constitute part of the funds available for distribution to Sellers in accordance with the foregoing procedure. Any of a Seller's separate funds used to establish any Blocked Account may be distributed to the relevant Seller at any time prior to an Event of Default in accordance with the Distribution Worksheet.

30.      CONFIDENTIALITY OF AGREEMENT

                  Sellers and Buyer agree to maintain the confidentiality of this Agreement and its terms and agree not to disclose this Agreement or its terms to any other party except as required for the enforcement of its terms, or as required by law, regulatory requirements or court order or discovery, or to Affiliates of Sellers or Guarantor or to their respective accountants, attorneys and similar Persons who provide professional or advisory services to them. Nonetheless, each Person given confidential information relating to this Agreement shall be informed by the giver of the confidential nature of this Agreement, and shall agree to maintain its confidentiality. Sellers shall be responsible for any breach of this agreement by their Affiliates and any other Persons to whom this Agreement or information about this Agreement is given. In the event Sellers determine, in consultation with legal counsel experienced in securities regulation, that the Agreement must be filed with the Securities and Exchange Commission pursuant to applicable law, such filing may only be made after consultation with Buyer and agreement upon redaction of certain terms of the Agreement (including, without limitation, the Pricing Spread and Commitment Fee).

31.      MISCELLANEOUS

                  (a) Time is of the essence under this Agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

                  (b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the respective Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of that Seller, and the relevant Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of, or in connection with, any action taken by Buyer in response to such instructions received or reasonably believed to have been received from such Seller.

                  (c) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement or any other Facility Document, this Agreement shall prevail.

                  (d) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation and/or corrected Confirmation shall prevail.

                  (e) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  (f) Sellers agree to reimburse Buyer for all reasonable costs and expenses of Buyer in connection with this Agreement, and the Sellers agree to reimburse Buyer for all reasonable costs and expenses of Buyer in connections with any Transactions hereunder including, respectively but without limitation,
(i) the fees, expenses and disbursement of outside counsel to Buyer, (ii) due diligence expenses, (iii) on-going auditing fees, (iv) custodial fees, (v) Lockbox Bank fees and (vi) the fees, expenses and disbursements of the Back-up Servicer, if servicing has been transferred to the Back-up Servicer pursuant to
Section 12(q) hereof.

                  (g) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.







[SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH ABOVE.

                                            LEHMAN COMMERCIAL PAPER INC.,
                                            Buyer

                                            By: /s/ Francis X. Gilhool
                                               ---------------------------------
                                            Title: Authorized Signatory
                                                  ------------------------------
                                            Date:
                                                 -------------------------------

                                            Address for Notices:
                                            -------------------

                                            Lehman Commercial Paper Inc.
                                            101 Hudson Street
                                            Jersey City, New Jersey  07306
                                            Attention:        Chris Czako
                                            Phone    (201) 524-4494
                                            Fax:     (201) 524-4439

                                            with a copy to:
                                            Lehman Commercial Paper Inc.
                                            200 Vesey Street,  8th Floor
                                            New York, New York  10285-0900
                                            Attention:        John Ng
                                            Phone    (212) 526-3165
                                            Fax:     (212) 526-7423

BLOOMFIELD ACCEPTANCE                       MHFC, INC.,
COMPANY, L.L.C.,
Seller

By: /s/ Daniel E. Bober                     By: /s/ Ronald Klein
   -----------------------------------         ---------------------------------

Title: President                            Title: President
      --------------------------------            ------------------------------
Date:                                       Date:
     ---------------------------------           -------------------------------

Address for Notices:                                 Address for Notices:
--------------------                                 --------------------

Bloomfield Acceptance Company, L.L.C.       MHFC, Inc.
260 East Brown, Suite 200                   260 East Brown, Suite 200
Birmingham, Michigan  48009-6229            Birmingham, Michigan 48009-6229
Attention:  Daniel E. Bober, President      Attention:   Ronald Klein, President
Phone:        (248) 433-2770                Phone:       (248) 433-2759
Fax:          (248) 644-5760                Fax:         (248) 644-5760

                                            DYNEX FINANCIAL, INC.,
                                            Buyer

                                            By: /s/ J. Peter Scherer
                                               ---------------------------------
                                            Title: President
                                                  ------------------------------
                                            Date:
                                                 -------------------------------

                                            Address for Notices:
                                            --------------------
                                            Dynex Financial, Inc.
                                            260 East Brown, Suite 200
                                            Birmingham, Michigan 48009-6229
                                            Attention: Daniel E. Bober
                                            Phone     (248) 433-2770
                                            Fax:     (248) 644-5760

                                                                       EXHIBIT I
                                                                          PART 1

                             FEES PAYABLE BY SELLERS

------------------------------------------------------------------------------------------------------------------------------------
        Loan Type              Administration             Non-Use Fee             Exit Fee(1)
                                  Fee
------------------------------------------------------------------------------------------------------------------------------------
Conduit Mortgage Loans      None                     0.25%, pro-rata based     0.25% of the
and Credit Lease Mortgage                            on quarter end use,       Repurchase Price for
Loans                                                payable quarterly         such Conduit and
                                                                               Credit Lease Mortgage
                                                                               Loans.
------------------------------------------------------------------------------------------------------------------------------------
Interim and Bridge          $2,500 each              0.25%, pro-rata based     The greater of (i) 50%
Mortgage Loans                                       on quarter end use,       of the prepayment
                                                     payable quarterly         penalty due from the
                                                                               Mortgagor on each such
                                                                               Interim and Bridge
                                                                               Mortgage Loan and
                                                                               actually paid to
                                                                               Seller, or (ii) 0.50%
                                                                               times the Repurchase
                                                                               Price of each such
                                                                               Interim and Bridge
                                                                               Mortgage Loan.
------------------------------------------------------------------------------------------------------------------------------------
MH Loans                    None                     0.25%, pro-rata based     None
                                                     on quarter end use,
                                                     payable quarterly
------------------------------------------------------------------------------------------------------------------------------------
Grandfathered Loans:                                                           The greater of (i) 50%
                                                                               of the prepayment
Thomas Edison Hotel         None                     0.25%, pro-rata based     penalty due from the
                                                     on quarter end use,       Mortgagor on each such
                                                     payable quarterly         Grandfathered Loan and
                                                                               actually paid to
A-Secured Self &            None                     0.25%, pro-rata based     Seller, or (ii) 0.50%
Vehicle Storage II                                   on quarter end use,       times the Repurchase
                                                     payable quarterly         Price of each such
                                                                               Grandfathered  Loan.
------------------------------------------------------------------------------------------------------------------------------------


The Sellers shall pay to the Buyer a Commitment Fee equal to $1,237,500 payable in four equal installments of $309,375 on the following dates: the Effective Date of this Agreement, March 1, 2000, June 1, 2000 and September 1, 2000. With respect to the Interim and Bridge Mortgage Loan portion of the line, an additional Commitment Fee in an amount to be determined by the Sellers and the Buyer shall be payable prior to the Buyer entering into any Transactions with respect to Interim Mortgage Loans or Bridge Mortgage Loans.

(1) No Exit Fee shall be payable if the Seller refinances the Purchased Loan due for repurchase and simultaneously subjects such refinanced Mortgage Loan to a Transaction. However, an Exit Fee shall be payable on such refinanced Mortgage Loan at the earlier of (i) the time of its repurchase or (ii) termination of this Agreement, at the rates set forth in this
     Exhibit I, depending on the classification of such Mortgage Loan (as Credit Lease, Conduit, Bridge, or Interim) on the date of repurchase or termination of the Agreement.

                                                                       EXHIBIT I
                                                                          PART 2

 APPLICABLE PURCHASE PRICE PERCENTAGES, APPLICABLE COLLATERAL MAINTENANCE
                               PERCENTAGES AND PRICING SPREADS


------------------------------------------------------------------------------------------------------------------------------------
          Loan Type               Applicable Purchase Price      Applicable Collateral          Pricing Spread
                                          Percentage            Maintenance Percentage
------------------------------------------------------------------------------------------------------------------------------------
Conduit Mortgage Loan and                    85%                       117.6471%                    1.375%
Credit Lease Mortgage Loan
------------------------------------------------------------------------------------------------------------------------------------
Interim Mortgage Loan                        85%                       117.6471%                    1.375%
------------------------------------------------------------------------------------------------------------------------------------
MH Loan (originated by Dynex)                85%                       117.6471%                    1.375%
------------------------------------------------------------------------------------------------------------------------------------
MH Loan (not originated by                  82.5%                      121.2121%                    1.375%
Dynex)
------------------------------------------------------------------------------------------------------------------------------------
Floorplan Loan                               65%                         150%                 See Pricing Spread
                                                                                          definition for calculation
                                                                                            of Price Differential
------------------------------------------------------------------------------------------------------------------------------------
FICO Violation MH Loans                      75%                       133.3333%                    1.375%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
          Loan Type               Applicable Purchase Price      Applicable Collateral          Pricing Spread
                                          Percentage            Maintenance Percentage
------------------------------------------------------------------------------------------------------------------------------------
Bridge Mortgage Loan            The fraction, expressed as a     The fraction,           The market rate as of the
                                percentage, the numerator of    expressed as a           Purchase Date as determined
                                which is the Buyer's LTV        percentage, the          by the Buyer in its sole
                                multiplied by the market        numerator of which is    discretion.
                                value of the related            1, and the denominator
                                Mortgaged Property, as          of which is the
                                determined in good faith by     Applicable Purchase
                                the Buyer in its sole           Price Percentage for a
                                discretion, based upon its      given Loan.
                                due diligence review, and the
                                denominator of which is the
                                outstanding principal amount
                                of the related Mortgage Loan
                                on the Purchase Date.
------------------------------------------------------------------------------------------------------------------------------------
Grandfathered Loans:

Thomas Edison Hotel                          85%                       117.6471%                    1.150%

A-Secured Self &
Vehicle Storage II                           85%                       117.6471%                    1.375%

------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT I
                                                                          PART 3
                            LIMITATIONS BY LOAN TYPE

------------------------------------------------------------------------------------------------------------------------------------
 Loan Type          Final        Maximum         Maximum          Minimum                            Sublimits
                 Repurchase     Aggregate     Committed Amount  Transaction     (applicable to each Loan when added to the Loans
                     Date          Term                            Amount                            then
                                                                                             subject to Transactions)
------------------------------------------------------------------------------------------------------------------------------------

Conduit Mortgage    November      The earlier   $50,000,000          $750,000   (1) The aggregate outstanding principal amount of
Loans and Credit    30, 2000      of nine (9)                     when combined     Conduit and Credit Lease Mortgage Loans subject
Lease Mortgage                    months or                          with all       to then outstanding Transactions secured by
Loans                             the Final                           other         Mortgaged Properties located in any one state is
                                  Repurchase                       Transactions     not more than $12,500,000.
                                  Date.                            on the same
                                                                     Purchase
                                                                       Date

                                                                                (2) The aggregate outstanding principal amount of
                                                                                    Conduit and Credit Lease Mortgage Loans subject
                                                                                    to then outstanding Transactions secured by
                                                                                    real property consisting of the same property
                                                                                    type is not greater than $25,000,000.



                                                                                (3) The aggregate outstanding principal amount
                                                                                    all Conduit and Credit Lease Mortgage Loans
                                                                                    subject to then outstanding Transactions with
                                                                                    initially adjustable rates (i.e., floating
                                                                                    rates) that include options to fix the interest
                                                                                    rates (in accordance with approved Underwriting
                                                                                    Guidelines), does not exceed $7,500,000.



                                                                                (4) No single Mortgagor or group of affiliated
                                                                                    Mortgagors is the Obligor under Conduit and
                                                                                    Credit Lease Mortgage Loans subject to then
                                                                                    outstanding Transactions with an aggregate
                                                                                    outstanding principal balance in excess of
                                                                                    $10,000,000.



                                                                                (5) The aggregate principal amount of the Credit
                                                                                    Lease Mortgage Loans subject to then
                                                                                    outstanding Transactions does not exceed
                                                                                    $5,000,000.

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
    Loan Type          Final        Maximum         Maximum        Minimum Loan             Sublimits Applicable to Each Loan
                     Repurchase    Aggregate    Committed Amount      Amount                   When Added to the Loans then
                        Date          Term                                                       Subject to Transactions
------------------------------------------------------------------------------------------------------------------------------------
Bridge and          November      To be         [$50,000,000]        $750,000     To be determined at time of first purchase of
Interim Loans       30, 2000      determined                      when combined   Bridge and Interim Loans
                                  at time of                         with all
                                  first                               other
                                  purchase of                      Transactions
                                  Bridge and                       on the same
                                  Interim                         Purchase Date
                                  Loans
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MH Loans            November      The earlier   $200,000,000        $750,000    (1) MH Loans originated in the same state do not
                    30, 2000      of 90 days    less the              when          equal or exceed the greater of (A) 15% of the
                                  or the        principal           combined        Purchase Price for all outstanding MH Loans
                                  Final         amount              with all        subject to Transactions or (B) $30,000,000 (the
                                  Repurchase    outstanding on        other         "Maximum Single State Exposure").
                                  Date or       Floorplan Loans.  Transactions
                                  such other                       on the same  (2) MH Loans secured by Manufactured Homes located
                                  date as the                     Purchase Date     in a park do not cause the total of such Loans
                                  Maximum                                           in that park to equal or exceed the greater of
                                  Aggregate                                         $2,500,000 (the "Maximum Single Park Exposure").
                                  Terms may
                                  be extended                                   (3) MH Loans secured by Used Manufactured Homes do
                                  by the                                            not equal or exceed the greater of (A) 25% of
                                  Buyer in                                          the aggregate outstanding principal amount of MH
                                  its sole                                          Loans subject to Transactions or (B)$30,000,000.
                                  discretion
                                  (except up                                    (4) Delinquent MH Loans, do not equal or exceed 3%
                                  to 25% may                                        of the aggregate outstanding principal amount
                                  have a                                            of MH Loans subject to Transactions.
                                  maximum
                                  aggregate                                     (5) MH Loans with an LTV >90% do not equal or exceed
                                  term of 180                                       50% of the aggregate outstanding principal
                                  days)                                             amount of MH Loans subject to Transactions.
                                                                                    No MH Loan has an LTV greater than 95%. The
                                                                                    weighted average LTV of MH Loans shall not be
                                                                                    greater than 88%.

                                                                                (6) The weighted average FICO score of MH Loans
                                                                                    subject to Transactions for which a FICO score
                                                                                    was obtained at origination shall be not less
                                                                                    than 630. No MH Loan shall have a FICO score
                                                                                    less than 500. MH Loans without a FICO score
                                                                                    shall not exceed 15% of the aggregate principal
                                                                                    amount of MH Loans subject to Transactions.

                                                                                (7) The aggregate outstanding principal balance of
                                                                                    adjustable rate MH Loans subject to Transactions
                                                                                    does not exceed $2,000,000.

                                                                                (8) No Land-and-Home Loans shall exceed $300,000 in
                                                                                    principal amount.

                                                                                (9) No MH Loan which is not a Land-and-Home Loan
                                                                                    (a "Non L-H Loan") shall exceed $90,000 in
                                                                                    principal amount; provided that up to 5% of Non
                                                                                    L-H Loans may have a principal amount greater
                                                                                    than $90,000 but less than or equal to $150,000.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
    Loan Type          Final        Maximum         Maximum        Minimum Loan             Sublimits Applicable to Each Loan
                     Repurchase    Aggregate    Committed Amount      Amount                   When Added to the Loans then
                        Date          Term                                                       Subject to Transactions
------------------------------------------------------------------------------------------------------------------------------------

Floorplan Loans     November      The earlier   See Sublimit         $750,000     (1) The aggregate outstanding principal balance of
                    30, 2000      of ninety                            when           Floorplan Loans subject to Transactions does
                                  days or the                        combined         not exceed $5,000,000.
                                  Final                              with all
                                  Repurchase                           other      (2) No single dealer or any affiliate (except with
                                  Date                             Transactions       respect to Transactions outstanding on the
                                  (except up                        on the same       date hereof with respect to Sav-Mor Homes of
                                  to 25% may                         Purchase         Conway d/b/a Countryside Homes) may be the
                                  have a                               Date           obligor on Dealer Notes representing an
                                  maximum                                             aggregate principal balance in excess of
                                  aggregate                                           $1,000,000.
                                  term of 120
                                  days)                                           (3) No advances under any Floorplan Loan subject
                                                                                      to a Transaction may be used to finance and be
                                                                                      secured by Used Manufactured Homes.
------------------------------------------------------------------------------------------------------------------------------------
Table Funded        See           3 Business     See Sublimit     $750,000        Does not exceed the greater of (A) $10,000,000 or
Mortgage Loans      Mortgage      Days from                         when          (B) 10% of the Mortgage Loans subject to
                    Loan dates    Purchase                        combined        Transactions.
                                  Date                            with all
                                                                   other
                                                                  Transactions
                                                                  on the same
                                                                  Purchase
                                                                    Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Grandfathered
Loans:

Thomas Edison       September     Until the     $6,800,000
Hotel               4, 2000       Final
                                  Repurchase
                                  Date

A-Secured Self &                  Until the     $3,485,000
Vehicle Storage II  June 3, 2000  Final
                                  Repurchase
                                  Date

------------------------------------------------------------------------------------------------------------------------------------
Total Committed                                 $250,000,000
Amount (All Loans)
------------------------------------------------------------------------------------------------------------------------------------

                                                                      EXHIBIT II

                     PART 1. REPRESENTATIONS AND WARRANTIES
                            REGARDING MORTGAGE LOANS

              BAC shall be deemed to make the following representations and warranties to the Buyer with respect to each Purchased Loan which is a Mortgage Loan sold in a Transaction hereunder, as of the related Purchase Date and as of each day such Transaction is in effect and except as shall be specifically disclosed in the schedule attached to the Request for Purchase. With respect to any representations and warranties made to the best of BAC's knowledge, to BAC's knowledge or in reliance on or based on information, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of BAC, then, notwithstanding that such representation and warranty is made to the best of BAC's knowledge, to BAC's knowledge or in reliance on or based on information, the Market Value of such Mortgage Loans may, in the Buyer's sole good faith discretion, be reduced to zero.

1. No Default. With respect to the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves: (A) the Mortgage Loan has not been since the date of origination by the applicable Qualified Originator, and currently is not, 30 or more days delinquent, and (B) the Mortgagor is not in default thereunder beyond any applicable grace period.

2. Title Policy. The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by one or more nationally recognized title insurance companies (the "Title Policy"), insuring the Qualified Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of BAC, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property, (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of BAC, materially interferes with the current use of the related Mortgaged Property or security intended to be provided by such Mortgage, with the Mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan) and (d) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage. The Title Policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. To the actual knowledge of BAC, no material claims have been made under such title policy and no claims have been made thereunder.

3. Required Insurance In Force. (A) Each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, in an amount not less than the replacement cost of the Mortgaged Property; each Mortgaged Property was also covered by one-year business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received by BAC or (to BAC's actual knowledge) by the Mortgagor; and
         (B) the Mortgage Loan Documents obligate the Mortgagor to maintain all such insurance and, at the Mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor.

4. Condition of Property. As of the most recent date of inspection of each Mortgaged Property by BAC, in reliance solely on site inspections conducted in accordance with procedures of a prudent lender and BAC's review of the report prepared by the engineer who inspected the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements with respect to the Mortgage Loan (which report indicated, if applicable, a variety of recommended capital improvements with respect to such Mortgaged Property, as well as the estimated cost of such improvements and the most recent visual inspection (as described in paragraph 9 below) of the Mortgaged Property).

5. No Encroachments. To the best of BAC's knowledge, after review of and in reliance on compliance confirmations from applicable municipalities, surveys and/or endorsements to the Title Policy, none of the improvements included for the purpose of determining the Appraised Value of each Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan.

6. Compliance of Improvements. To the best of BAC's knowledge, after review of and in reliance on compliance confirmations from applicable municipalities, surveys, the zoning endorsement to the Title Policy (if applicable), the appraisal, engineering and environmental reports in the Loan File, and (where applicable) the opinion of the Mortgagor's counsel, all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added.

7. Assignment of Leases. Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases (to the extent permitted by the applicable law of the jurisdiction in which the Mortgaged Property is situated), subject only to a license granted to the relevant mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, or if no such license is granted, then subject to the interruption or loss of those rights upon the exercise by the Mortgagee of its rights under the applicable laws relating to that assignment of leases and rents, and in each case subject only to those exceptions described in subsection 10(c)(7) of the Agreement and Paragraph 2 above. To BAC's knowledge in reliance on the Title Policy and the opinion of Mortgagor's counsel (if addressed therein) and otherwise to BAC's actual knowledge, no person other than the relevant Mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in paragraph (2) above.

8. First Mortgage Lien. Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in Paragraph 2 above and, with respect to Mortgages on Ground Leases, to those exceptions described in Paragraph 17 below.

9. Recent Property Inspection. BAC has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof.

10. Payment or Escrow for Taxes and Assessments. In reliance upon the applicable Title Policy, all taxes and governmental assessments that prior to the date of origination of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the Title Policy issued in connection with the origination of the Mortgage Loan.

11. Environmental Report. With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. BAC has reviewed each such report and update and summarized such report in an underwriting summary delivered to Buyer at the time funding is sought. BAC, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. BAC has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update.

12. Litigation Searches. To BAC's knowledge in reliance on the litigation searches in the Loan File and the warranties and representations of the Mortgagor in the Mortgage Loan Documents (including, if addressed therein, the opinion of Mortgagor's counsel), and without other affirmative investigation or inquiry, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Mortgagor or any Mortgaged Property an adverse outcome of which could materially affect the Mortgagor's performance of its obligations under the Mortgage Loan Documents.

13. Leases. If any Mortgaged Property is subject to any leases (other than any Ground Lease referred to in Paragraph 18 below): (A) to the best of BAC's knowledge (in reliance on the Title Policy and the Mortgagor's representations and warranties in the Mortgage Loan Documents), the Mortgagor is the owner and holder of the landlord's interest under any leases, and (B) the related Mortgage and assignment of leases, rents and profits, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in the Agreement and Paragraph 2 above.

14. Deeds of Trust. If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the loan.

15. Application of Insurance Proceeds. The Mortgage Loan Documents provide that any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds (provided that such proceeds exceed the threshold amount described in the Loan Documents) as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration.

16. Flood Zone. In reliance upon the survey and the engineering and/or environmental reports in the Loan File, no improvements comprising any Mortgaged Property are located in a special flood hazard area as defined by the Federal Insurance Administration (unless that fact has been specifically disclosed to the Buyer in the Request for Purchase) and the applicable flood insurance has been obtained and is in force with respect thereto as required under the applicable Underwriting Guidelines.

17. Ground Leases. With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a Ground Lease and in reliance upon the terms of the Ground Lease or an estoppel letter (or another writing contained in the Loan File) from the ground lessor, the following apply to such Ground Lease:

         A. In reliance on the Title Policy, the Ground Lease or a memorandum thereof has been duly recorded.

         B. The Ground Lease does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would materially adversely affect the security provided by the related Mortgage, and (in reliance on the representations of the Mortgagor in the Mortgage Loan Documents and the Title Policy) there has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan Documents delivered to the Custodian.

         C. In reliance on the Title Policy, the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest (if that ground lessor's interest is not subordinated to the related Mortgage).

         D. BAC's interest in the Ground Lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by such holder and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

         E. To the best of BAC's knowledge in reliance on the representations and warranties in the Mortgage Loan Documents and estoppels, as of the origination date of the Mortgage Loan, the Ground Lease was in full force and effect and no material default had occurred under the Ground Lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease. No notice of default under the Ground Lease has been received by BAC.

         F. The Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the holder of the Mortgage and the Ground Lease, or an estoppel letter (or similar writing) received by BAC from the lessor, further provides that notice of termination given under the Ground Lease is not effective against the Mortgagee unless a copy of the notice has been delivered to the Mortgagee in the manner described in such Ground Lease or estoppel letter or similar writing.

         G. The Mortgagee is permitted a reasonable opportunity (including, where necessary, reasonable time to gain possession of the interest of the lessee under the Ground Lease) to cure any default under the Ground Lease which is curable after the receipt of notice of any default, before the lessor thereunder may terminate the Ground Lease.

         H. The Ground Lease either (i) has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan or
              (ii) grants the Lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds 10 years beyond the maturity date of the related Mortgage Loan, or (with respect to non-amortizing Mortgage Loans only) 35 years beyond the maturity date of such non-amortizing Mortgage Loan.

         I. In the case of any default that is not curable by the Mortgagee, or in the event of bankruptcy or insolvency of the lessees under the Ground Lease, the Mortgagee has the right to enter into a new Ground Lease (upon identical financial terms and substantially equivalent other terms) with the lessor upon termination of the Ground Lease or rejection of the Ground Lease in a bankruptcy or similar proceeding, provided the Mortgagee cures the lessee's defaults to the extent they are curable.

         J. Under the terms of the Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in connection with a total or substantially total loss or taking) will be applied first either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds (provided that such proceeds exceed the threshold amount described in the Loan Documents) as the repair or restoration progresses (except in cases where a provision entitling another party to hold and disburse those proceeds would not be viewed as commercially unreasonable by an institutional investor), with any balance of such insurance proceeds payable to Mortgagor or the lessor, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

         K. Under the terms of the Ground Lease and the related Mortgage, taken together, any related insurance proceeds in connection with a total or substantially total loss or taking will be applied first to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by an institutional investor, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of the Mortgage Loan, and except in cases described in clause (J) above); and until such principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the Ground Lease will have the right to terminate or modify the Ground Lease without the prior written consent of the Mortgagee as a result of any such casualty or condemnation, except to provide for an abatement of the rent.

         L. Such Ground Lease does not impose any material restrictions on subletting by the lessee for the use for which the Loan has been underwritten.

         M. Either the Ground Lease or the related Mortgage contains a covenant that such Ground Lease shall not be amended in any manner that would be materially adverse to the Mortgagee, or canceled or terminated, without the prior written consent of the Mortgagee.

         N. The lessor under the Ground Lease is not permitted in the absence of an uncured default under the Ground Lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.


18. Commercial Property/Minimum Fair Market Value. (A) The Mortgage Loan is directly secured by a Mortgage on a commercial real property, and (B) the fair market value of such real property, as evidenced by an appraisal conducted within 12 months of the origination of the Mortgage Loan pursuant to its Underwriting Guidelines, was at least equal to the lesser of the Loan-to-Value specified in the Underwriting Guidelines or a Loan-to-Value of 80% (90% with respect to Bridge Mortgage Loans only)
         (I) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (II) at the related funding date; provided that the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in
         (I) and (II) shall be made on an aggregated basis) and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (I) and (II) shall be made on an aggregate basis).

19. Lawful Occupancy. To the best of BAC's knowledge in reliance upon the engineering, appraisal and engineering reports in the Loan File as well as written advice from applicable governmental authorities have jurisdiction over the Mortgaged Property, certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property (except where the issuance or existence of those certificates and/or permits cannot be confirmed by those local authorities as a result of the age of the improvements and the incomplete status of official records, but in that event those authorities have not advised BAC that the absence of those certificates or permits poses an impediment to the use or occupancy thereof as underwritten or causes the Mortgaged Property to be in violation of the current requirements of applicable laws and ordinances).

20. Assignments of Mortgage and Assignment of Rents. The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to Buyer, and the related Reassignment of assignment of leases, rents and profits, if any, constitutes a legal, valid and binding assignment thereof to Buyer.

21. Sole Security and Absence of Cross-Collateralization. The related Mortgage Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related assignment of leases, rents and profits and any related security agreement and escrow agreement; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to Buyer hereunder (except for Mortgage Loans, if any, which are cross-collateralized with other Mortgage Loans being conveyed to Buyer or subsequent transferee hereunder and identified on the Loan Schedule).

22. Licenses, Permits and Franchises. To BAC's knowledge, in reliance on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

23. SMMEA. In reliance on the Title Policy, the Mortgage Loan is directly secured by a first lien on one or more parcels of real estate upon which is located one or more commercial structures; and, to the extent required by the applicable provisions of law, all Mortgage Loans originated after September 2, 1998 were originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

24. Single Purpose Entities and Bankruptcy Remote Requirements. Unless otherwise disclosed to and approved in writing by Buyer on a case-by-case basis, each applicable Mortgagor is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single-purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property, does not engage in any business unrelated to such property and its financing, does not have any assets other than those related to its interest in the property or its financing, or any indebtedness other than as permitted by the related

         Mortgage or the other Mortgage Loan Documents, has its own books and records and accounts separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person).

              A. Non-Consolidation Opinion. A non-consolidation opinion was obtained for each Mortgagor or affiliated group of Mortgagors with respect to Mortgage Loans (or affiliated groups of Mortgage Loans) with an aggregate original principal balance in excess of $25,000,000.

              B. Independent Director. The general partners or managing members of each Mortgagor or affiliated group of Mortgagors with respect to Mortgage Loans (or affiliated groups of Mortgage Loans) having an aggregate original principal balance in excess of $25,000,000 have an independent director.

25. No Construction or Land Loans. The Mortgage Loan is not a construction loan or a land loan.

26. Adjustable Rate Loans. Each adjustable rate Mortgage Loan contains a provision requiring conversion to a fixed interest rate Mortgage Loan and all rate adjustments have been performed in accordance with the terms of the related Mortgage Note.

27. Securitization Standards. The Mortgage Loan conforms to current standards for securitization.

28. No Other Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement, guaranty, or chattel mortgage delivered to the Custodian for the benefit of Buyer.

29. No Subordinate Financing. There is no subordinate financing on the Mortgaged Property.

                     PART 2. REPRESENTATIONS AND WARRANTIES

                            REGARDING CREDIT LEASES.

              BAC shall be deemed to make the following additional representations and warranties to the Buyer with respect to each Mortgage Loan sold in a Transaction hereunder as to which there is a Credit Lease, as of the related Purchase Date and as of each day such Transaction is in effect and except as shall be specifically disclosed in the schedule attached to the Confirmation. With respect to any representations and warranties made to the best of BAC's knowledge, to BAC's knowledge or in reliance on or based on information, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of BAC, then, notwithstanding that such representation and warranty is made to the best of BAC's knowledge, to BAC's knowledge or in reliance on or based on information, the Market Value of such Mortgage Loans may, in the Buyer's sole good faith discretion, be reduced to zero.

1. Insurance and Obligation to Restore. The Credit Tenants under the applicable Credit Leases are obligated to restore the Mortgaged Property or purchase the Mortgaged Property in an amount sufficient to prepay the Mortgage Note in full in the event of major casualty and such Credit Tenants have complied in with the self insurance provisions contained in the applicable Credit Leases or the Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer consistent with the Loan Eligibility Requirements, including against earthquake risks, in an amount equal to not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, or (ii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Loan Eligibility Requirements. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy in an amount representing coverage not less than the least of
         (1) the full insurable value of the Mortgaged Property, and (2) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming BAC, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by BAC. All premiums due on such insurance policy have been paid. The related Credit Lease obligates the Credit Tenant to maintain such insurance or permits the Credit Tenant to self insure subject to standard conditions for Credit Leases. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance. To the best of BAC's knowledge, the hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. BAC has not engaged in, and has no knowledge of the Mortgagor's or the Credit Tenant's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, to the best of BAC's knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and to the best of BAC's knowledge, no such unlawful items have been received, retained or realized by BAC.

2. Single Parcel and Use by Tenant. Except as disclosed by BAC to the Buyer, the Mortgaged Property consists of a single parcel of real property upon which is located one or more commercial structures. The Mortgaged Property is being or will be used by the Credit Tenant for the purpose set forth in the related Credit Lease.

3. Permitted and Prohibited Uses. The Credit Lease permits the Credit Tenant to use the Mortgaged Property for any lawful purpose. Pursuant to the Credit Lease, the Credit Tenant is prohibited from using the Mortgaged Property in a manner which would (i) violate any certificate of occupancy or equivalent certificate affecting any of the Mortgaged Property, (ii) make void or voidable any insurance then in effect with respect to any of the Mortgaged Property, (iii) materially and adversely affect in any manner the ability of Credit Tenant to obtain fire and other insurance which Credit Tenant is required to furnish under the Credit Lease, (iv) cause any injury or damage to the improvements thereon, or (v) constitute a public or private nuisance or waste.

4. Mortgagor as Owner. The related Mortgagor is the owner and holder of the landlord's interest under any lease for use and occupancy of all or any portion of the related Mortgaged Property including without limitation the related Credit Lease. The Mortgagor has not made any assignments of the landlord's interest in any such lease or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable under any such lease, which assignments are presently outstanding other than the assignment of leases from the Mortgagor to BAC. The assignment of leases and/or rents establishes and creates a valid and enforceable first priority security interest on the leases affecting the Mortgaged Property including without limitation the related Credit Lease except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity.

5. Credit Lease Terms. As to each Mortgage Loan secured by Mortgaged Property which is leased to a Credit Tenant: (1) Each such Mortgaged Property is leased to a Credit Tenant pursuant to a Credit Lease. Mortgagee and Credit Tenant have agreed in writing that all payments of rent due under the related Credit Lease shall be made directly to BAC or BAC's designee. The base rent payable by the Credit Tenant under the Credit Lease is sufficient to pay all interest payable under the related Mortgage Loan and to fully amortize all principal payable under the related Mortgage Loan. The maturity date of the related Mortgage Loan occurs simultaneously with or before the expiration date of the related Credit Lease. Under the terms of the Credit Lease, the Credit Tenant is obligated to (i) pay all real estate taxes, (ii) maintain casualty insurance policies or qualify for self-insurance and (iii) maintain and repair the Mortgaged Property. (2) The Mortgaged Property is not subject to any leases other than the Credit Lease. No Person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Credit Lease. (3) With respect to any Credit Lease having the benefit of a non-disturbance or similar recognition agreement, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, and Mortgagor, any Credit Tenant (alone or considered with other tenants) of the Mortgaged Property, or the Mortgagor's or any Credit Tenant's credit standing that would cause prudent mortgage lenders making loans similar to the Mortgage Loan in the area in which the Mortgaged Property is located to refuse to grant such non-disturbance or similar recognition agreement. (4) There are no recorded assignments of the Credit Leases or of any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder (hereinafter collectively referred to as the "Rents") which are now outstanding (other than the assignment to BAC of record or to be recorded in connection with the Mortgage
         Loan). (5) Except under circumstances where the Credit Tenant is obligated to pay an amount not less than the outstanding principal balance of the applicable Mortgage Loan, no Credit Lease contains any option to purchase, any right of first refusal to lease or purchase, any express right to terminate the Credit Lease or vacate the premises prior to expiration of the lease term, or any express right to abate or defer rent or any other similar provisions which adversely affect the Mortgaged Property or which might adversely affect the rights of any holder of the Mortgage Loan. All of the Credit Leases are in full force and effect and have not been modified or amended other than by documents contained in the Loan File, and the Loan File contains true and complete copies of the Credit Leases. (6) The Credit Leases do not require the landlord or the holder of the landlord's interest to rebuild, construct or repair any damages or destruction to the leased premises or to compensate for a condemnation of part or all of the leased premises but do provide that the Mortgagor will make proceeds and awards available to the Credit Tenant for such purposes under certain circumstances. (7) The Mortgagor has certified that neither the Mortgagor (landlord) nor to its knowledge any Credit Tenant under the Credit Leases is in default under any of the terms, covenants or provisions of the Credit Leases and BAC knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any of the Credit Leases.

6. No Material Contracts. To the best of BAC's knowledge, there are no material contracts (other than management contracts, the Credit Lease and recorded exceptions to title) affecting the Mortgaged Property that are not terminable on one month's notice or less without cause and without penalty or premium.

7. Subordination of Credit Lease and/or Subleases. The Credit Lease is either subordinate in right to the related Mortgage, subject to a non-disturbance and attornment provision, or is senior in right to the Mortgage; any subleases entered into by the Credit Tenant will be subject and subordinate to the Credit Lease and will not relieve the Credit Tenant of its obligations under the Credit Lease; in the event that the Buyer acquires title to a Mortgaged Property by foreclosure or otherwise, the lessor's interest under the related Credit Lease is freely assignable by the Buyer and its successors and assigns to any person without the consent of the Credit Tenant, and, in the event the lessor's interest is so assigned, the Credit Tenant will be obligated to recognize the assignee as lessor under such Credit Lease.

8. Notification by Credit Tenant to Mortgagee. Each Credit Tenant has agreed to notify the related mortgagee of any default under the related Credit Lease.

9. Sole Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the assignment of the Credit Lease, as applicable and such other Collateral as is disclosed as part of the Loan File.

                     PART 3. REPRESENTATIONS AND WARRANTIES
                               REGARDING MH LOANS.

              The applicable Seller (either MHFC or Dynex) shall be deemed to make the following representations and warranties to the Buyer with respect to each MH Loan sold in a Transaction hereunder, as of the related Purchase Date and as of each day such Transaction is in effect and except as shall be specifically disclosed in the schedule attached to the Request for Purchase. With respect to any representations and warranties made to the best of the applicable Seller's knowledge, to the applicable Seller's knowledge or in reliance on or based on information, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of the applicable Seller, then, notwithstanding that such representation and warranty is made to the best of the applicable Seller's knowledge, to the applicable Seller's knowledge or in reliance on or based on information, the Market Value of such Mortgage Loans may, in the Buyer's sole good faith discretion, be reduced to zero.


1. Fixed and Adjustable Rate MH Loans. For MH Loans that have a fixed APR, the finance charge was computed using a fixed rate. Adjustable rate MH Loans are not convertible to fixed interest rate MH Loans.

2. Payment Terms. The MH Loan is not a graduated payment Loan. With respect to fixed rate MH Loans, the MH Loan provides for equal Monthly Payments of principal and interest that fully amortize the loan over its term. With respect to adjustable rate MH Loans, the Loan Interest Rate is adjusted, on each Loan Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to the Loan Interest Rate Cap, with interest calculated and payable in arrears, sufficient to amortize the MH Loan fully by the stated maturity date, over an original term of not exceeding the approved term of the Loan under the applicable Underwriting Guidelines. Notwithstanding the foregoing, MH Loans may provide for regularly scheduled payments twice a month, determined and established in the same manner as Monthly Payments (except for the frequency of installments, with respect to such twice monthly payments).

3. Required Hazard Insurance Policies. The Manufactured Home is insured by a fire and extended perils insurance policy, issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located, and is also insured against losses from theft, collision, water and weather damage and such other hazards as are customary in the area where the Manufactured Home is located, and, to the extent required by the applicable Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Manufactured Home, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is equal to the replacement cost of the Manufactured Home plus Add-ons, provided that such insurance policy may provide for customary deductible amounts, and further provided that the amount of coverage provided by each such policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If any portion of the Manufactured Home is located within a federally designated special flood hazard area, the applicable Seller shall also cause flood insurance which meets the current federal guidelines to be maintained with a generally accepted insurance carrier, in an amount representing not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Manufactured Home, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (each a "Hazard Insurance Policy") contain a standard loss payee clause naming the applicable Seller, its successors and assigns (including without limitation, subsequent owners of the MH Loan, as loss payee, and may not be reduced, terminated, or canceled without 30 days prior written notice to the loss payee. No such notice has been received by the applicable Seller. The Hazard Insurance Policy is the valid and binding obligation of the insurer and is in full force and effect. The applicable Seller has not engaged in, and has no knowledge that the Obligor has engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained, or realized by the applicable Seller. Where required by state law or regulation, the Obligor has been given an opportunity to choose the carrier of the required Hazard Insurance Policy.

4. Insurance Premiums Paid. All premiums due on all Hazard Insurance Policies have been paid in full. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, and if the applicable Seller elects to have the MH Loan continue to be a Purchased Loan and does not substitute that Purchased Loan with another Eligible Loan, the applicable Seller shall pay such premiums on that policy or a replacement policy out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the MH Loan, but may not add such premium to the remaining principal balance of the MH Loan for purposes of this Agreement. If the Obligor does not reimburse the applicable Seller for payment of such premiums and the related MH Loan is liquidated after a default, the applicable Seller shall be reimbursed for its payment of such premiums out of the related liquidation proceeds. The applicable Seller may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall, to the extent that the related MH Loan does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as required under Section 3 above, resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is customary for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the MH Loans. The applicable Seller shall pay, out of its own funds, the premium for such policy on the basis described therein and shall deposit in the designated Blocked

         Account on the Business Day next preceding the Payment Date following the Monthly Period in which the insurance proceeds from claims in respect of any MH Loans under such blanket policy are or should have been received, the deductible amount with respect to such claims. The applicable Seller shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies. If the applicable Seller shall have repossessed a Manufactured Home on behalf of the Buyer, the applicable Seller shall either (x) maintain at its expense a Hazard Insurance Policy with respect to such Manufactured Home, except that the applicable Seller shall be responsible for depositing any deductible amount with respect to all claims under such individual Hazard Insurance Policies (at the time when the proceeds under any such policy are received), or (y) indemnify the Buyer against any damage to such Manufactured Home prior to resale or other disposition that would have been covered by such Hazard Insurance Policy. Any cost incurred by the applicable Seller in maintaining any of the foregoing insurance may be added to the amount owing under the MH Loan under this Agreement. However, such costs (other than the cost of the blanket policy) shall only be recovered out of later payments by the Obligor for such premiums or, if the related contract is liquidated after a default, out of the related liquidation proceeds.

5. No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to the applicable Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any insurance policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the applicable Seller, or to the best of the applicable Seller's knowledge the related Obligor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay. Except as shall otherwise be disclosed to and approved by Buyer (in connection with the lawful sale or placement of insurance by an Affiliate of the applicable Seller), in connection with the placement of any insurance, no commission, fee, or other compensation has been or will be received by the applicable Seller or by any officer, director or employee of the applicable Seller or any designee of the applicable Seller or any corporation in which the applicable Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance. The applicable Seller shall disclose any waiver, alteration or modification of any terms of the MH Loan to the issuer of any related insurance policy, to the extent required by such policy.

6. Occupancy of the Manufactured Home. As of the related Purchase Date the Manufactured Home is situated on land that permits its lawful occupation for residential purposes, and the applicable Seller has no knowledge of any unlawful occupation thereof. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Manufactured Home and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. All approvals for placing the Manufactured Home on the site it occupies have been obtained. The applicable Seller has not received notification from any governmental authority that the Manufactured Home is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The applicable Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except with respect to Manufactured Homes that represent 5% of the Purchase Price of all Manufactured Homes subject to Transactions at any given time, the Obligor represented at the time of origination of the MH Loan that the Obligor would occupy the Manufactured Home as the Obligor's primary residence.

7. MH Loan not Assumable. The MH Loan is not assumable by another Person in a manner that would release the Obligor thereof from such Obligor's obligations with respect to such MH Loan.

8. No Excluded Obligors. No Obligor is (a) an Affiliate of the applicable Seller, (b) a Governmental Authority, or (c) not a resident of the United States.

9. Valid First Lien on Manufactured Home. Each MH Loan, and any security agreement, chattel paper or equivalent document related thereto and delivered in connection with the Manufactured Home, creates a valid and binding, subsisting, enforceable, perfected first priority security interest and lien on the Manufactured Home described therein, including all Add-ons, in favor of the applicable Seller and the applicable Seller has full right to pledge and assign the same to Buyer. In the case of a Land-and-Home Contract, the MH Loan creates a valid and binding, subsisting, enforceable, first mortgage lien on the related Mortgaged Property.

10. Chattel Paper. Each MH Loan (other than Mortgaged Property securing a Land-and-Home Loan) constitutes chattel paper under the applicable UCC.

11. Notation of Security Interest/Assignment of Land-and-Home Loans. If the related Manufactured Home is located in a state in which notation of a security interest on the Lien Certificate is required or permitted to perfect such security interest, the Lien Certificate shows, or if a new or replacement Lien Certificate with respect to such Manufactured Home is being applied for, such Lien Certificate will be issued within 180 days of the date of the origination of the related MH Loan and will show the applicable Seller as the holder of a first priority security interest in such Manufactured Home. With respect to a MH Loan for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Buyer has received written evidence satisfactory to the Buyer that such Lien Certificate showing the applicable Seller as first lienholder has been applied for. If the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in a Manufactured Home, such filings or recordings have been duly made and show the applicable Seller as secured party. If the related Manufactured Home secures a Land-and-Home Loan and is located in a state that does not permit separate evidence of a Lien on the Manufactured Home and the property on which it is located, such Manufactured Home and the related land securing the Land-and-Home Loan are subject to a Mortgage properly filed or to be filed within 10 days in the appropriate public recording office and naming the applicable Seller as original mortgagee, and the applicable Seller has delivered to Buyer an Assignment of Mortgage with respect thereto. In either case, the Buyer has the same rights as the secured party of record would have (if such secured party were still owner of the MH Loan) against all Persons (including the applicable Seller and any trustee in bankruptcy of the applicable Seller) claiming any interest in such Manufactured Home. Immediately after the assignment of the security interest in the Manufactured Home and/or Mortgage on the related Mortgaged Property, as the case may be, to the Buyer, such MH Loan will be secured by an enforceable and (subject to the last sentence of this paragraph) perfected first priority security interest in the Manufactured Home and/or first mortgage lien on the Mortgaged Property, as the case may be, in favor of the Buyer, as secured party or mortgagee, which security interest or Mortgage is prior to all Liens upon such Underlying Asset which now exist or may hereafter arise or be created (except as to priority, for any Lien for taxes, labor or materials affecting a Manufactured Home, and, in the case of the Mortgage, for (A) the Lien of current real property taxes and assessments, if any, and (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of origination, such exceptions appearing on record being acceptable to mortgage lending institutions generally in the area where the property subject to Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-and-Home Loan, and (C) other matters to which like Properties are commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Mortgage). Where, in accordance with prevailing custom in a state and the manufactured home financing industry, Buyer does not complete all filings and/or recordings necessary to finally and unconditionally perfect of record its Lien on the Manufactured Home and/or MH Contract, the Facility Documents unconditionally delivered by the applicable Seller to Buyer or the Custodian are legally sufficient, and empower and authorize Buyer, to complete all such actions, steps and procedures to fully perfect that security interest and/or transfer at any time, or from time-to-time, without further notice to, consent by or participation of the applicable Seller, and the applicable Seller is bound by the Agreement to take all actions required by Buyer, and to pay for all costs and expenses incurred by Buyer, in connection therewith.

12. Consolidation of Future Advances. Any future advances made to the Obligor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Underlying Asset, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage, if any, securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the MH Loan.

13. Costs and Expenses Paid; Rebates; No Additional Services. All costs, fees, and expenses incurred by the Qualified Originator in making or closing the MH Loan and the recording of the MH Loan were paid, and the Obligor is not entitled to any refund of any amounts paid or due under the MH Loan (other than lawful customary dealer or MHFC rebates conforming to the MH Underwriting Guidelines). The MH Loan is not subject to the performance of additional services by any Person, except with respect to MH Loans that represent not more than 1% of the aggregate Purchase Price of outstanding Transactions, and not more than 10% of the Market Value of such MH Loan, which amount shall be deposited in the designated Blocked Account, to be disbursed within sixty (60) days of the initial Purchase Date for such MH Loan pursuant to the Distribution Worksheet.

14. One Original. Except with respect to the State of Colorado, or as otherwise notified to Buyer in writing, there is only one original executed Dealer Financing Agreement or MH Contract, which original Dealer Financing Agreement or MH Contract (or copy thereof accompanied by a lost Dealer Financing Agreement or MH Contract affidavit) has been delivered to the Custodian as part of the Loan File for such MH Loan on or before the Purchase Date. In the State of Colorado, there are two originals, the second of which is attached to the title transfer documents. The MH Loan has an assignment in blank attached to it that has been delivered to the Custodian, and which may be completed by Buyer (or its agents or designees at Buyer's direction).

15. Not Real Estate. Except in connection with qualified Land-and-Home MH Loans, the related Manufactured Home (i) is personal property and is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and
         (ii) was personal property and was not considered or classified as part of the real estate on which it was located under the laws of the jurisdiction in which it was located at the time the related MH Loan was executed by the parties thereto.

16. Appraisal. In connection with MH Loans secured by Pre-owned Manufactured Homes, the Loan File contains either (i) an appraisal of the related Manufactured Home signed prior to the approval of the MH Loan application by a qualified appraiser, duly appointed by the applicable Seller or Qualified Originator of the MH Loan, who had no interest, direct or indirect in the Underlying Asset or in any loan made on the security thereof, other than as an employee of the applicable Seller, and whose compensation is not affected by the approval or disapproval of the MH Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the MH Loan was originated or (ii) a conforming NADA

         Retail Value appraisal by an employee of the applicable Seller in conformance with the applicable Underwriting Guidelines.

17. REMIC. Each MH Loan is secured by "manufactured housing" within the meaning of 26 United States Code, Section 25(e)(10) and, except for the fact that it is not real property, is otherwise a "qualified mortgage" within the meaning of 26 United States Code, Section 860G(a)(3), if made subject to a purchase and sale transaction therein.

18. SMMEA. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). For MH Loans originated by Dynex, or MH Loans originated by MHFC on or after March 31, 2000, the MH Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

19. Purchase of MH Loans. Each acquisition of MH Loans under a Loan Transfer Agreement or this Agreement will constitute (A) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (B) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

20. Manufactured Home on Permanent Site. The MH Loan provides that the Obligor shall not move the Manufactured Home from the site described in the MH Loan without the applicable Seller prior consent.

21.      Loan Transfer Agreement. The applicable Seller hereby certifies that
         (A) the benefits of the representations and warranties of any Qualified Originator (if not the applicable Seller) under a Loan Transfer Agreement, and of the Obligor under the Dealer Financing Agreement or MH Contract have been assigned to the Buyer; (B) the rights of the applicable Seller under the Loan Transfer Agreement and under the Dealer Financing Agreement or MH Contract are enforceable by the Buyer, subject to the exceptions described in Section 10(c)(7) of the Agreement; and (C) the Loan Transfer Agreement and the Dealer Financing Agreement or MH Contract provide that the representations, warranties and covenants described therein shall survive the sale of the MH Loans and the termination of the Loan Transfer Agreement and this Agreement.

22. Location and Type of Manufactured Home. The Manufactured Loan is located in a state acceptable to the Buyer as identified in the Loan Schedule. No portion of the Manufactured Home is used for commercial purposes.

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23.      Federal Safety Standards. The Manufactured Home is built to federal safety standards applicable thereto at the date of its manufacture.

24. Refinanced MH Loans. At the time of originations, the principal balance of each MH Loan which was refinanced by the applicable Seller did not exceed the then outstanding principal balance of such MH Loan together with all insurance premiums and refinancing costs, other than cash-out refinancings that are permitted under the Underwriting Guidelines.

25. Soldiers' and Sailors' Civil Relief Act. The Obligor has not notified the applicable Seller, and the applicable Seller has no knowledge, of any relief requested or allowed to the Obligor under the Soldiers' and Sailors' Civil Relief Act of 1940.

26. Disclosure Materials. The Obligor has executed a statement to the effect that the Obligor has received all disclosure materials required by applicable law with respect to the making of the Loan, and the applicable Seller maintains such statement in the Loan File.

27. Hazardous Sites. To Seller's knowledge, no Underlying Asset was, as of the Purchase Date or, with respect to Additional Loans or Substituted Loans, as of the related date of addition or substitution, located within a one-mile radius of any site listed in the National Priorities List as defined under CERCLA, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste.

Land-and-Home Loans Only. In addition to meeting the above representation, as to each MH Loan which is a Land-and-Home Loan:

              A. Real Property. The Manufactured Home is considered real property.

              B. PMI. All provision of the PMI policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Land-and-Home Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy with a Qualified Insurer and to pay all premiums and charges in connection therewith.

              C. Title insurance policy. Each related Mortgage is covered by a generally acceptable title insurance policy issued by and constituting a valid and binding obligation of a generally acceptable title insurance company qualified to do business in the jurisdiction where the Underlying Asset is located and generally acceptable to prudent lenders that regularly originate or purchase loans comparable to the Land-and-Home Loans for sale to prudent investors in the secondary market that invest in loans such as the Land-and-Home Loans, insuring (subject only to (A) the Lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the Purchase Date, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Mortgagor in connection with the origination of the related Land-and-Home Loan and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) the applicable Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the MH Loan. The applicable Seller and its successors and assigns are the sole insureds of such title insurance policy, the assignment to Buyer or Custodian as assignee or Buyer of the applicable Seller's interest in such title insurance policy does not require the consent of or notification to the insurer or the same has been obtained and such title insurance policy is in full force and effect, and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the purchase of the related Mortgage by Buyer in accordance herewith. No claims have been made under such title insurance policy, and no prior holder of the related Mortgage, including the applicable Seller, has done, by act or omission, anything which would impair the coverage of such title insurance policy. If the required title insurance policy has not yet been issued, a policy meeting the foregoing requirements is evidenced by a commitment for title insurance "marked up" at the closing of that Loan.

              D. Location of Improvements; No Encroachments. With the exception of incidental encroachments that do not have a Material Adverse Effect on the Market Value or Securitization Value of the Loan, all improvements which were considered in determining the value of the related Underlying Asset lay wholly within the boundaries and building restriction lines of the Underlying Asset, and no improvements on adjoining properties encroach upon the Underlying Asset. No improvement located on or forming part of the related Underlying Asset is in violation of any applicable zoning and subdivision laws and ordinances.

              E. Deeds of Trust. In the event the Mortgage, if any, constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer or its designee or the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

              F. Assignment of Mortgage. The Assignment of Mortgage, if any, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Underlying Asset is located.

              G. Affixed to Foundation. The Manufactured Home is permanently affixed to a foundation and its wheels and axles have been removed.

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                                     II-23

                     PART 4. REPRESENTATIONS AND WARRANTIES
                           REGARDING FLOORPLAN LOANS.

          The applicable Seller (BAC or Dynex, as applicable) shall be deemed to make the following representations and warranties to the Buyer with respect to each Floorplan Loan sold in a Transaction hereunder, as of the related Purchase Date and as of each day such Transaction is in effect and except as shall be specifically disclosed in the schedule attached to the Request for Purchase. With respect to any representations and warranties made to the best of the applicable Seller's knowledge, to the applicable Seller's knowledge or in reliance on or based on information, in the event that it is discovered that the circumstances with respect to the related Floorplan Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of the applicable Seller, then, notwithstanding that such representation and warranty is made to the best of the applicable Seller's knowledge, to the applicable Seller's knowledge or in reliance on or based on information, the Market Value of such Floorplan Loans may, in the Buyer's sole good faith discretion, be reduced to zero.

     1. Adjustable APR. The Floorplan Loan has an adjustable APR and the APR is greater than the Prime Rate.

     2. Payment Terms. The Floorplan Loan is not a graduated payment Loan. With respect to adjustable rate Floorplan Loans, the Loan Interest Rate is adjusted, on each Loan Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to any Loan Interest Rate Cap, with interest calculated and payable in arrears, sufficient to amortize the Floorplan Loan fully by the stated maturity date, over an original term of not exceeding the approved term of the Loan under the applicable Underwriting Guidelines..

     3. Loan Programs. The Floorplan Loan arises under a transaction originated under a Dealer Financing Agreement that complies with all requirements of law, with an approved Dealer under an Floorplan Loan program approved by Buyer, with full recourse to such Dealer, supported by guarantees from one or more principals of such Dealer.

     4. Required Hazard Insurance Policies. Each Manufactured Home securing a Floorplan Loan is insured by a fire and extended perils insurance policy, issued by a company authorized to issue such policies in the state in which the related Underlying Asset is located, and is also insured against losses from theft, collision, water and weather damage and such other hazards as are customary in the area where the Manufactured Home is located, and, to the extent required by the applicable Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Manufactured Homes, issued by a company authorized to issue such policies in the state in which the Manufactured Homes are located, and in an amount which is equal to the replacement cost of

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

          such Manufactured Home plus Add-ons, provided that such insurance policy may provide for customary deductible amounts, and further provided that the amount of coverage provided by each such policy shall be sufficient to avoid the application of any co-insurance clause contained therein. If any portion of any Manufactured Home is located within a federally designated special flood hazard area, the applicable Seller shall also cause flood insurance which meets the current federal guidelines to be maintained with a generally accepted insurance carrier, in an amount representing not less than the least of (1) the outstanding principal balance of the Floorplan Loan, (2) the full insurable value of the Manufactured Homes securing the Floorplan Loan, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (each a "Hazard Insurance Policy") contain a standard loss payee clause naming the applicable Seller, its successors and assigns (including without limitation, subsequent owners of the Floorplan Loan, as loss payee, and may not be reduced, terminated, or canceled without 30 days prior written notice to the loss payee. No such notice has been received by the applicable Seller. The Hazard Insurance Policy is the valid and binding obligation of the insurer and is in full force and effect. The applicable Seller has not engaged in, and has no knowledge that the Dealer has engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained, or realized by the applicable Seller. Where required by state law or regulation, the Dealer has been given an opportunity to choose the carrier of the required Hazard Insurance Policy.

     5. Insurance Premiums Paid All premiums due on all Hazard Insurance Policies have been paid in full. If any Dealer is in default in the payment of premiums on its Hazard Insurance Policy or Policies, and if the applicable Seller elects to have the Floorplan Loan continue to be a Purchased Loan and does not substitute that Purchased Loan with another Eligible Loan, the applicable Seller shall pay such premiums on that policy or a replacement policy out of its own funds, and may add separately such premium to the Dealer's obligation as provided by the Floorplan Loan, but may not add such premium to the remaining principal balance of the Floorplan Loan for purposes of this Agreement. If the Dealer does not reimburse the applicable Seller for payment of such premiums and the related Floorplan Loan is liquidated after a default, the applicable Seller shall be reimbursed for its payment of such premiums out of the related liquidation proceeds. The applicable Seller may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall, to the extent that the related Floorplan Loan does not require the Dealer to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses as provided in Section (k) above resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form that is the customary for blanket insurance policies issued to cover Manufactured Homes and in the amount sufficient to cover all losses on the Floorplan Loans. The applicable Seller shall pay, out of its own, funds, the premium for such policy on the basis described therein and shall deposit in the designated Blocked Account on the Business Day next preceding the Payment Date following the Monthly Period in which the insurance proceeds from claims in respect of any Floorplan Loans under such blanket policy are or should have been received, the deductible amount with respect to such claims. The applicable Seller shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies. If the applicable Seller shall have repossessed any of the Manufactured Homes on behalf of the Buyer, the applicable Seller shall either (x) maintain at its expense a Hazard Insurance Policy with respect to such Manufactured Home, except that the applicable Seller shall be responsible for depositing any deductible amount with respect to all claims under such individual Hazard Insurance Policies (at the time when the proceeds under any such policy are received), or (y) indemnify the Buyer against any damage to such Manufactured Home prior to resale or other disposition that would have been covered by such Hazard Insurance Policy. Any cost incurred by the applicable Seller in maintaining any of the foregoing insurance shall not be added to the amount owing under the Floorplan Loan under this Agreement, notwithstanding that the terms of the Floorplan Loan so permit. The applicable Seller shall not be entitled to reimbursement from the Buyer for such costs. Such costs (other than the cost of the blanket policy) shall only be recovered out of later payments by the Dealer for such premiums or, if the related contract is liquidated after a default, out of the related liquidation proceeds.

     6. No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to the applicable Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any insurance policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the applicable Seller, the related Dealer or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay. In connection with the placement of any insurance, no commission, fee, or other compensation has been or will be received by the applicable Seller or by any officer, director or employee of the applicable Seller or any designee of the applicable Seller or any corporation in which the applicable Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

     7. Fitness of the Manufactured Homes. The applicable Seller, and Dealer have not received notification from any governmental authority that any Manufactured Home securing a Floorplan Loan is in material non-compliance with any law, regulations, ordinance, standard, license or certificate.

     8. Floorplan Loan not Assumable. The Floorplan Loan is not assumable by another Person in a manner which would release the Dealer thereof from such Dealer's obligations with respect to such Floorplan Loan.

     9. No Excluded Dealers. No Dealer is (a) an Affiliate of the applicable Seller, (b) a Governmental Authority or (c) not located in the United States.

     10. Security Interest in the Manufactured Home. Each Floorplan Loan, and any security agreement, chattel paper or equivalent document related thereto and delivered in connection with the Manufactured Homes securing such Floorplan Loan, creates a valid and binding, subsisting, enforceable, perfected first priority security interest and lien on the Manufactured Homes described therein, including all Add-ons, in favor of the applicable Seller, and the applicable Seller, has full right to pledge and assign the same to Buyer.

     11. Prior Lenders. All Prior Lenders, if any, have released all of its right, title and interest in all Manufactured Homes securing the Floorplan Loan, to the applicable Seller, and have duly executed and delivered a Payoff Letter to the applicable Seller.

     12. Intercreditor Agreement. If the Dealer receives financing from another lender, such lender has provided the applicable Seller with an Intercreditor Agreement which provides that (i) the applicable Seller will have a superior security interest in the Manufactured Homes securing the Floorplan Loans, including related accounts receivable, regardless of the relative sequences of UCC filings; (ii) if either creditor comes into possession of the other's collateral (or proceeds) it will hold them in trust for the other; (iii) neither creditor will exercise its remedies as a secured party against the other's first position collateral while the Intercreditor Agreement is in effect (i.e., until terminated by either party, but remaining in effect with respect to collateral existing up to that time; and (v) each party can amend or assign its financing arrangement without the other's approval.

     13. Purchase Money Security Interest in Inventory. Each Floorplan Loan constitutes a purchase money security interest in inventory under the applicable UCC.

     14. Notation of Security Interest. If the related Manufactured Home is located in a state in which notation of a security interest on the Lien Certificate is required or permitted to perfect such security interest, the Lien Certificate shows, or if a new or replacement Lien Certificate with respect to such Manufactured Home is being applied for, such Lien Certificate will be issued within 180 days of the date of the origination of the related Floorplan Loan and will show Seller as the holder of a first priority security interest in such Manufactured Home. With respect to a Floorplan Loan for which the Lien Certificate has not yet been returned from the Registrar of Titles, the applicable Seller has received written evidence satisfactory to the Buyer that such Lien Certificate showing the applicable Seller as first lienholder has been applied for. If the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in a Manufactured Home, such filings or recordings have been duly made and show the applicable Seller as secured party. Immediately after the assignment of the security interest in the Manufactured Home to the Buyer, such Floorplan Loan will be secured by an enforceable and (subject to the last sentence of this paragraph) perfected first priority security interest in the Manufactured Home, in favor of the Buyer, as secured party, which security interest is prior to all Liens upon such Manufactured Home which now exist or may hereafter arise or be created (except as to priority, for any Lien for taxes, labor or materials affecting a Manufactured Home). Where, in accordance with prevailing custom in a state and the manufactured home financing industry, Buyer does not complete all filings and/or recordings necessary to finally and unconditionally perfect of record its Lien on the Manufactured Home and/or Floorplan Loan, the Facility Documents unconditionally delivered by the applicable Seller to Buyer or the Custodian are legally sufficient, and empower and authorize Buyer, to complete all such actions, steps and procedures to fully perfect that security interest and/or transfer at any time, or from time-to-time, without further notice to, consent by or participation of the applicable Seller, and the applicable Seller is bound by the Agreement to take all actions required by Buyer, and to pay for all costs and expenses incurred by Buyer, in connection therewith.

     15. Consolidation of Future Advances. Any future advances made to the Dealer prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Manufactured Home, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.

     16. No Delinquency. No payment required under the Floorplan Loan, including Curtailment, is Delinquent nor has any payment under the Floorplan Loan been Delinquent at any time since the origination of the Floorplan Loan.

     17. Not Real Estate. All Manufactured Homes securing Floorplan Loans (i) are personal property and are not considered or classified as part of the real estate on which they are located under the laws of the jurisdiction in which they are located and (ii) were personal property and were not considered or classified as part of the real estate on which they were located under the laws of the jurisdiction in which they were located at the time the related Floorplan Loan was executed by the parties thereto.

     18. Appraisal. For Pre-owned Manufactured Homes, the Loan File contains an appraisal of the related Underlying Asset(s) signed prior to the approval of the Floorplan Loan application by a qualified appraiser who had no interest, direct or indirect in the Manufactured Home or in any loan made on the security thereof, other than as an employee of the Qualified Originator, and whose compensation is not affected by the approval or disapproval of the Floorplan Loan,

     19. REMIC. Each Floorplan Loan is secured by "manufactured housing" within the meaning of 26 United States Code, Section 25(e)(10).

     20. SMMEA. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6).


     21. Purchase of Floorplan Loans. Each acquisition of a Floorplan Loan under a Loan Transfer Agreement or this Agreement will constitute (A) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (B) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

     22. Seller Invoice. The applicable Seller will provide Buyer with an invoice from a MH Manufacturer, in the case of a new Manufactured Home subject to a Floorplan Loan, which includes the price, date delivered and serial number, which will be included in the Loan Schedule, and, with respect to a Pre-owned Manufactured Home, the applicable Seller will provide Buyer with Dealer's purchase documentation. The documents required under this paragraph 22 shall either be part of the Loan File or part of the Servicing File, and shall be provided to Buyer, upon Buyer's request.

     23.  Loan Transfer Agreement. The applicable Seller hereby certifies that
          (A) the benefits of the representations and warranties of any Qualified Originator under a Loan Transfer Agreement, and of the Dealer under the Dealer Financing Agreement have been assigned to the Buyer; (B) the rights of the applicable Seller under the Loan Transfer Agreement and under the Dealer Financing Agreement are enforceable by the Buyer (subject to the exceptions described in Section 10(c)(7) of the Agreement; and (C) the Loan Transfer Agreement and the Dealer Financing Agreement provide that the representations, warranties and covenants described therein shall survive the sale of the Floorplan Loans and the termination of the Loan Transfer Agreement and this Agreement.

     24. Curtailment Payments A Curtailment payment schedule has been established for each Floorplan Loan that requires payments from the Dealer for Manufactured Homes. Curtailments must be in accordance with the applicable Seller's standard Floorplan Loan requirements (which require monthly principal payments of at least 3% of the outstanding balance or quarterly principal payments of 10% of the outstanding balance, beginning four months after the date of the corresponding advance with respect to each Manufactured Home securing each Floorplan Loan subject to a Transaction; provided, however, that with respect to Floorplan Loans purchased by the Buyer from the Seller prior to the date hereof, the applicable Seller's standard Floorplan Loan requirements may require monthly principal payments or quarterly principal payments of 2 - 10% of the outstanding balance, beginning no later than six months after the date of the corresponding advance with respect to each Manufactured Home securing each Floorplan Loan subject to a Transaction).

     25. Dealer Requirements. The Dealer (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all the requisite corporate or other power necessary to execute and perform the transactions contemplated hereunder, (c) has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and to enter the transactions contemplated herein, and (d) is qualified to do business and in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary. On the Purchase Date of the Floorplan Loan (a) is not on cash-on-delivery terms by any Manufactured Home manufacturer, or (b) is not past due over thirty days under the Loan Agreement.

     26. Dealer Financing Agreement Provisions. The Dealer Financing Agreement provides that (i) the original principal balance of the Floorplan Loan will not exceed the LTV Ratios set forth in Exhibit VII Part 5 of the Agreement, (ii) the maximum period any Manufactured Home may secure a Floorplan Loan is the earlier of (A) the date such Manufactured Home is sold or (B) one year from the date that the Manufactured Home is first included as security for such Floorplan Loan, and (iii) the Manufactured Home securing the Floorplan Loan will not be released from the lien of the Floorplan Loan in whole or in part unless full payment of the Floorplan Loan applicable to that Manufactured Home is remitted to the Bloomfield or Dynex Blocked Account.

     27. Manufactured Home. Each Manufactured Home that is the subject of a Floorplan Loan will be sold by the Manufactured Home manufacturer to the Dealer in the ordinary course of business and will, at all times that it is the subject of a Floorplan Loan, be held for resale to third-parties.

     28. Inspections. The Manufactured Home was inspected by the applicable Seller before the creation of the Floorplan Loan and will be inspected monthly thereafter.

     29. Manufacturer Floorplan Agreement. The applicable Seller has assigned to Buyer any agreement with a manufacturer of Manufactured Homes that obligates the manufacturer to repurchase the products securing the Floorplan Loans upon the applicable Seller's repossession thereof upon the Dealer's default.

     30. Loan Agreement Acceleration. The Dealer Financing Agreements contain provisions that provide for the termination of the Dealer Financing Agreement and acceleration of the principal payments of the Floorplan Loan thereunder upon the Dealer's violation of any material term of that Agreement.

     31. No Leased or Consigned Manufactured Homes. No Manufactured Home that is the subject of a Floorplan Loan is leased, or is the subject of a consignment arrangement by the Dealer, other than consignments under a Consignment Agreement.

     33. Hazardous Sites. To the applicable Seller's knowledge, no Underlying Asset was, as of the Purchase Date or, with respect to Additional Loans or Substituted Loans, as of the related date of addition or substitution, located within a one-mile radius of any site listed in the National Priorities List as defined under CERCLA, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste.

                                     PART 2

                  SELLER'S UNDERWRITING GUIDELINES FOR MH LOANS




                                     III-2

                                     PART 3

              SELLER'S UNDERWRITING GUIDELINES FOR FLOORPLAN LOANS


These underwriting guidelines have not yet been completed, and are subject to review and approval by Buyer prior to Seller's Request for Purchase for any proposed Floorplan Loan.


                                     III-3

                                                                      EXHIBIT IV

                                     PART 1

                          LOAN ELIGIBILITY REQUIREMENTS

             CONDUIT MORTGAGE LOANS AND CREDIT LEASE MORTGAGE LOANS


          (a)  The Mortgage Loan is not a zero coupon or cash flow mortgage.

          (b) The Mortgage Loan does not provide for a hyper-amortization feature at less than 500 basis points over the original interest rate,

          (c)  Each Credit Lease Mortgage Loan is backed by a Credit Tenant.

          (d) No Credit Lease Mortgage Loan has an aggregate LTV in excess of 100%.

                                                                      EXHIBIT IV


                                     PART 2

                          LOAN ELIGIBILITY REQUIREMENTS

                             INTERIM MORTGAGE LOANS



          (a)  The Mortgage Loan is not a zero coupon or cash flow mortgage.

          (b)  The Mortgage Loan is not a Credit Lease Mortgage Loan.

          (c) Each Interim Mortgage Loan conforms to current standards for securitization except as noted in (g) below and shall be underwritten and documented in accordance with the Underwriting Guidelines and Seller's Loan Documents delivered by Seller and approved by Buyer.

          (d) The minimum initial principal amount on each Interim Mortgage Loan is $1,000,000.

          (e) The maximum initial principal amount on each Interim Mortgage Loan is $15,000,000.

          (f) Each Interim Mortgage Loan is a floating rate loan with an interest rate of not less than LIBOR+200 b.p.

          (g) The Mortgage Loan shall meet both of the following ("DSCR") tests:

               i) it provides a DSCR of at least 1.20:1,based on the actual loan constant, and

               ii) it provide a DSCR of at least 1.0:1, based on the following assumed loan constants:

                    a) All multifamily loans and all manufactured housing community loans; and all self-storage and congregate care loans with floating terms of twelve months or less 10.5%

                    b) Anchored retail, office, and light industrial with
                    floating rate terms of twelve months or less       11.0%

                    c) All other property types                        11.5%

          In calculating the DSCR, net operating income will be calculated in accordance with approved Underwriting Guidelines, including, without limitation, a calculation of income using an amount not greater than the lesser of the actual current income per rent roll and actual income adjusted to reflect a 5% vacancy, in each case, net of (1) a management fee of 3-5% and (2) actual stabilized expenses, as well as provision for replacement reserves and rollover costs (where applicable under the Underwriting Guidelines).

          (h) Each Interim Mortgage Loan has a maximum loan term of 2 years must provide for conversion within 2 years to standard Conduit Mortgage Loan Underwriting Guidelines.

          (i) The maximum LTV for each Interim Mortgage Loan is 80% for multifamily and manufactured home communities; and 75% for all other property types.

                                                                      EXHIBIT IV

                                     PART 3

                          LOAN ELIGIBILITY REQUIREMENTS

                              BRIDGE MORTGAGE LOANS

          (a)  The Mortgage Loan is not a zero coupon or cash flow mortgage.

          (b)  The Mortgage Loan is not a Credit Lease Mortgage Loan.

          (c) Each Bridge Mortgage Loan conforms to current standards for securitization (with the exception of debt service coverage on a trailing basis (see item (g) below) and "as is" loan-to-value (see item (i) below), provided that debt service and loan-to-value shall be within conduit guideline parameters within 24 months on a proforma basis) and shall be underwritten and documented in accordance with the Underwriting Guidelines and Seller's Loan Documents delivered by Seller and approved by Buyer.

          (d) The minimum initial principal amount on each Bridge Mortgage Loan is $1,000,000.

          (e) The maximum initial principal amount on each Bridge Mortgage Loan is $15,000,000.

          (f) Each Bridge Mortgage Loan is a floating rate loan and provides for a yield of not less than 13.5%.

          (g) The Mortgage Loan shall meet both of the following ("DSCR") tests:

               i) provide DSCR, based on the actual loan constant of a least 1.20:1

               ii) provide DSCR of at least 1.0:1 based on the following assumed loan constants:

                    a) All multifamily loans and all manufactured housing community loans; and all self-storage and congregate care loans with floating terms of twelve months or
                         less                                         10.5%

                    b) Anchored retail, office, and light industrial with floating rate terms of twelve months or less 11.0%

                    c)   All other property types and terms           11.5%


          In calculating the DSCR, net operating income will be calculated in accordance with approved Underwriting Guidelines utilizing a stabilized proforma.

          (h) Each Bridge Mortgage Loan has a maximum loan term of 2 years and must provide for conversion within 2 years to standard Conduit Mortgage Loan Underwriting Guidelines.

          (i) The maximum LTV for each Bridge Mortgage Loan is 90% for all property types.

                                                                      EXHIBIT IV

                                     PART 4

                          LOAN ELIGIBILITY REQUIREMENTS

                                    MH LOANS


 Each MH Loan shall conform to the Underwriting Guidelines attached hereto as
Exhibit III, part 3.

                                                                      EXHIBIT IV

                                     PART 5

                          LOAN ELIGIBILITY REQUIREMENTS

                                 FLOORPLAN LOANS


     Each Floorplan Loan shall conform to the Underwriting Guidelines attached hereto as Exhibit III, part 3.

                                                                       EXHIBIT V

                                PART 1
                   SELLER'S LOAN DOCUMENTS FOR MORTGAGE LOANS

The Seller uses the following forms:

*****************************************************************************

For all Mortgage Loans (Conduit Mortgage Loans, Credit Lease Mortgage Loans, Bridge Mortgage Loans and Interim Mortgage Loans):

1.   Environmental Indemnity

2.   Guaranty

*****************************************************************************

For all Conduit Mortgage Loans and Credit Lease Mortgage Loans:

1.   Mortgage Note for Conduit Mortgage Loans and Credit Lease Mortgage Loans

2.   Mortgage for Conduit Mortgage Loans and Credit Lease Mortgage Loans

3. Underlying Loan Agreement for Conduit Mortgage Loans and Credit Lease Mortgage Loans for certain types of loans, to be approved by Buyer, if used (not included in the enclosed loan documents)

******************************************************************************

For all Bridge Mortgage Loans:

1.   Underlying Loan Agreement for Bridge Mortgage Loans

2.   Mortgage Note for Bridge Mortgage Loans

3.   Mortgage for Bridge Mortgage Loans

*****************************************************************************

For all Interim Mortgage Loans:

1.   Underlying Loan Agreement for Interim Mortgage Loans

2.   Mortgage Note for Interim Mortgage Loans

3.   Mortgage for Interim Mortgage Loans

*****************************************************************************

                                     PART 2

                      SELLER'S LOAN DOCUMENTS FOR MH LOANS

     MHFC Loan Documents

1.   Installment Loan Contract / Security Agreement (Direct Only)

     2. Retail Installment Contract / Purchase Money Security Agreement (Indirect Only)

     3.   Buyer's Power of Attorney

     4.   Seller's Power of Attorney

     Seller's Loan Documents for MH Loans that have been agreed upon are those contained in the binder dated August 28, 1998.


Dynex Loan Documents:

1.   Installment Loan Contract / Security Agreement (Direct Only)

2.   Retail Installment Contract / Purchase Money Security Agreement (Indirect
     Only)

3.   Land-and-Home Loans: A.Note B. Security Agreement C. Mortgage or Deed of
     Trust

4.   Borrower's Power of Attorney

Dynex's Loan Documents for MH Loans that have been agreed upon are those contained in the binder dated January __, 2000.


 *****************************************************************************

                                     PART 3

                   SELLER'S LOAN DOCUMENTS FOR FLOORPLAN LOANS

1.Loan Agreement

2.Note

3. Security Agreement

4. Guaranty (where applicable)

5. Park Owner Agreement (where applicable)